Exhibit 4.5

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.,

as Issuer

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee, Paying and Conversion Agent and Principal Paying Agent

THE BANK OF NEW YORK MELLON,

as Contingent Convertible Preferred Security Registrar

INDENTURE

Dated as of July 31, 2025

Contingent Convertible Preferred Securities

Reconciliation and tie between

the Trust Indenture Act

and the Contingent Convertible Preferred Securities Indenture

Trust Indenture Act Section	Contingent Convertible Preferred Securities Indenture Section
§310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	7.09, 7.11
§311(a)	7.14
(b)	7.14
§312(a)	8.01, 8.02(a)
(b)	8.02(b)
(c)	8.02(c)
§313(a)	8.03(a)
(b)	8.03(a)
(c)	1.06, 8.03(a)
(d)	8.03(b)
§314(a)	8.04, 11.06
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
(f)	Not Applicable
§315(a)	7.01
(b)	7.03, 8.03(a)
(c)	7.01
(d)	7.01
(d)(1)	7.01
(d)(2)	7.01
(d)(3)	7.01
(e)	6.15
§316(a)(1)(A)	6.14
(a)(l)(B)	6.16
(a)(2)	Not Applicable
(a)(last sentence)	1.01
(b)	6.10
(c)	Not Applicable
§317(a)(1)	6.04
(a)(2)	6.06
(b)	11.03
§318(a)	1.08

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Contingent Convertible Preferred Securities Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained therein.

i

TABLE OF CONTENTS

v

CONTINGENT CONVERTIBLE PREFERRED SECURITIES INDENTURE, dated as of July 31, 2025, between Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima organized under the laws of Spain (the “Company”), having its principal executive office located at Calle Azul 4, Madrid, Spain, and The Bank of New York Mellon, a New York banking corporation duly organized and existing under the laws of the State of New York, currently having its principal corporate trust office located at 240 Greenwich Street, New York, New York 10286, United States, and acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch currently located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (in its capacity as trustee, the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Contingent Convertible Preferred Securities Indenture to provide for the issuance from time to time of its non-step-up non-cumulative contingent convertible preferred securities (the “Contingent Convertible Preferred Securities”), to be issued in one or more series, represented by one or more Global Securities in registered form, or represented by definitive Contingent Convertible Preferred Securities in registered form, the amount and terms of each such series to be determined as hereinafter provided.

All things necessary to make this Contingent Convertible Preferred Securities Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

This Contingent Convertible Preferred Securities Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder that are required to be part of this Contingent Convertible Preferred Securities Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS CONTINGENT CONVERTIBLE PREFERRED SECURITIES INDENTURE WITNESSETH:

For and in consideration of these premises and the purchase of the Contingent Convertible Preferred Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Contingent Convertible Preferred Securities of any series, as follows:

Article 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. Except as otherwise expressly provided in or pursuant to this Contingent Convertible Preferred Securities Indenture or unless the context otherwise requires, for all purposes of this Contingent Convertible Preferred Securities Indenture:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board;

(d) the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Contingent Convertible Preferred Securities Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(f) the term “including” means “including without limitation”; and

(g) any reference to an “Article” or a “Section” refers to an Article or Section of this Contingent Convertible Preferred Securities Indenture.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made in accordance therewith or under such modification or re-enactment.

Certain terms, used principally in certain Articles hereof, are defined in those Articles.

“Accounting Currency” means euro or such other primary currency used in the presentation of the Group’s accounts from time to time.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 11.04.

“Additional Common Shares” has the meaning specified in Section 4.05(d).

“Additional Contingent Convertible Preferred Securities” has the meaning specified in Section 3.16.

“Additional Tier 1 Capital” means Additional Tier 1 capital (capital de nivel 1 adicional) as provided under Applicable Banking Regulations.

“Additional Tier 1 Instrument” means any instrument of the Company qualifying as Additional Tier 1 Capital, in whole or in part.

“ADR Deposit Agreement” means the Amended and Restated Deposit Agreement dated as of June 29, 2007, as may be further amended from time to time, between the Company, The Bank of New York Mellon and the holders from time to time of American Depositary Receipts issued thereunder.

“ADS” means an American Depositary Share which is the subject of the ADR Deposit Agreement.

“ADS Depositary” means The Bank of New York Mellon, as the depositary under the ADR Deposit Agreement or any successor ADS depositary.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means the agents appointed in accordance with this Contingent Convertible Preferred Securities Indenture or any applicable supplemental indenture and shall include any Paying Agent, Contingent Convertible Preferred Security Registrar, Paying and Conversion Agent, Calculation Agent and Authenticating Agent.

“Agent Member” means a member of, or participant in, any Depositary.

“Amounts Due”, with respect to the Contingent Convertible Preferred Securities of a series, means the outstanding aggregate Liquidation Preference, together with any accrued but unpaid Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09), and Additional Amounts, if any, due on the Contingent Convertible Preferred Securities of such series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

References to such amounts will also include amounts held in trust by the Company, any Paying Agent or the Trustee pursuant to Section 11.03.

“Applicable Banking Regulations” means, with respect to the Contingent Convertible Preferred Securities of a series, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then applicable to the Company and/or the Group including, without limitation to the generality of the foregoing, CRD V, the BRRD, the SRM Regulation and other laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, in each case to the extent then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to the Company and/or the Group) and as amended or replaced from time to time.

“Authenticating Agent” means, when used with respect to the Contingent Convertible Preferred Securities of any series, any Person authorized by the Trustee pursuant to this Contingent Convertible Preferred Securities Indenture to act on behalf of the Trustee to authenticate Contingent Convertible Preferred Securities of such series. Except as otherwise specified as contemplated by Section 3.01 hereof, The Bank of New York Mellon, acting through its principal corporate trust office in New York, shall act as Authenticating Agent.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Authorized Signatories” has the meaning specified in Section 1.20.

“Board of Directors” means either the board of directors of the Company or any committee or Person duly authorized to act generally or in any particular respect for the Company hereunder.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or the Deputy Secretary or any Person duly authorized by the Company to have been duly adopted by the relevant Board of Directors or an authorized committee thereof and to be in full force and effect on the date of such certification.

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as implemented into Spanish law by Law 11/2015 and RD 1012/2015, as amended, replaced or supplemented from time to time, and including any other relevant implementing or developing regulatory provisions.

“BRRD Liability” means any liability, commitment, duty, responsibility, amount payable or contingency or other obligation arising from, or related to, this Contingent Convertible Preferred Securities Indenture which may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

“Business Day” means, except as may otherwise be provided in the form of Contingent Convertible Preferred Securities of any particular series pursuant to the provisions of this Contingent Convertible Preferred Securities Indenture, any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London, Madrid or any other Place of Payment.

“Calculation Agent” means, when used with respect to the Contingent Convertible Preferred Securities of any series, any Person authorized by the Company as the party responsible for making the calculations referred to in Section 1.16 herein.

“Capital Event” means, when used with respect to the Contingent Convertible Preferred Securities of any series, a change (or any pending change which the Regulator considers to be sufficiently certain) in Spanish law or Applicable Banking Regulations or any application or official interpretation thereof, on or after the issue date of such Contingent Convertible Preferred Securities, that results (or is likely to result) in any of the outstanding aggregate Liquidation Preference of the Contingent Convertible Preferred Securities of such series ceasing to be included in, or count towards, the Group’s or the Company’s Tier 1 Capital.

“Capital Reduction” means the adoption, in accordance with Article 418.3 of the Spanish Companies Act, by a general shareholders’ meeting of the Company of a resolution of capital reduction by reimbursement of cash contributions (restitución de aportaciones) to Shareholders by way of a reduction in the nominal value of the shares of such Shareholders in the capital of the Company. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by the Company will not be considered a Capital Reduction for the purposes of this Contingent Convertible Preferred Securities Indenture.

“Capital Reduction Conversion” has the meaning specified in Section 4.02(a).

“Capital Reduction Notice” has the meaning specified in Section 4.06(b), which notice shall specify the Election Period and the procedures for Holders to deliver an Election Notice.

“Capital Reduction Notice Date” means the date on which a Capital Reduction Notice is deemed to be given in accordance with Section 4.06(d).

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”, but a Dividend falling within paragraph (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend.

“CET1 Capital” means, at any time, the common equity tier 1 capital of the Company or the Group, respectively, as calculated by the Company in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of Own Funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

“CET1 ratio” means, at any time, with respect to the Company or the Group, as the case may be, the reported ratio (expressed as a percentage) of the aggregate amount (in the Accounting Currency) of the CET1 Capital of the Company or the Group, respectively, at such time divided by the Risk Weighted Assets Amount of the Company or the Group, respectively, at such time, all as calculated by the Company.

“Clearing System” means DTC or any of the European Clearing Systems, as applicable.

“Closing Price” means, in respect of a Common Share and in relation to any dealing day, the price per Common Share quoted by the Relevant Stock Exchange as the closing price or closing auction price of a Common Share on such dealing day.

“CNMV” means the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores).

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Contingent Convertible Preferred Securities Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Shares” means ordinary shares in the capital of the Company, each of which confers on the holder one vote at general meetings of the Company and is credited as fully paid up.

“Company” means the Person named as the “Company” in the first paragraph of this Contingent Convertible Preferred Securities Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Contingent Convertible Preferred Securities Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Contingent Convertible Preferred Securities.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by any member of the Board of Directors, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, the Deputy Secretary or other representative of the Company, in each case empowered to do so by a Board Resolution, and delivered to the Trustee, the Paying Agent or the Calculation Agent, as the case may be.

“Contingent Convertible Preferred Securities” has the meaning specified in the recitals contained herein and more particularly means any series of Contingent Convertible Preferred Securities issued, authenticated and delivered under this Contingent Convertible Preferred Securities Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Contingent Convertible Preferred Securities Indenture, “Contingent Convertible Preferred Securities”, with respect to any such Person, shall mean Contingent Convertible Preferred Securities authenticated and delivered under this Contingent Convertible Preferred Securities Indenture, exclusive, however, of Contingent Convertible Preferred Securities of any series as to which such Person is not acting as Trustee.

“Contingent Convertible Preferred Securities Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Contingent Convertible Preferred Security, by the terms and provisions thereof established pursuant to Section 3.01.

“Contingent Convertible Preferred Security” means one of the Contingent Convertible Preferred Securities.

“Contingent Convertible Preferred Security Register” and “Contingent Convertible Preferred Security Registrar” have the respective meanings specified in Section 3.05.

“Conversion” means a Trigger Conversion or a Capital Reduction Conversion, as the case may be.

“Conversion Event” means a Trigger Event or a Capital Reduction, as the case may be.

“Conversion Notice” means a Trigger Event Notice or a Capital Reduction Notice, as the case may be.

“Conversion Notice Date” means the Trigger Event Notice Date or the Capital Reduction Notice Date, as the case may be.

“Conversion Price” has the meaning specified in Section 4.04.

“Conversion Settlement Date” means the date on which the relevant Common Shares are to be delivered to the Conversion Shares Depository upon Conversion, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the relevant Conversion Notice Date.

“Conversion Shares Depository” means, when used with respect to the Contingent Convertible Preferred Securities of any series, a reputable financial institution, trust company or similar entity (which may be the Company or another member of the Group or a third party) to be appointed by the Company on or prior to any date when a function ascribed to the Conversion Shares Depository is required to be performed, to perform such functions and to hold Common Shares in Iberclear or any of its participating entities (entidades participantes) in a designated trust or custody account for the benefit of the Holders of the Contingent Convertible Preferred Securities of such series and otherwise on terms consistent with the terms of the Contingent Convertible Preferred Securities of such series and this Contingent Convertible Preferred Securities Indenture.

“Corporate Trust Office” means the corporate trust office of the Trustee at which, at any particular time, its corporate trust business is principally administered, which, with respect to The Bank of New York Mellon, London Branch, is currently located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, and this Contingent Convertible Preferred Securities Indenture shall be administered (except with respect to the role of Contingent Convertible Preferred Security Registrar) at such corporate trust office, or such other location as notified by the Trustee to the Company from time to time, or, if a different Trustee is appointed for a particular series of Contingent Convertible Preferred Securities, the address set forth in the supplemental indenture naming the Trustee for that particular series of Contingent Convertible Preferred Securities.

The term “corporation” includes corporations, associations, companies, partnerships and business trusts.

“CRD V” means any or any combination of the CRD Directive, the CRR and any CRD Implementing Measures.

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, on access to the activity of credit institutions and the prudential supervision of credit institutions, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, replaced or supplemented from time to time.

“CRD Implementing Measures” means any regulatory capital rules implementing or developing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to the Company (on a standalone basis) or the Group (on a consolidated basis), including, without limitation, Law 10/2014 and any other regulation, circular or guidelines implementing or developing Law 10/2014, each as amended, replaced or supplemented from time to time.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on prudential requirements for credit institutions and amending Regulation (EU) No. 648/2012, as amended, replaced or supplemented from time to time.

“Current Market Price” means, in respect of a Common Share at a particular date, the average of the daily Volume Weighted Average Price of a Common Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date (the “Relevant Period”) (rounded if necessary to the nearest cent with 0.5 cents being rounded upwards); provided that if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:

(a)

if the Common Shares to be issued and delivered are not entitled to receive the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or

(b)

if the Common Shares to be issued and delivered are entitled to receive the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit, and provided further that:

(i)

if on each of the dealing days in the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Common Shares to be issued and delivered are not entitled to receive that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement relating to such Dividend or entitlement; and

(ii)

if the Volume Weighted Average Price of a Common Share is not available on one or more of the dealing days in the Relevant Period (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the Relevant Period the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith appropriate to reflect any consolidation or sub-division of the Common Shares or any issue of Common Shares by way of capitalization of profits or reserves, or any like or similar event.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Common Shares, Securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Delivery Notice” means a notice provided by the relevant Holder, in such form as may be acceptable to the relevant Clearing System from time to time, which contains the relevant account and related details for the delivery of any Common Shares (or ADSs) and such other information as is set forth in Section 4.08(c), and which is required to be delivered in connection with a Conversion of the Contingent Convertible Preferred Securities and the delivery of the Common Shares (or ADSs).

“Depositary” means, with respect to any series of Contingent Convertible Preferred Securities, a clearing agency that is designated to act as Depositary for the Global Securities evidencing all or part of such Contingent Convertible Preferred Securities as contemplated by Section 3.01.

“Distributable Items” means the profits and reserves (if any) available for the payment of a Distribution at any given time together with any other distributions and payments to be made from such profits and reserves, in each case in accordance with Applicable Banking Regulations then in force, and including as such term is further defined in CRD V, as interpreted and applied in accordance with Applicable Banking Regulations.

“Distribution” means the non-cumulative cash distribution, if any, in respect of the Contingent Convertible Preferred Securities in a Distribution Period, determined in accordance with Section 3.07.

“Distribution Payment Date” shall have the meaning as determined pursuant to Section 3.01.

“Distribution Period” means the period from and including one Distribution Payment Date (or, in the case of the first Distribution Period, the date of issuance) to but excluding the next Distribution Payment Date.

“Distribution Rate” means the rate at which the Contingent Convertible Preferred Securities accrue Distributions in accordance with Section 3.07.

“Dividend” means any dividend or distribution to Shareholders in respect of the Common Shares (including a Spin-Off) whether of cash, assets or other property (and for these purposes a distribution of assets includes without limitation an issue of Common Shares or other Securities credited as fully or partly paid up by way of capitalization of profits or reserves), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital; provided that:

(a)	where:

(i)

a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Common Shares or other property or assets, or where a capitalization of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalization or, in any such case, if later, the date on which the number of Common Shares (or amount of such other property or assets, as the case may be) which may be issued and delivered is determined; or

(ii)

there shall be any issue of Common Shares by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) where such issue is, or is expressed to be, in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, in any such case, if later, the date on which the number of Common Shares to be issued and delivered is determined;

(b)	any issue of Common Shares falling within Section 4.05(a)(i) and Section 4.05(a)(ii) shall be disregarded;

(c)

a purchase or redemption or buy back of share capital of the Company by or on behalf of the Company in accordance with any general authority for such purchases or buy backs approved by a general meeting of Shareholders and otherwise in accordance with the limitations prescribed under the Spanish Companies Act for dealings generally by a company in its own shares shall not constitute a Dividend and any other purchase or redemption or buy back of share capital of the Company by or on behalf of the Company or any member of the Group shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Common Shares by or on behalf of the Company or any member of the Group, the weighted average price per Common Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Share Currency, into the Share Currency at the Prevailing Rate on such day) exceeds by more than 5% the average of the daily Volume Weighted Average Price of a Common Share on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Common Shares at some future date at a specified price or where a tender offer is made, on the five dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per Common Share, a minimum price per Common Share or a price range or a formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Share Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Common Shares purchased, redeemed or bought back by the Company or, as the case may be, any member of the Group (translated where appropriate into the Share Currency as provided above) exceeds the product of (i) 105% of the daily Volume Weighted Average Price of a Common Share determined as aforesaid and (ii) the number of Common Shares so purchased, redeemed or bought back;

(d)

if the Company or any member of the Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing Common Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser; and

(e)

where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by the Company for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Common Shares held by them from a person other than (or in addition to) the Company, such dividend or distribution shall for the purposes of the Contingent Convertible Preferred Securities of any series be treated as a dividend or distribution made or paid to Shareholders by the Company, and the provisions of the Contingent Convertible Preferred Securities and this Contingent Convertible Preferred Securities Indenture, including references to the Company paying or making a dividend, shall be construed accordingly.

“Dollars” or “$” means a U.S. dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“DTC” means The Depository Trust Company or its nominee or its or their respective successor.

“Election Notice” has the meaning specified in Section 4.02(b).

“Election Period” has the meaning specified in Section 4.02(b).

“Electronic Means” shall mean the following communications methods: email, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or an Agent, or another method or system specified by the Trustee or the relevant Agent as available for use in connection with its services hereunder.

“Enforcement Event” has the meaning specified in Section 6.01.

“equity share capital” means, in relation to any entity, its issued share capital excluding any part of that capital which, in respect of dividends and capital, does not carry any right to participate beyond a specific amount in a distribution.

“euro” or “€” means the currency of the member states of the European Union that, from time to time, have adopted the single currency in accordance with the treaty establishing the European Community, as amended from time to time.

“European Clearing System” means Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”), and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Existing Shareholders” has the meaning specified in the definition of “Newco Scheme”.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith; provided that (a) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (b) the Fair Market Value of any other cash amount shall be the amount of such cash; (c) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined by an Independent Financial Adviser in good faith), the Fair Market Value (i) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (ii) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (i) and (ii) above during the period of five dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded; and (d) where Securities, Spin-Off Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights shall be determined by an Independent Financial Adviser in good faith, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Common Share, the dividend yield of a Common Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (a) above, be translated into the Share Currency (if such Cash Dividend is declared or paid or payable in a currency other than the Share Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Share Currency; and in any other case, shall be translated into the Share Currency (if expressed in a currency other than the Share Currency) at the Prevailing Rate on that date. In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Floor Price” means the price determined pursuant to Section 3.01, subject to adjustment in accordance with Section 4.05.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States or by any confederation or association of such governments.

“Further Contingent Convertible Preferred Securities” means any instruments or securities which are similar to the Contingent Convertible Preferred Securities and are contingently convertible into Common Shares other than at the option of the holders thereof.

“Global Security” means one or more global certificates evidencing all or part of a series of Contingent Convertible Preferred Securities, authenticated and delivered to or on behalf of the Holder and registered in the name of the Holder or its nominee.

“Group” means the Company and its consolidated subsidiaries.

“Holder” means a Person in whose name a Contingent Convertible Preferred Security is registered in the Contingent Convertible Preferred Security Register.

“Iberclear” means the Spanish clearing and settlement system (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U.).

“Independent Financial Adviser” means an independent financial institution or financial adviser of international repute appointed by the Company at its own expense.

“Insolvency Law” means the restated text of the Insolvency Law, as approved by Royal Legislative Decree 1/2020 of May 5 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, replaced or supplemented from time to time.

“Instructions” has the meaning specified in Section 1.20.

“Law 10/2014” means Law 10/2014 of June 26, on the organization, supervision and solvency of credit institutions (Ley 10/2014 de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito), as amended, replaced or supplemented from time to time.

“Law 11/2015” means Law 11/2015 of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015 de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time.

“Legal Holiday”, with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions in such Place of Payment or other location are not authorized or required to be open.

“Liquidation Distribution” means the Liquidation Preference per Contingent Convertible Preferred Security plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09, an amount equal to accrued and unpaid Distributions for the then-current Distribution Period to (but excluding) the date of payment of the Liquidation Distribution.

“Liquidation Event” has the meaning specified in Section 6.01.

“Liquidation Preference” shall have the meaning as determined pursuant to Section 3.01.

“Maximum Distributable Amount” means, at any time, any maximum distributable amount required to be calculated at such time in accordance with (a) Article 48 of Law 10/2014 and any provision developing Article 48 of Law 10/2014, and any other provision of Spanish law transposing or implementing Article 141 of the CRD Directive and/or (b) Applicable Banking Regulations.

“MREL-MDA” means, at any time, the lower of any maximum distributable amount required to be calculated, if applicable, at such time in accordance with Article 16.a) of BRRD, as implemented in Spain by Article 16 bis of Law 11/2015.

“Newco Scheme” means a scheme of arrangement or analogous proceeding (“Scheme of Arrangement”) which effects the interposition of a limited liability company (“Newco”) between the Shareholders of the Company immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and the Company; provided that:

(a)	only ordinary shares of Newco or depositary or other receipts or certificates representing ordinary shares of Newco are issued to Existing Shareholders;

(b)

immediately after completion of the Scheme of Arrangement the only shareholders of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares of Newco, are Existing Shareholders and the Voting Rights in respect of Newco are held by Existing Shareholders in the same proportions as their respective holdings of such Voting Rights immediately prior to the Scheme of Arrangement;

(c)	immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only ordinary shareholder (or shareholders) of the Company;

(d)

all Subsidiaries of the Company immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary) are Subsidiaries of the Company (or of Newco) immediately after completion of the Scheme of Arrangement; and

(e)

immediately after completion of the Scheme of Arrangement, the Company (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by the Company immediately prior to the Scheme of Arrangement.

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off.

“Notice Cut-off Date” has the meaning specified in Section 4.06(c).

“Officer’s Certificate” means a certificate signed by the Chairman or the Vice Chairman of the Board of Directors, the Secretary or the Deputy Secretary of the Board of Directors, the President, a Vice President, the Treasurer, an Assistant Treasurer or any other Person duly authorized by the Company and that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Outstanding” means, when used with respect to any Contingent Convertible Preferred Securities, as of the time of determination, all such Contingent Convertible Preferred Securities theretofore authenticated and delivered under this Contingent Convertible Preferred Securities Indenture, except:

(i)

Contingent Convertible Preferred Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation or in respect of which all Amounts Due have been cancelled or converted into other securities;

(ii)	Contingent Convertible Preferred Securities in respect of which the Trustee acknowledges satisfaction and discharge of this Contingent Convertible Preferred Securities Indenture pursuant to Article 5;

(iii)

Contingent Convertible Preferred Securities for which the Redemption Price has been deposited pursuant to Section 12.04 (except as set forth in Section 12.04(d)(ii)) or in exchange for or in lieu of which other Contingent Convertible Preferred Securities have been authenticated and delivered pursuant to this Contingent Convertible Preferred Securities Indenture, other than any such Contingent Convertible Preferred Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Contingent Convertible Preferred Securities are held by a protected purchaser in whose hands such Contingent Convertible Preferred Securities are valid obligations of the Company;

(iv)	Contingent Convertible Preferred Securities purchased by the Company or any member of the Group or any other legal entity acting on behalf of the Company pursuant to Section 12.13; and

(v)	Contingent Convertible Preferred Securities that have been, or are alleged to have been, mutilated, destroyed, lost or stolen, and have been replaced pursuant to Section 3.06 hereof;

provided, however, that in determining whether the Holders of the requisite Liquidation Preference of the Outstanding Contingent Convertible Preferred Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the Liquidation Preference of a Contingent Convertible Preferred Security denominated in a Foreign Currency shall be the Dollar equivalent, determined based on the Prevailing Rate on the date of original issuance of such Contingent Convertible Preferred Security, of the Liquidation Preference of such Contingent Convertible Preferred Security; and (ii) Contingent Convertible Preferred Securities beneficially owned by the Company or any other obligor upon the Contingent Convertible Preferred Securities or any Affiliate of the Company or of such other obligor, shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Contingent Convertible Preferred Securities which a Responsible Officer of the Trustee actually knows to be so beneficially owned shall be so disregarded; provided, further, however, that Contingent Convertible Preferred Securities so beneficially owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Contingent Convertible Preferred Securities and that the pledgee is not the Company or any other obligor upon the Contingent Convertible Preferred Securities or any Affiliate of the Company or of such other obligor.

“Parity Securities” means any instrument issued or guaranteed by the Company (including the guarantee thereof), which instrument or guarantee, respectively, ranks pari passu with the Contingent Convertible Preferred Securities upon the insolvency of the Company.

“Paying Agent”, when used with respect to the Contingent Convertible Preferred Securities of any series, means any Person (which may include the Company) authorized by the Company to pay the Liquidation Preference (and premium, if any) of, or Distributions on, or any Additional Amounts with respect to, the Contingent Convertible Preferred Securities of such series on behalf of the Company, which expression shall include the Principal Paying Agent. Except as otherwise specified as contemplated by Section 3.01 hereof, The Bank of New York Mellon, London Branch (or a successor thereof), will act as Paying Agent in respect of the Contingent Convertible Preferred Securities of any series.

“Paying and Conversion Agent” means, when used with respect to the Contingent Convertible Preferred Securities of any series, the Principal Paying Agent and any other paying and conversion agent appointed in accordance with this Contingent Convertible Preferred Securities Indenture or any supplemental indenture with respect to such series and includes any successors thereto appointed from time to time in accordance with this Contingent Convertible Preferred Securities Indenture or any such supplemental indenture.

“Payment Statement” means the statement to be delivered to the Company by the Paying Agent substantially in the form set forth in Annex I to Appendix 1, pursuant to Section 7.02.

“Performance Obligation” has the meaning specified in Section 6.01.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Contingent Convertible Preferred Securities of any series, means the place or places where the Liquidation Preference (and premium, if any) of and Distributions on, and any Additional Amounts with respect to, the Contingent Convertible Preferred Securities of that series are payable as specified pursuant to Section 3.01 or, if not so specified, as specified in Section 11.02.

“Predecessor Security” of any particular Contingent Convertible Preferred Security means every previous Contingent Convertible Preferred Security evidencing all or a portion of the same debt as that evidenced by such particular Contingent Convertible Preferred Security; and, for the purposes of this definition, any Contingent Convertible Preferred Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Contingent Convertible Preferred Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Contingent Convertible Preferred Security.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that date as appearing on or derived from Reuters page ECB37 or, if not available, from any other Reference Page or, if such a rate cannot be determined at such time, the rate prevailing as at 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Reference Page, the rate determined in such other manner as an Independent Financial Adviser in good faith shall prescribe.

“Principal Paying Agent”, when used with respect to the Contingent Convertible Preferred Securities of any series, means The Bank of New York Mellon, London Branch (or a successor thereof) except as otherwise specified as contemplated by Section 3.01 hereof.

“Qualifying Preferred Securities” means, with respect to the Contingent Convertible Preferred Securities of a series which is subject to any substitution or modification pursuant to Section 3.20, at any time, any securities issued by the Company (including any Contingent Convertible Preferred Securities so modified as to remain Qualifying Preferred Securities) that:

(a)	contain terms which comply with the then-current requirements to be included in, or count towards, the Group’s and the Company’s Tier 1 Capital;

(b)

have the same or higher ranking as is applicable to such series of Contingent Convertible Preferred Securities on the issue date of such series of Contingent Convertible Preferred Securities under Section 13.01;

(c)

have the same denomination and aggregate outstanding Liquidation Preference, the same terms for the determination of any applicable Distributions, the same redemption rights and the same dates for payment of Distributions as such series of Contingent Convertible Preferred Securities immediately prior to any substitution or modification pursuant to Section 3.20;

(d)

preserve any existing rights under such series of Contingent Convertible Preferred Securities to any accrued Distribution which has not been paid in respect of the period from and including the Distribution Payment Date last preceding the date of any substitution or modification pursuant to Section 3.20 (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and 3.09); and

(e)

are listed or admitted to trading on any stock exchange as selected by the Company; provided that such series of Contingent Convertible Preferred Securities was listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification pursuant to Section 3.20.

“RD 1012/2015” means Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996 of December 20 on credit entities’ deposit guarantee fund is amended (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión, y por el que se modifica el Real Decreto 2606/1996, de 20 de diciembre, sobre fondos de garantía de depósitos de entidades de crédito), as amended, replaced or supplemented from time to time.

“RD 1065/2007” means Royal Decree 1065/2007 of July 27 (Real Decreto 1065/2007, de 27 de julio, por el que se aprueba el Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos), as amended, replaced or supplemented from time to time.

“Recognized Stock Exchange” means an organized, regularly operating, recognized stock exchange or securities market in a country that is a member of the Organization for Economic Co-operation and Development (OECD).

“Redemption Date”, with respect to any Contingent Convertible Preferred Security to be redeemed, means the date fixed for such redemption by or pursuant to this Contingent Convertible Preferred Securities Indenture.

“Redemption Price” means, per Contingent Convertible Preferred Security, the Liquidation Preference plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09, an amount equal to any accrued and unpaid Distributions for the then-current Distribution Period to (but excluding) the Redemption Date of the Contingent Convertible Preferred Securities of the relevant series.

“Reference Date” means, in relation to a Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment takes effect or, if that date is not a dealing day, the succeeding dealing day.

“Reference Market Price” means, in respect of a Common Share at a particular date, the arithmetic mean of the Closing Price per Common Share on each of the five consecutive dealing days on which such Closing Price is available ending on the dealing day immediately preceding such date, rounding the resulting figure to the nearest cent (with 0.5 cents being rounded upwards).

“Reference Page” means the relevant page or any successor page on Bloomberg or Reuters or any successor service or such other information service provider that displays the relevant information.

“Regular Record Date” for the Distribution payable on any Distribution Payment Date on Contingent Convertible Preferred Securities of any series means the date specified for such purpose pursuant to Section 3.01.

“Regulator” means the European Central Bank, the Bank of Spain and/or the Relevant Spanish Resolution Authority, as applicable, and/or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential or resolution matters in relation to the Company and/or the Group from time to time.

“Relevant Date” has the meaning specified in Section 11.04.

“relevant information (información relevante) announcement” refers to an “inside information” (información privilegiada) or “other relevant information” (otra información relevante) announcement, as the case may be, with the CNMV, or such other announcement that may substitute “inside information” (información privilegiada) or “other relevant information” (otra información relevante) announcements, as the case may be, with the CNMV from time to time.

“Relevant Spanish Resolution Authority” means FROB (Autoridad de Resolución Ejecutiva, formerly known as Spanish Fund for Orderly Bank Restructuring or Fondo de Reestructuración Ordenada Bancaria), the European Single Resolution Board, the Bank of Spain, the CNMV or any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

“Relevant Stock Exchange” means the Spanish Stock Exchanges or if at the relevant time the Common Shares are not at that time listed and admitted to trading on the Spanish Stock Exchanges, the principal stock exchange or securities market on which the Common Shares are then listed, admitted to trading or quoted or accepted for dealing.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having direct responsibility for the administration of this Contingent Convertible Preferred Securities Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Retroactive Adjustment” has the meaning specified in Section 4.05(d).

“Risk Weighted Assets Amount” means at any time, with respect to the Company or the Group, as the case may be, the aggregate amount (in the Accounting Currency) of the risk weighted assets of the Company or the Group, respectively, calculated in accordance with CRR and/or Applicable Banking Regulations at such time.

“Scheme of Arrangement” has the meaning specified in the definition of “Newco Scheme”.

“Securities” means any securities including, without limitation, shares in the capital of the Company, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of the Company.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Agent” has the meaning specified in Section 4.09.

“Share Currency” means euro or such other currency in which the Common Shares are quoted or dealt in on the Relevant Stock Exchange at the relevant time or for the purposes of the relevant calculation or determination.

“Shareholders” means the holders of Common Shares, meaning the persons in whose names the relevant Common Shares are from time to time registered in the central registry of the Spanish clearance and settlement system managed by Iberclear or, as the case may be, the accounting book of the relevant participating entity (entidad participante) in Iberclear (or, in the case of a joint holding, the first such named holder).

“Spain” means the Kingdom of Spain (Reino de España).

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of the BRRD, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) the SRM Regulation; or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such Persons or any other Person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

“Spanish Companies Act” means the consolidated text of the Corporate Enterprises Act (Ley de Sociedades de Capital), approved by Royal Legislative Decree 1/2010, of July 2 (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital), as amended, replaced or supplemented from time to time.

“Spanish Stock Exchanges” means the Madrid, Barcelona, Bilbao and Valencia stock exchanges and the Automated Quotation System -Continuous Market (Sistema de Interconexión Bursátil Español (SIBE)—Mercado Continuo).

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by the Company to Shareholders as a class; or

(b)

any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than the Company) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with the Company or any member of the Group.

“Spin-Off Securities” means equity share capital of an entity other than the Company or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Company.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time.

“SSM Regulation” means Council Regulation (EU) No. 1024/2013 of October 15, conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions, as amended, replaced or supplemented from time to time.

“Subsidiary” means any entity over which the Company may have, directly or indirectly, control in accordance with Article 42 of the Spanish Commercial Code (Código de Comercio) as approved by Royal Decree of August 22, 1885 (Real Decreto de 22 de agosto de 1885 por el que se publica el Código de Comercio), as amended, replaced or supplemented from time to time, and/or Applicable Banking Regulations.

“successor corporation” has the meaning specified in Section 9.02.

“successor entity” has the meaning specified in Section 9.03.

“successor Person” means a successor corporation or a successor entity, as the case may be.

“Tax Event” in respect of any series of Contingent Convertible Preferred Securities, means that as a result of any change in, or amendment to, the laws or regulations applicable in Spain (including any treaty to which Spain is a party), or any political subdivision thereof or any authority or agency therein or thereof having power to tax (except as provided in Section 9.02 and Section 9.03), or any change in the application or binding official interpretation or administration of any such laws or regulations which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the date of issue of the Contingent Convertible Preferred Securities of such series (a) the Company would not be entitled to claim a deduction in computing its taxation liabilities in Spain (or, following any of the transactions referred to in Section 9.01 or an assumption of obligations pursuant to Section 9.03, the successor Person’s jurisdiction of incorporation or tax residence) in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to the Company would be reduced, or (b) the Company would be required to pay Additional Amounts pursuant to Section 11.04, or (c) the applicable tax treatment of the Contingent Convertible Preferred Securities of such series would be materially affected.

“Tier 1 Capital” means at any time, with respect to the Company or the Group, as the case may be, the Tier 1 capital of the Company or the Group, respectively, as calculated by the Company in accordance with Chapters 1, 2 and 3 (Tier 1 capital, Common Equity Tier 1 capital and Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

“Trigger Conversion” has the meaning specified in Section 4.01.

“Trigger Event” in respect of any series of Contingent Convertible Preferred Securities, means if, at any time, as determined by the Company, the CET1 ratio of the Company or the Group is less than 5.125%.

“Trigger Event Notice” has the meaning specified in Section 4.06(a).

“Trigger Event Notice Date” means the date on which a Trigger Event Notice is deemed to be given in accordance with Section 4.06(d).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended, replaced or supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Contingent Convertible Preferred Securities Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Contingent Convertible Preferred Securities Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, or, if a different Trustee is appointed for a particular series of Contingent Convertible Preferred Securities, the Trustee named in the relevant indenture supplemental hereto as the Trustee for that particular series of Contingent Convertible Preferred Securities and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Contingent Convertible Preferred Securities of any series shall mean the Trustee with respect to the Contingent Convertible Preferred Securities of such series; provided that the Trustee shall not be the Company or any other obligor of the Contingent Convertible Preferred Securities or any Affiliate of the Company or such other obligor.

“United States” and “U.S.”, except as otherwise provided herein or in any Contingent Convertible Preferred Security, mean the United States of America (including the states thereof and the District of Columbia) and, except in the case of Section 7.10, its territories and possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“Volume Weighted Average Price” means, in respect of a Common Share, Security or, as the case may be, a Spin-Off Security on any dealing day, the order book volume-weighted average price of a Common Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of a Common Share) from the Reference Page or (in the case of a Security (other than Common Shares) or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day; provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Common Share, Security or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith appropriate to reflect any consolidation or sub-division of the Common Shares or any issue of Common Shares by way of capitalization of profits or reserves, or any like or similar event.

“Voting Rights” means the right generally to vote at a general meeting of Shareholders of the Company (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Section 1.02. Compliance Certificates and Opinions. Except as otherwise expressly provided in this Contingent Convertible Preferred Securities Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Contingent Convertible Preferred Securities Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Contingent Convertible Preferred Securities Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Contingent Convertible Preferred Securities Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal advisors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of, or representations by, legal advisors may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such legal advisors know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Contingent Convertible Preferred Securities Indenture or any Contingent Convertible Preferred Security, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders.

(a) Except as otherwise provided under this Contingent Convertible Preferred Securities Indenture or the Trust Indenture Act, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Contingent Convertible Preferred Securities Indenture to be given or taken by Holders of Contingent Convertible Preferred Securities of a series may be embodied in and evidenced by one or more written instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Contingent Convertible Preferred Securities Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership, principal amount and serial numbers of Contingent Convertible Preferred Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Contingent Convertible Preferred Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Contingent Convertible Preferred Security shall bind every future Holder of the same Contingent Convertible Preferred Security and the Holder of every Contingent Convertible Preferred Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Contingent Convertible Preferred Security Registrar, any Paying Agent, any Authenticating Agent, any Calculation Agent, any Paying and Conversion Agent or the Company in reliance thereon, whether or not notation of such request, demand, authorization, direction, notice, consent, waiver or other action is made upon such Contingent Convertible Preferred Security.

(e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Contingent Convertible Preferred Securities of a series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action (including an Act) provided or permitted by this Contingent Convertible Preferred Securities Indenture to be given, made or taken by Holders of Contingent Convertible Preferred Securities of such series; provided that the Company may not set a record date for, and the provisions of this Section 1.04(e) shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.04(f). If any record date is set pursuant to this Section 1.04(e), the Holders of Outstanding Contingent Convertible Preferred Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Contingent Convertible Preferred Securities of such series on such record date. Nothing in this Section 1.04(e) shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this Section 1.04(e) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this Section 1.04(e) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Contingent Convertible Preferred Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this Section 1.04(e), the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Contingent Convertible Preferred Securities of the relevant series in the manner set forth in Section 1.06.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Contingent Convertible Preferred Securities of any series entitled to join in the giving or making of: (i) any Liquidation Distribution referred to in Section 6.02; (ii) any request to institute proceedings referred to in Section 6.09(b); or (iii) any direction referred to in Section 6.14, in each case with respect to Contingent Convertible Preferred Securities of such series. If any record date is set pursuant to this Section 1.04(f), the Holders of Outstanding Contingent Convertible Preferred Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Contingent Convertible Preferred Securities of such series on such record date. Nothing in this Section 1.04(f) shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this Section 1.04(f) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this Section 1.04(f) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Contingent Convertible Preferred Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this Section 1.04(f), the Trustee, at the expense of the Company, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Contingent Convertible Preferred Securities of the relevant series in the manner set forth in Section 1.06.

(g) With respect to any record date set pursuant to this Section with respect to the Contingent Convertible Preferred Securities of a series, the party or parties hereto which set such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party or parties hereto in writing, and to each Holder of Contingent Convertible Preferred Securities of the relevant series in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. Notwithstanding the foregoing, no Expiration Date shall be designated later than the 180th day after the applicable record date and, if an Expiration Date is not designated, with respect to any record date set pursuant to this Section, the party or parties hereto which set such record date shall be deemed to have designated the 180th day after such record date as the Expiration Date with respect thereto.

Section 1.05. Notices, Etc. to Trustee and Company.

(a) Any request, demand, authorization, direction, notice, consent, waiver or record of an Act of Holders or other document provided or permitted by this Contingent Convertible Preferred Securities Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder, or any request, demand, authorization, direction, notice, consent or waiver by the Company, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office.

(b) Any record of an Act of Holders or other document provided or permitted by this Contingent Convertible Preferred Securities Indenture to be made upon, given or furnished to, or filed with, the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of Financial Department at Calle Azul 4, 28050 Madrid, Spain, or at any other address previously furnished in writing to the Trustee by the Company.

Notwithstanding the above, the Trustee agrees to accept and act upon Instructions pursuant to this Contingent Convertible Preferred Securities Indenture sent by Electronic Means, in accordance with Section 1.20.

Notwithstanding the above, any notice, communication or other document delivered pursuant to the procedures set forth in Appendix 1, including a Payment Statement, shall be given in accordance with the procedures set forth in such Appendix 1.

Section 1.06. Notice to Holders; Waiver.

(a) Except as otherwise expressly provided in or pursuant to this Contingent Convertible Preferred Securities Indenture, where this Contingent Convertible Preferred Securities Indenture provides for notice to Holders of Contingent Convertible Preferred Securities of any event, such notice shall be sufficiently given to Holders of Contingent Convertible Preferred Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Contingent Convertible Preferred Security affected by such event, at his or her address as it appears in the Contingent Convertible Preferred Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Notwithstanding the foregoing, any notice given to the Holder of a Global Security shall be sufficiently given if such notice is given to such Holder through the Depositary, in accordance with the Depositary’s applicable procedures from time to time.

(b) Any notice which is given in the manner provided in this Section 1.06 shall be conclusively presumed to have been duly given or provided, whether or not such Holder actually receives the notice. Without limiting the generality of the foregoing, in any case where notice to Holders of Contingent Convertible Preferred Securities is given by mail as provided by this Section 1.06, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Contingent Convertible Preferred Security shall affect the sufficiency of such notice with respect to other Holders of Contingent Convertible Preferred Securities. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c) Where this Contingent Convertible Preferred Securities Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Contingent Convertible Preferred Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07. Language of Notices, Etc. Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Contingent Convertible Preferred Securities Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.08. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Contingent Convertible Preferred Securities Indenture, the provision of the Trust Indenture Act shall control. If at any future time any provision required to be included herein by the Trust Indenture Act as in force at the date as of which this Contingent Convertible Preferred Securities Indenture was executed or any limitation imposed by the Trust Indenture Act at such date on any provision otherwise included herein would not be so required or imposed (in whole or in part) if this Contingent Convertible Preferred Securities Indenture were executed at such future time, the Company and the Trustee may enter into one or more indentures supplemental hereto pursuant to Section 10.01 to change or eliminate (in whole or in part) such provision or limitation of this Contingent Convertible Preferred Securities Indenture in conformity with the requirements of the Trust Indenture Act as then in force, except that (subject to Article 10) no provision or limitation required to be included herein by Sections 310(a)(1) and (a)(2), 315(a), (c), (d)(l), (d)(2), (d)(3) and (e), 316(a)(1)(A), (a)(l)(B), (a)(2), (a) (last sentence) and (b) of the Trust Indenture Act as in force at the date as of which this Contingent Convertible Preferred Securities Indenture was executed may be so changed or eliminated.

Section 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10. Successors and Assigns. All covenants and agreements in this Contingent Convertible Preferred Securities Indenture made by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11. Separability Clause. In case any provision in this Contingent Convertible Preferred Securities Indenture or in any Contingent Convertible Preferred Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12. Benefits of Contingent Convertible Preferred Securities Indenture. Nothing in this Contingent Convertible Preferred Securities Indenture or in any Contingent Convertible Preferred Security, express or implied, shall give to any Person, other than the parties hereto and any Contingent Convertible Preferred Security Registrar, Paying Agent, Paying and Conversion Agent or Calculation Agent with respect to any Contingent Convertible Preferred Security and their successors hereunder, and the Holders of Contingent Convertible Preferred Securities, any benefit or any legal or equitable right, remedy or claim under this Contingent Convertible Preferred Securities Indenture.

Section 1.13. Governing Law. This Contingent Convertible Preferred Securities Indenture, any indenture supplemental hereto and the Contingent Convertible Preferred Securities (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this Contingent Convertible Preferred Securities Indenture, the authorization, issuance and execution by the Company of the Contingent Convertible Preferred Securities, the Contingent Convertible Preferred Securities to the extent set forth therein and Section 13.01(a), Section 13.02 and Article 14 hereof shall be governed by and construed in accordance with the common laws (derecho común) of Spain.

Section 1.14. Business Days. In any case where any Distribution Payment Date or Redemption Date of a Contingent Convertible Preferred Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Contingent Convertible Preferred Securities Indenture or the Contingent Convertible Preferred Securities other than a provision in the Contingent Convertible Preferred Securities that specifically states that such provision shall apply in lieu of this Section) payments of Liquidation Preference (and premium, if any), Distributions and/or Additional Amounts, as the case may be, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment (or such other Business Day as shall be provided in such Contingent Convertible Preferred Security) with the same force and effect as if made on such Distribution Payment Date or Redemption Date; provided that no interest shall accrue on such payment for the period from and after such Distribution Payment Date or Redemption Date, as the case may be.

Section 1.15. Appointment of Agent for Service; Submission to Jurisdiction. The Company hereby designates and appoints Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, Two Manhattan West, 375 Ninth Avenue, 9th Floor, New York, NY 10001 as its authorized agent (the “Authorized Agent”) upon which process may be served in any suit or proceeding, other than a Bail-in Dispute (as defined in this Section 1.15), in any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York arising out of or relating to the Contingent Convertible Preferred Securities or this Contingent Convertible Preferred Securities Indenture, but for that purpose only, and agrees that service of process upon said Authorized Agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York. Such appointment shall be irrevocable so long as any of the Contingent Convertible Preferred Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Authorized Agent in full force and effect so long as any of the Contingent Convertible Preferred Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. Except as provided in the immediately succeeding paragraph, the Company hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York in any suit or proceeding arising out of or relating to the Contingent Convertible Preferred Securities or this Contingent Convertible Preferred Securities Indenture, and irrevocably waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Notwithstanding anything to the contrary in the Contingent Convertible Preferred Securities or this Contingent Convertible Preferred Securities Indenture, the Spanish courts in the city of Madrid shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Contingent Convertible Preferred Securities or this Contingent Convertible Preferred Securities Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of the Company, the Trustee, each Holder and beneficial owner of any Contingent Convertible Preferred Securities and each Agent submits, to the extent it may effectively do so, to the exclusive jurisdiction of such Spanish courts in relation to any Bail-in Dispute. Each of the Company, the Trustee, each Holder and beneficial owner of any Securities and each Agent further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts in the city of Madrid on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Section 1.16. Calculation Agent. If the Company appoints a Calculation Agent pursuant to Section 3.01 with respect to any series of Contingent Convertible Preferred Securities, any determination of the Distribution Rate on, or other amounts in relation to, such series of Contingent Convertible Preferred Securities to be calculated in accordance with the terms of such series of Contingent Convertible Preferred Securities by the Calculation Agent shall (in the absence of manifest error, bad faith or willful misconduct) be binding on the Company, the Paying Agents, the Trustee and all Holders and (in the absence of manifest error, bad faith or willful misconduct) no liability to the Holders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to this Contingent Convertible Preferred Securities Indenture.

Section 1.17. Waiver of Jury Trial. EACH OF THE PARTIES HERETO, AND EACH HOLDER AND BENEFICIAL OWNER OF A CONTINGENT CONVERTIBLE PREFERRED SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONTINGENT CONVERTIBLE PREFERRED SECURITIES INDENTURE, THE CONTINGENT CONVERTIBLE PREFERRED SECURITIES OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 1.18. Judgment Currency. Any payment on account of an amount that is payable in Dollars (the “Required Currency”) which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company shall constitute a discharge of the Company obligation under this Contingent Convertible Preferred Securities Indenture and the Contingent Convertible Preferred Securities only to the extent of the amount of the Required Currency such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder or the Trustee, as the case may be, the Company shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Contingent Convertible Preferred Securities Indenture or the Contingent Convertible Preferred Securities, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Section 1.19. Counterparts. This Contingent Convertible Preferred Securities Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Contingent Convertible Preferred Securities Indenture and of signature pages by email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) transmission or other electronically-imaged signature (including, without limitation, DocuSign, Signaturit or Adobe Acrobat Sign) or transmission shall constitute effective execution and delivery of this Contingent Convertible Preferred Securities Indenture as to the parties hereto and may be used in lieu of the original Contingent Convertible Preferred Securities Indenture for all purposes. Signatures of the parties hereto transmitted by email or other electronic format (e.g., “pdf,” “tif” or “jpg”) (including, without limitation, DocuSign, Signaturit or Adobe Acrobat Sign) shall be deemed to be their original signatures for all purposes. Unless otherwise provided herein or in the Contingent Convertible Preferred Securities of a series, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this Contingent Convertible Preferred Securities Indenture, such Contingent Convertible Preferred Securities or any of the transactions contemplated hereby or thereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Section 1.20. Instructions by Electronic Means. The Trustee and each Agent shall have the right to accept and act upon instructions or directions, including funds transfer instructions (“Instructions”) given pursuant to this Contingent Convertible Preferred Securities Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee and each Agent an incumbency certificate listing persons with the authority to provide such Instructions (“Authorized Signatories”) and containing specimen signatures of such Authorized Signatories, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee or any Agent Instructions using Electronic Means and the Trustee or the relevant Agent in its discretion elects to act upon such Instructions, the Trustee’s or the relevant Agent’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee and the Agents cannot determine the identity of the actual sender of such Instructions and that the Trustee or the relevant Agent shall conclusively presume that Instructions that purport to have been sent by an Authorized Signatory listed on the incumbency certificate provided to the Trustee or such Agent have been sent by such Authorized Signatory. The Company shall be responsible for ensuring that only Authorized Signatories transmit such Instructions to the Trustee or the relevant Agent and that the Company and all Authorized Signatories are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. Neither the Trustee nor the relevant Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or such Agent’s reasonable reliance upon and compliance with such Instructions notwithstanding such Instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and the Agents, including without limitation the risk of the Trustee or any Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and the Agents and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed by the Company in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee or the relevant Agent immediately upon learning of any compromise or unauthorized use of the security procedures.

Article 2

CONTINGENT CONVERTIBLE PREFERRED SECURITY FORMS

Section 2.01. Forms Generally. Each Contingent Convertible Preferred Security issued pursuant to this Contingent Convertible Preferred Securities Indenture shall be in such form as shall be established by or pursuant to a Board Resolution or an Officer’s Certificate, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Contingent Convertible Preferred Securities Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Contingent Convertible Preferred Security as evidenced by their execution of such Contingent Convertible Preferred Security.

Section 2.02. Form of Trustee’s Certificate of Authentication. Subject to Section 7.15, the Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Contingent Convertible Preferred Securities of the series designated herein referred to in the within-mentioned Contingent Convertible Preferred Securities Indenture.

Dated:

Authenticated in New York

The Bank of New York Mellon, London Branch, as Trustee

By:
Authorized Officer

Article 3

THE CONTINGENT CONVERTIBLE PREFERRED SECURITIES

Section 3.01. Amount Unlimited; Issuable in Series. The aggregate Liquidation Preference of Contingent Convertible Preferred Securities which may be authenticated and delivered under this Contingent Convertible Preferred Securities Indenture is unlimited. The Contingent Convertible Preferred Securities may be issued in one or more series. The Contingent Convertible Preferred Securities shall be subordinated in right of payment as provided in Article 13.

With respect to any Contingent Convertible Preferred Securities of a series to be authenticated and delivered hereunder, there shall be established in or pursuant to a Board Resolution or an Officer’s Certificate, or in one or more indentures supplemental hereto, prior to the initial issuance of such Contingent Convertible Preferred Securities, the applicable terms of such Contingent Convertible Preferred Securities, which may include the following:

(a) the title of the Contingent Convertible Preferred Securities of the series (which shall distinguish the Contingent Convertible Preferred Securities of the series from all other Contingent Convertible Preferred Securities);

(b) any limit upon the aggregate Liquidation Preference of the Contingent Convertible Preferred Securities of the series which may be authenticated and delivered under this Contingent Convertible Preferred Securities Indenture (except for Contingent Convertible Preferred Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Contingent Convertible Preferred Securities of the series pursuant to Section 3.04, Section 3.05, Section 3.06 or Section 10.06 and except for any Contingent Convertible Preferred Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) the date or dates, if any, on which the Liquidation Preference of the Contingent Convertible Preferred Securities of the series is payable;

(d) the rate or rates, if any, at which Distributions on the Contingent Convertible Preferred Securities of the series shall accrue or the manner of calculation of such rate or rates, if any, the terms or circumstances under which any such Distributions may be cancelled, if any, the date or dates from which such Distributions shall accrue, the Distribution Payment Dates on which such Distributions, if any, shall be payable or the manner of determination of such Distribution Payment Dates and the Regular Record Date for the Distributions, if any, payable on any Distribution Payment Date;

(e) whether any premium, upon redemption or otherwise, shall be payable by the Company on Contingent Convertible Preferred Securities of the series;

(f) the place or places where the Liquidation Preference (and premium, if any) of and any Distributions on Contingent Convertible Preferred Securities of the series shall be payable, and the paying agent, if other than the Principal Paying Agent, who shall be authorized to pay Liquidation Preference (and premium, if any) of and any Distributions on Contingent Convertible Preferred Securities of such series;

(g) other than with respect to any redemption of the Contingent Convertible Preferred Securities pursuant to Sections 12.08, 12.09, 12.10 or 12.11, whether or not such series of Contingent Convertible Preferred Securities are to be redeemable, in whole or in part, at the Company’s option and, if so redeemable, the period or periods within which, the price or prices at which and the terms and conditions upon which, Contingent Convertible Preferred Securities of the series may be redeemed; and any modification to the terms set forth in Sections 12.08, 12.09, 12.10 or 12.11;

(h) the obligation, if any, of the Company to redeem or purchase Contingent Convertible Preferred Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Contingent Convertible Preferred Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i) the denominations in which Contingent Convertible Preferred Securities of the series in each applicable form shall be issuable and any provisions relating to redenomination of any Contingent Convertible Preferred Securities;

(j) if Additional Amounts, pursuant to Section 11.04, shall not be payable, or any modification to the conditions under which Additional Amounts are payable;

(k) if other than Dollars, provisions, if any, for the Contingent Convertible Preferred Securities of the series to be denominated, and payments thereon to be made, in Foreign Currencies and specifying the Place of Payment and the manner of payment thereon and any other terms with respect thereto;

(l) if other than the coin or currency in which the Contingent Convertible Preferred Securities of that series are denominated, the coin or currency in which payment of the Liquidation Preference (and premium, if any) of and Distributions on the Contingent Convertible Preferred Securities of such series shall be payable;

(m) if the Liquidation Preference (and premium, if any) of and Distributions on the Contingent Convertible Preferred Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Contingent Convertible Preferred Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(n) whether the Contingent Convertible Preferred Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and the initial Holder with respect to such Global Security or Contingent Convertible Preferred Securities;

(o) if the Contingent Convertible Preferred Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Contingent Convertible Preferred Security of such series or otherwise) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(p) if the amounts of payments of the Liquidation Preference (and premium, if any) of or Distributions on the Contingent Convertible Preferred Securities of the series may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

(q) the forms of Contingent Convertible Preferred Securities of the series;

(r) the relevant Floor Price with respect to such series of Contingent Convertible Preferred Securities and any deletions from, modifications of or additions to the anti-dilution adjustments applicable to such Floor Price;

(s) the Trustee for such series of Contingent Convertible Preferred Securities who shall also be named in an indenture supplemental hereto for a particular series of Contingent Convertible Preferred Securities if the Trustee for such series is not the Trustee named in the first paragraph of this Contingent Convertible Preferred Securities Indenture;

(t) any deletions from, modifications of or additions to the Enforcement Events, Conversion terms, terms applicable to the assumption of the Company’s obligations by a successor Person or covenants of the Company with respect to such series of Contingent Convertible Preferred Securities;

(u) the deed of issuance (escritura de emisión), if required, which shall be in the Spanish language, related to that series of Contingent Convertible Preferred Securities; and

(v) any other terms of such series of Contingent Convertible Preferred Securities which the Company may establish in accordance with Article 10.

All Contingent Convertible Preferred Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or in any such Officer’s Certificate or indenture supplemental hereto pertaining to such series. The terms of the Contingent Convertible Preferred Securities of any series may provide, without limitation, that such Contingent Convertible Preferred Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon written order of persons designated in the Officer’s Certificate or supplemental indenture and that such persons are authorized to determine, consistent with such Officer’s Certificate or any applicable supplemental indenture, such terms and conditions of the Contingent Convertible Preferred Securities of such series as are specified in such Officer’s Certificate or supplemental indenture. All Contingent Convertible Preferred Securities of any one series need not be issued at the same time and, unless otherwise so provided by the Company, a series may be reopened for issuances of additional Contingent Convertible Preferred Securities of such series or to establish additional terms of such series of Contingent Convertible Preferred Securities.

If the forms of Contingent Convertible Preferred Securities of any series, or any of the terms thereof, are established by action taken pursuant to a Board Resolution of the Company, a copy of the Board Resolution in respect thereof shall be delivered to the Trustee at or prior to the delivery of the Company Order pursuant to Section 3.03 for the authentication and delivery of such Contingent Convertible Preferred Securities.

Section 3.02. Denominations. The Contingent Convertible Preferred Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01.

Section 3.03. Execution, Authentication, Delivery and Dating. The Contingent Convertible Preferred Securities shall be executed on behalf of the Company by any of the representatives of the Company authorized to do so by Board Resolution. The signature of any of these authorized representatives on the Contingent Convertible Preferred Securities may be manual, facsimile or electronic.

At any time and from time to time after the execution and delivery of this Contingent Convertible Preferred Securities Indenture, the Company may deliver Contingent Convertible Preferred Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Contingent Convertible Preferred Securities and, if applicable, the Board Resolution specified in the final paragraph of Section 3.01, and the Trustee in accordance with the Company Order shall authenticate (or cause an Authenticating Agent to authenticate) and deliver such Contingent Convertible Preferred Securities. In authenticating such Contingent Convertible Preferred Securities and accepting the additional responsibilities under this Contingent Convertible Preferred Securities Indenture in relation to such Contingent Convertible Preferred Securities the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the form and terms thereof have been established in conformity with the provisions of this Contingent Convertible Preferred Securities Indenture.

If all the Contingent Convertible Preferred Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and an Officer’s Certificate at the time of issuance of each Contingent Convertible Preferred Security, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Contingent Convertible Preferred Security of such series. After any such first delivery, any separate request by the Company that the Trustee authenticate (or cause an Authenticating Agent to authenticate) Contingent Convertible Preferred Securities of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Contingent Convertible Preferred Securities Indenture relating to authentication and delivery of such Contingent Convertible Preferred Securities continue to have been complied with.

The Trustee shall not be required to authenticate (or to cause an Authenticating Agent to authenticate) any Contingent Convertible Preferred Securities if the issue of such Contingent Convertible Preferred Securities pursuant to this Contingent Convertible Preferred Securities Indenture will affect the Trustee’s own rights, duties or immunities under the Contingent Convertible Preferred Securities and this Contingent Convertible Preferred Securities Indenture or otherwise be in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Contingent Convertible Preferred Security shall be dated the date of its authentication.

No Contingent Convertible Preferred Security shall be entitled to any benefit under this Contingent Convertible Preferred Securities Indenture or be valid or obligatory for any purpose, unless there appears on such Contingent Convertible Preferred Security a certificate of authentication substantially in the form provided for in Section 2.02 or 7.15 executed by or on behalf of the Trustee by the manual, facsimile or electronic signature of one of its authorized officers or by the Authenticating Agent. Such certificate upon any Contingent Convertible Preferred Security shall be conclusive evidence, and the only evidence, that such Contingent Convertible Preferred Security has been duly authenticated and delivered hereunder.

Notwithstanding the foregoing, if any Contingent Convertible Preferred Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Contingent Convertible Preferred Security to the Trustee for cancellation as provided in Section 3.13, for all purposes of this Contingent Convertible Preferred Securities Indenture, such Contingent Convertible Preferred Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Contingent Convertible Preferred Securities Indenture.

Section 3.04. Temporary Contingent Convertible Preferred Securities. Pending the preparation of definitive Contingent Convertible Preferred Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Contingent Convertible Preferred Securities substantially of the tenor of the definitive Contingent Convertible Preferred Securities in lieu of which they are issued, which Contingent Convertible Preferred Securities may be printed, lithographed, typewritten, photocopied or otherwise produced. Temporary Contingent Convertible Preferred Securities may be issued as registered Contingent Convertible Preferred Securities in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Contingent Convertible Preferred Securities may determine, all as evidenced by such execution.

If temporary Contingent Convertible Preferred Securities of any series are issued, the Company will cause, if so required by the terms of such temporary Contingent Convertible Preferred Securities, definitive Contingent Convertible Preferred Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Contingent Convertible Preferred Securities of such series, the temporary Contingent Convertible Preferred Securities of such series shall be exchangeable for definitive Contingent Convertible Preferred Securities of such series containing identical terms and provisions upon surrender of the temporary Contingent Convertible Preferred Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Contingent Convertible Preferred Securities of any series the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like aggregate Liquidation Preference of definitive Contingent Convertible Preferred Securities of the same series of authorized denominations containing identical terms and provisions. Until so exchanged, unless otherwise provided therein or in a supplemental indenture relating thereto, the temporary Contingent Convertible Preferred Securities of any series shall in all respects be entitled to the same benefits (but shall be subject to all the limitations of rights) under this Contingent Convertible Preferred Securities Indenture as definitive Contingent Convertible Preferred Securities of such series.

Section 3.05. Registration, Registration of Transfer and Exchange.

(a) Global Securities. This Section 3.05(a) shall apply to Global Securities unless otherwise specified, as contemplated by Section 3.01.

Except as otherwise specified as contemplated by Section 3.01 hereof, the Contingent Convertible Preferred Securities shall be initially issued and represented by one or more Global Securities in registered form, which shall be authenticated as contemplated by this Contingent Convertible Preferred Securities Indenture.

Each Global Security authenticated under this Contingent Convertible Preferred Securities Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Contingent Convertible Preferred Security for all purposes of this Contingent Convertible Preferred Securities Indenture. Except as otherwise specified as contemplated by Section 3.01 hereof, each Global Security authenticated under this Contingent Convertible Preferred Securities Indenture shall be initially registered in the name of the relevant Depositary or its nominee only.

Unless the Global Security is presented by an authorized representative of the Holder to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the Holder or the Holder and any payment is made to such nominee or Holder, any transfer, pledge or other use of the Global Security for value or otherwise shall be wrongful since the registered owner of such Global Security has an interest in such Global Security.

Except as otherwise specified as contemplated by Section 3.01 hereof, any Global Security shall be exchangeable for definitive Contingent Convertible Preferred Securities only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section only (i) if the relevant Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary and a successor depositary is not appointed by the Company within 120 days of such notification, (ii) if, in the event of a winding-up of the Company, the Company fails to make a payment on the Contingent Convertible Preferred Securities when due and payable or (iii) at any time if the Company at its option and in its sole discretion determines that the Global Securities of a particular series should be exchanged for definitive Contingent Convertible Preferred Securities of that series. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for, unless otherwise specified or contemplated by Section 3.01, definitive Contingent Convertible Preferred Securities bearing Distributions (if any) at the same rate or pursuant to the same formula, having the same date of issuance, the same date or dates from which such Distributions shall accrue, the same Distribution Payment Dates or manner of determination of such Distribution Payment Dates, redemption provisions, if any, specified currency and other terms and of differing denominations aggregating a like amount as the Global Security so exchangeable. Definitive Contingent Convertible Preferred Securities shall be registered in the names of the owners of the beneficial interests in such Global Securities as such names are from time to time provided by the Holder to the Trustee.

Any Global Security that is exchangeable pursuant to the preceding paragraph, unless otherwise specified as contemplated by Section 3.01, shall be exchangeable for Contingent Convertible Preferred Securities issuable in authorized denominations of a like aggregate Liquidation Preference and tenor.

No Global Security may be transferred except as a whole by the Holder to a nominee of the Holder or by the Holder or any such nominee to a successor of the Holder or a nominee of such successor. Except as provided above, owners solely of beneficial interests in a Global Security shall not be entitled to receive physical delivery of Contingent Convertible Preferred Securities in definitive form and will not be considered the Holders thereof for any purpose under this Contingent Convertible Preferred Securities Indenture.

In the event that a Global Security is surrendered for redemption in part pursuant to its terms, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed or unexchanged portion of the Liquidation Preference of the Global Security so surrendered.

In the event that a Global Security is surrendered for conversion in part pursuant to its terms, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unconverted portion of the Liquidation Preference of the Global Security so surrendered.

The Agent Members and any beneficial owners shall have no rights under this Contingent Convertible Preferred Securities Indenture with respect to any Global Security held on their behalf by a Holder, and such Holder may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Holder or (ii) impair, as between any such Holder or other clearance service and its Agent Members and beneficial holders, the operation of customary practices governing the exercise of the rights of a holder of any security, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Contingent Convertible Preferred Securities Indenture.

In connection with any exchange of interests in a Global Security for definitive Contingent Convertible Preferred Securities of another authorized form, as provided in this Section 3.05(a), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Contingent Convertible Preferred Securities in aggregate Liquidation Preference equal to the Liquidation Preference of such Global Security or the portion to be exchanged, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered by the Holder to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Contingent Convertible Preferred Securities without charge (in which case the Company or Trustee may require payment of any taxes or governmental charges arising) and the Trustee shall authenticate and deliver, in exchange for each portion of such Global Security, an equal aggregate Liquidation Preference of definitive Contingent Convertible Preferred Securities of authorized denominations as the portion of such Global Security to be exchanged. Any Global Security that is exchangeable pursuant to this Section 3.05 shall be exchangeable for Contingent Convertible Preferred Securities issuable in the denominations specified as contemplated by Section 3.01 and registered in such names as the Holder of such Global Security shall direct. If a definitive Contingent Convertible Preferred Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the relevant Distribution Payment Date, Distributions will not be payable on such Distribution Payment Date in respect of such definitive Contingent Convertible Preferred Security, but will be payable (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09) on such Distribution Payment Date only to the Person to whom Distributions in respect of such portion of such Global Security are payable.

A Depositary may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Contingent Convertible Preferred Securities Indenture with respect to the Contingent Convertible Preferred Securities.

(b) Except as otherwise specified pursuant to Section 3.01, Contingent Convertible Preferred Securities of any series may only be exchanged for a like aggregate Liquidation Preference of Contingent Convertible Preferred Securities of such series of other authorized denominations containing identical terms and provisions. Contingent Convertible Preferred Securities to be exchanged shall be surrendered at an office or agency of the Company designated pursuant to Section 11.02 for such purpose, and the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Contingent Convertible Preferred Security or Contingent Convertible Preferred Securities of the same series which the Holder making the exchange shall be entitled to receive.

Except as otherwise specified pursuant to Section 3.01, the Company shall cause to be kept a register in the Contingent Convertible Preferred Security Registrar’s principal corporate trust office in New York (the register being herein sometimes referred to as the “Contingent Convertible Preferred Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Contingent Convertible Preferred Securities and of transfers of such Contingent Convertible Preferred Securities. Except as otherwise specified pursuant to Section 3.01, The Bank of New York Mellon, acting through its principal corporate trust office in New York, is hereby appointed “Contingent Convertible Preferred Security Registrar” for the purpose of registering Contingent Convertible Preferred Securities and transfers of Contingent Convertible Preferred Securities as herein provided.

Contingent Convertible Preferred Securities shall be transferable only on the Contingent Convertible Preferred Security Register. Upon surrender for registration of transfer of any Contingent Convertible Preferred Security of any series, together with the form of transfer endorsed on it, duly completed and executed at an office or agency of the Company designated pursuant to Section 11.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver to the address specified in the form of transfer, within three Business Days, in the name of the designated transferee or transferees, one or more new Contingent Convertible Preferred Securities of the same series of any authorized denominations containing identical terms and provisions, of a like aggregate Liquidation Preference. If only part of a Contingent Convertible Preferred Security is transferred, a new Contingent Convertible Preferred Security of an aggregate Liquidation Preference equal to the amount not being transferred shall be executed by the Company, and authenticated and delivered by the Trustee to the transferor, in the name of the transferor, within three Business Days of receiving the Contingent Convertible Preferred Security. The new Contingent Convertible Preferred Security will be delivered to the transferor by uninsured post at the risk of the transferor to the address of the transferor appearing in the Contingent Convertible Preferred Security Register. A new Contingent Convertible Preferred Security of an aggregate Liquidation Preference equal to the amount being transferred shall be delivered by the Trustee to the transferee, in the name of the transferee, within three Business Days of receiving the Contingent Convertible Preferred Security. The new Contingent Convertible Preferred Security will be delivered to the transferee by uninsured post at the risk of the transferee to the address of the transferee specified in the form of transfer.

All Contingent Convertible Preferred Securities issued upon any registration of transfer or exchange of Contingent Convertible Preferred Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Contingent Convertible Preferred Securities Indenture, as the Contingent Convertible Preferred Securities surrendered upon such registration of transfer or exchange.

Every Contingent Convertible Preferred Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Contingent Convertible Preferred Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Contingent Convertible Preferred Security Registrar duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Contingent Convertible Preferred Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expense (including fees and expenses of the Trustee) that may be imposed in connection with any registration of transfer or exchange of Contingent Convertible Preferred Securities, other than exchanges pursuant to Section 3.04 or 10.06 not involving any transfer.

The Company shall not be required (i) if the Contingent Convertible Preferred Security of a series are to be redeemed in part, to issue, register the transfer of or exchange any Contingent Convertible Preferred Security of such series during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of Contingent Convertible Preferred Securities of such series selected for redemption and ending at the close of business on the day of the giving of such notice, or (ii) to register the transfer of or exchange any Contingent Convertible Preferred Security so selected for redemption in whole or in part, or any Contingent Convertible Preferred Security surrendered for redemption, except, where applicable, the unredeemed portion of any Contingent Convertible Preferred Securities being redeemed in part.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Contingent Convertible Preferred Securities. If any mutilated Contingent Convertible Preferred Security (including any Global Security) is surrendered to the Trustee, the Company may execute and the Trustee shall, in the case of a Contingent Convertible Preferred Security, authenticate and deliver, in exchange therefor a new Contingent Convertible Preferred Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Contingent Convertible Preferred Security (including any Global Security), and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Contingent Convertible Preferred Security has been acquired by a protected purchaser, the Company shall execute and upon the Company’s request the Trustee shall authenticate and deliver, in exchange for or in lieu of, as the case may be, any such mutilated, destroyed, lost or stolen Contingent Convertible Preferred Security, a new Contingent Convertible Preferred Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Contingent Convertible Preferred Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Contingent Convertible Preferred Security, pay such Contingent Convertible Preferred Security.

Upon the issuance of any new Contingent Convertible Preferred Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Contingent Convertible Preferred Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Contingent Convertible Preferred Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Contingent Convertible Preferred Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Contingent Convertible Preferred Securities Indenture equally and proportionately with any and all other Contingent Convertible Preferred Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Contingent Convertible Preferred Securities.

Section 3.07. Distributions. Rights Preserved.

Except as otherwise provided in a supplemental indenture:

(a) The Company will make any payments of Distributions on any particular series of Contingent Convertible Preferred Securities on the dates that are determined pursuant to Section 3.01.

(b) The Contingent Convertible Preferred Securities of any series will accrue non-cumulative cash Distributions as may be specified in, or determined in accordance with Section 3.01.

(c) The Company has no obligation to make Distributions with respect to any series of Contingent Convertible Preferred Securities.

(d) Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Contingent Convertible Preferred Securities, Distributions, if any, on any Contingent Convertible Preferred Securities which are payable, and are paid or duly provided for, on any Distribution Payment Date shall be paid to the Person in whose name such Contingent Convertible Preferred Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Distributions.

(e) In the case of Contingent Convertible Preferred Securities where payment is to be made in Dollars, payment at the Principal Paying Agent’s office outside the City of New York, New York will be made in Dollars by check drawn on or, at the request of the Holder, by transfer to a Dollar account maintained by the payee with a bank in the City of New York, New York.

(f) In the case of Contingent Convertible Preferred Securities where payment is to be made in a Foreign Currency, payment will be made as established pursuant to Section 3.01.

(g) Subject to the foregoing provisions of this Section 3.07, each Contingent Convertible Preferred Security delivered under this Contingent Convertible Preferred Securities Indenture upon registration of transfer of or in exchange for or in lieu of any other Contingent Convertible Preferred Security shall carry the rights to accrued and unpaid Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09), if any, and to accrue Distributions, which were carried by such other Contingent Convertible Preferred Security.

Section 3.08. Distributions Discretionary.

(a) The Company may elect, in its sole and absolute discretion, to cancel the payment of any Distribution on any particular series of Contingent Convertible Preferred Securities in whole or in part at any time and for any or no reason.

(b) Distributions on the Contingent Convertible Preferred Securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Contingent Convertible Preferred Securities of any series as a result of any election of the Company to cancel such Distribution pursuant to this Section 3.08 or the limitations on payment set out in Section 3.09 then the right of the Holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and the Company will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Contingent Convertible Preferred Securities of such series are paid in respect of any future Distribution Period.

(c) No such election to cancel the payment of any Distribution (or any part thereof) pursuant to this Section 3.08 or non-payment of any Distribution (or any part thereof) as a result of the limitations on payment set out in Section 3.09 will constitute an Enforcement Event or other default under the terms of any series of Contingent Convertible Preferred Securities or this Contingent Convertible Preferred Securities Indenture or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause such Distribution (or part thereof) to be paid or the liquidation, dissolution or winding-up of the Company or in any way limit or restrict the Company from making any distribution or equivalent payment in connection with any instrument ranking junior to the Contingent Convertible Preferred Securities of such series (including, without limitation, any CET1 Capital of the Company or any member of the Group) or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide.

Section 3.09. Restrictions on Payments.

(a) Payments of Distributions on the Contingent Convertible Preferred Securities of a series shall be made only out of Distributable Items of the Company.

(b) To the extent that (i) the Company has insufficient Distributable Items to make Distributions on the Contingent Convertible Preferred Securities of such series scheduled for payment in the then-current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of Distributable Items of the Company in the then-current financial year, in each case excluding any portion of such payments already accounted for in determining the Distributable Items of the Company, and/or (ii) the Regulator, in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires the Company to cancel the relevant Distribution in whole or in part, then the Company will, without prejudice to the right set forth in Section 3.08 to cancel at its discretion the payment of any such Distributions on the Contingent Convertible Preferred Securities of such series at any time, make partial or, as the case may be, no payment of the relevant Distribution on the Contingent Convertible Preferred Securities of such series.

(c) No payments will be made on the Contingent Convertible Preferred Securities of any series (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount or MREL-MDA applicable to the Company and/or the Group).

Section 3.10. Agreement to Distribution Cancellation.

(a) By acquiring Contingent Convertible Preferred Securities of any series, Holders (which, for the purposes of this Section 3.10, includes holders of a beneficial interest in the Contingent Convertible Preferred Securities) acknowledge and agree that:

(i) Distributions are payable solely at the Company’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by the Company pursuant to Section 3.08 hereof and/or as a result of the limitations on payment set forth in Section 3.09; and

(ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of this Contingent Convertible Preferred Securities Indenture and the Contingent Convertible Preferred Securities shall not constitute an Enforcement Event or other default under the terms of the Contingent Convertible Preferred Securities or this Contingent Convertible Preferred Securities Indenture or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of the Company or in any way limit or restrict the Company from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the Contingent Convertible Preferred Securities of such series (including, without limitation, any CET1 Capital of the Company or any member of the Group), or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide.

(b) Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with Section 3.08, Section 3.09 or Article 4. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and Holders of the Contingent Convertible Preferred Securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

Section 3.11. Notice of Distribution Cancellation. If practicable, the Company will provide notice of any cancellation or deemed cancellation of Distributions on any particular series of Contingent Convertible Preferred Securities (in each case, in whole or in part) to the Holders of the Contingent Convertible Preferred Securities of such series through the relevant Depositary (or, if the Contingent Convertible Preferred Securities are held in definitive form, to the Holders of the Contingent Convertible Preferred Securities directly at their addresses shown on the Contingent Convertible Preferred Security Register) and to the Trustee directly on or prior to the relevant Distribution Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of Distributions (and accordingly, such Distributions will not be due and payable), will not constitute an Enforcement Event or other default with respect to such series of Contingent Convertible Preferred Securities, or give the Holders or beneficial owners of the Contingent Convertible Preferred Securities of such series any rights as a result of such failure.

Section 3.12. Persons Deemed Owners. Prior to due presentment of a Contingent Convertible Preferred Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Contingent Convertible Preferred Security is registered as the owner of such Contingent Convertible Preferred Security for the purpose of receiving payment of Liquidation Preference (and premium, if any) of, (subject to Section 3.05 and Section 3.07) any Distribution on and Additional Amounts, if any, on such Contingent Convertible Preferred Security and for all other purposes whatsoever, whether or not such Contingent Convertible Preferred Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The aggregate Liquidation Preference of the Contingent Convertible Preferred Securities of any series shall be reflected on the books and records of the Contingent Convertible Preferred Security Registrar.

None of the Company, the Trustee, the Paying Agent or the Contingent Convertible Preferred Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, any Agent Member or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Contingent Convertible Preferred Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Contingent Convertible Preferred Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Contingent Convertible Preferred Securities and this Contingent Convertible Preferred Securities Indenture shall be given or made only to or upon the order of the Holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Company, the Trustee, the Paying Agent and the Contingent Convertible Preferred Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and any beneficial owners. The Company, the Trustee, the Paying Agent and the Contingent Convertible Preferred Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the Holder of any Global Security for all purposes of this Contingent Convertible Preferred Securities Indenture relating to such Global Security (including the payment of Liquidation Preference and Distributions and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole Holder and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, the Paying Agent or the Contingent Convertible Preferred Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Each Holder and beneficial owner that acquires its Contingent Convertible Preferred Security in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this Contingent Convertible Preferred Securities Indenture and the Contingent Convertible Preferred Securities to the same extent as the Holders and beneficial owners of the Contingent Convertible Preferred Securities that acquire the Contingent Convertible Preferred Securities upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Contingent Convertible Preferred Securities, including, without limitation, in relation to Distribution cancellation, the Conversion, the Spanish Bail-in Power and the limitations on remedies specified in the Contingent Convertible Preferred Security and Section 6.03.

Section 3.13. Cancellation. All Contingent Convertible Preferred Securities surrendered for payment, redemption, registration of transfer, exchange or Conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Contingent Convertible Preferred Securities, as well as Contingent Convertible Preferred Securities surrendered directly to the Trustee for any such purpose, shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Contingent Convertible Preferred Securities previously authenticated and delivered hereunder, and all Contingent Convertible Preferred Securities so delivered shall be promptly cancelled by the Trustee. No Contingent Convertible Preferred Securities shall be authenticated in lieu of or in exchange for any Contingent Convertible Preferred Securities cancelled as provided in this Section, except as expressly permitted by the provisions of the Contingent Convertible Preferred Securities of any series or pursuant to the provisions of this Contingent Convertible Preferred Securities Indenture. The Trustee shall deliver to the Company all cancelled Contingent Convertible Preferred Securities held by the Trustee.

Section 3.14. Computation of Distributions. Except as otherwise specified pursuant to Section 3.01 for Contingent Convertible Preferred Securities of any series, Distributions on the Contingent Convertible Preferred Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.15. CUSIP Numbers. The Company in issuing any series of the Contingent Convertible Preferred Securities may use “CUSIP”, “ISIN” and/or “Common Code” and/or other similar numbers (if then generally in use) or any successor to such numbers with respect to such series, and, if so, the Trustee shall use “CUSIP”, “ISIN” and/or “Common Code” and/or other similar numbers or successor numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Contingent Convertible Preferred Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Contingent Convertible Preferred Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP”, “ISIN” and/or “Common Code” and/or other similar numbers or successor numbers.

Section 3.16. Additional Parity Securities and Contingent Convertible Preferred Securities. (a) The Company may, from time to time, without the consent or sanction of the Holders of the Contingent Convertible Preferred Securities of any series: (i) take any action required to issue additional Parity Securities or authorize, create and issue one or more series of Parity Securities ranking equally with the Contingent Convertible Preferred Securities of any such series, as to the participation in the profits and/or assets of the Company, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more classes or series of shares of the Company, including Common Shares, or securities mandatorily convertible into Common Shares of the Company ranking junior or senior to the Contingent Convertible Preferred Securities of any such series, as to the participation in the profits and/or assets of the Company.

(b) By acquiring a Contingent Convertible Preferred Security of any series, Holders and beneficial owners of Contingent Convertible Preferred Securities agree to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law (to the extent permitted under applicable Spanish law) over any holder of such Parity Securities issued by the Company from time to time.

(c) The Contingent Convertible Preferred Securities of any series do not grant the Holders of the Contingent Convertible Preferred Securities of such series pre-emption rights in respect of any possible future issues of Parity Securities, Common Shares or any other securities by the Company or any Subsidiary.

(d) The Company may, from time to time, without the consent of the Holders of the Contingent Convertible Preferred Securities of any series, issue additional Contingent Convertible Preferred Securities (“Additional Contingent Convertible Preferred Securities”) of one or more of the series of Contingent Convertible Preferred Securities issued under this Contingent Convertible Preferred Securities Indenture having the same ranking and same Distribution Rate, redemption terms and other terms as the Contingent Convertible Preferred Securities of such series except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date. Any such Additional Contingent Convertible Preferred Securities, together with the Contingent Convertible Preferred Securities of the relevant series, will constitute a single series of Contingent Convertible Preferred Securities under this Contingent Convertible Preferred Securities Indenture and shall be included in the definition of “Contingent Convertible Preferred Securities” in this Contingent Convertible Preferred Securities Indenture where the context so requires.

Section 3.17. Correction of Minor Defects in or Amendment of Contingent Convertible Preferred Securities. If, after issuance of any Contingent Convertible Preferred Security (including any Global Security), (i) the Company shall become aware of any ambiguity, defect or inconsistency in any term of a Contingent Convertible Preferred Security or Global Security, as the case may be, or, (ii) the Company and the Trustee agree to amend such Contingent Convertible Preferred Security as contemplated by, and subject to, Section 3.20 or Section 10.01, as the case may be, and subject to Section 10.03, the parties hereto shall provide for the execution, authentication, delivery and dating of one or more replacement Contingent Convertible Preferred Securities or Global Securities, as the case may be, pursuant to Section 3.03 hereto; provided, however, that any changes or amendments made in such Contingent Convertible Preferred Securities or Global Securities pursuant to Section 3.17(i) are not materially adverse to Holders of such Contingent Convertible Preferred Securities.

Section 3.18. Payments Subject to Fiscal Laws. All payments in respect of the Contingent Convertible Preferred Securities will be subject in all cases to any fiscal or other laws and regulations applicable thereto (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), but without prejudice to the Company’s obligation to pay Additional Amounts to the extent required under Section 11.04.

Section 3.19. Undertakings. So long as any Contingent Convertible Preferred Security of a series remains Outstanding, the Company shall, unless approved by a majority in aggregate Liquidation Preference of such series:

(a) not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Conversion, Common Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(b) if any offer is to be made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Common Shares, or if a scheme is proposed with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the Holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agent or, if the Company is designated as the Paying and Conversion Agent, from the specified offices or the website of the Company and, where such an offer or scheme has been recommended by the Board of Directors, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all commercially reasonable endeavors to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of any Conversion and/or to Holders;

(c) in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that such amendments are made to this Contingent Convertible Preferred Securities Indenture immediately after completion of the Scheme of Arrangement as are necessary to ensure that the Contingent Convertible Preferred Securities may be converted into or exchanged for ordinary shares in Newco (or depositary or other receipts or certificates representing ordinary shares of Newco) mutatis mutandis in accordance with and subject to this Contingent Convertible Preferred Securities Indenture and the ordinary shares of Newco are:

(i) admitted to the Relevant Stock Exchange; or

(ii) listed and/or admitted to trading on another Recognized Stock Exchange,

and the Holders of the Contingent Convertible Preferred Securities of the relevant series (which, for this purpose, includes holders of a beneficial interest in the Contingent Convertible Preferred Securities of such series), by their acquisition of such Contingent Convertible Preferred Securities, irrevocably authorize the Company to make such amendments to this Contingent Convertible Preferred Securities Indenture without the need for any further authorization from the Holders of the Contingent Convertible Preferred Securities of such series;

(d) issue, allot and deliver Common Shares upon Conversion subject to and as provided in Article 4 below;

(e) use all reasonable endeavors to ensure that its issued and outstanding Common Shares and any Common Shares issued upon Conversion will be admitted to listing and trading on the Relevant Stock Exchange or will be listed and/or admitted to trading on another Recognized Stock Exchange;

(f) at all times keep in force the relevant resolutions needed for issue, free from pre-emptive rights, sufficient authorized but unissued Common Shares to enable Conversion of the Contingent Convertible Preferred Securities, and all rights of subscription and exchange for Common Shares, to be satisfied in full; and

(g) where the provisions of Article 4 require or provide for a determination by an Independent Financial Adviser or a role to be performed by a Conversion Shares Depository or a Paying and Conversion Agent, the Company shall use all reasonable endeavors promptly to appoint such persons for such purposes.

Section 3.20. Substitution and Modification. (a) Notwithstanding anything to the contrary in the Contingent Convertible Preferred Securities of any series, this Contingent Convertible Preferred Securities Indenture (including Article 10 hereof) or any other agreements, arrangements or understandings between the Company and any Holder of the Contingent Convertible Preferred Securities of any series, by its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder and beneficial owner acknowledges, accepts, consents to and agrees that if a Capital Event or a Tax Event, as applicable, occurs and is continuing, the Company may, except if a Trigger Event occurs or shall have occurred, and except if a Capital Reduction occurs or shall have occurred (other than in respect of Contingent Convertible Preferred Securities with respect to which a duly completed Election Notice has been received during the Election Period), substitute all (but not less than all) of the Contingent Convertible Preferred Securities of such series or modify the terms of all (but not less than all) of the Contingent Convertible Preferred Securities of such series, without any requirement for the consent or approval of the Trustee or the Holders or beneficial owners of the Contingent Convertible Preferred Securities of such series, so that such Contingent Convertible Preferred Securities are substituted for, or their terms are modified to become again, or remain, Qualifying Preferred Securities, subject to: (i) having given not less than five nor more than 30 days’ notice to the Holders of such series in accordance with Section 1.06 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification), (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and (iii) any variation in the terms of the Contingent Convertible Preferred Securities resulting from such modification or, if the Contingent Convertible Preferred Securities are substituted, any difference between the terms of such Contingent Convertible Preferred Securities and those of the Qualifying Preferred Securities for which such Contingent Convertible Preferred Securities are substituted, not being materially prejudicial to the interests of the Holders of such Contingent Convertible Preferred Securities.

For the purposes of the immediately preceding paragraph, in the case of a modification of the terms and conditions of the Contingent Convertible Preferred Securities of a series, any variation in the ranking of the relevant Contingent Convertible Preferred Securities as set out in Section 13.01 resulting from any such modification or, in the case of a substitution of the Contingent Convertible Preferred Securities, any difference between the ranking of such Contingent Convertible Preferred Securities as set out in Section 13.01 and that of the Qualifying Preferred Securities for which such Contingent Convertible Preferred Securities are substituted, shall be deemed not to be prejudicial to the interests of the Holders of such Contingent Convertible Preferred Securities where the ranking of the Contingent Convertible Preferred Securities or, if the Contingent Convertible Preferred Securities are substituted, of the Qualifying Preferred Securities for which such Contingent Convertible Preferred Securities are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to such Contingent Convertible Preferred Securities under Section 13.01 on the issue date of such Contingent Convertible Preferred Securities.

(b) For the purposes of Section 3.20(a), the notice to be delivered by the Company shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the Holders of such series of Contingent Convertible Preferred Securities can inspect or obtain copies of the new terms and conditions of the Contingent Convertible Preferred Securities of such series or, if such Contingent Convertible Preferred Securities are substituted, of the Qualifying Preferred Securities for which such Contingent Convertible Preferred Securities are substituted. Such substitution or modification will be effected without any cost or charge to such Holders.

If the Contingent Convertible Preferred Securities of a series are substituted in accordance with this Section 3.20, Distributions on the Contingent Convertible Preferred Securities of such series shall cease to accrue from (and including) the date of substitution thereof.

(c) By its acquisition of any Contingent Convertible Preferred Security of any series, each Holder and beneficial owner acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the Contingent Convertible Preferred Securities of such series as set forth in this Section 3.20 and to grant to the Company and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such Holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution or modification of the terms of the Contingent Convertible Preferred Securities of such series, as applicable, pursuant to this Section 3.20.

Each Holder and beneficial owner of the Contingent Convertible Preferred Securities of any series, by virtue of its acquisition of the Contingent Convertible Preferred Securities of any series or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or the Company for, agrees not to initiate a suit against the Trustee or the Company in respect of, and agrees that neither the Trustee nor the Company shall be liable for, any action that the Trustee or the Company takes, or abstains from taking, in either case in connection with the substitution or modification of the terms of the Contingent Convertible Preferred Securities upon the occurrence of a Capital Event or a Tax Event.

Article 4

CONVERSION OF THE CONTINGENT CONVERTIBLE PREFERRED SECURITIES

Section 4.01. Conversion upon Trigger Event.

(a) If a Trigger Event in respect of a series of Contingent Convertible Preferred Securities occurs at any time on or after the issue date of such series of Contingent Convertible Preferred Securities, then the Company will:

(i) not pay any Distribution on the Contingent Convertible Preferred Securities of such series, including any accrued and unpaid Distributions, which shall be deemed to be cancelled by the Company in accordance with Section 3.08 and/or Section 3.09; and

(ii) irrevocably and mandatorily (and without any requirement for the consent or approval of the Holders or beneficial owners of Contingent Convertible Preferred Securities of such series) convert all the Contingent Convertible Preferred Securities of such series into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If the Trigger Event occurs, the Contingent Convertible Preferred Securities of any series will be converted in whole and not in part.

(b) For the purposes of determining whether the Trigger Event has occurred, the Company will (i) calculate the CET1 ratio based on information (whether or not published) available to management of the Company, including information internally reported within the Company pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of the Company and the Group and (ii) calculate and publish the CET1 ratio on at least a quarterly basis. The Company’s calculation shall be binding on the Trustee and the Holders and beneficial owners of the relevant series of Contingent Convertible Preferred Securities.

(c) A Trigger Event will not constitute an Enforcement Event or other default under the terms of any series of Contingent Convertible Preferred Securities or this Contingent Convertible Preferred Securities Indenture or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause the liquidation, dissolution or winding-up of the Company.

Section 4.02. Conversion upon Capital Reduction.

(a) Except as provided in Section 12.04(g), if a Capital Reduction in respect of a series of Contingent Convertible Preferred Securities occurs at any time on or after the issue date of such series of Contingent Convertible Preferred Securities, then the Company will, except as provided in Section 4.02(b), irrevocably and mandatorily (and without any requirement for the consent or approval of the Holders or beneficial owners of Contingent Convertible Preferred Securities of such series) convert all the Contingent Convertible Preferred Securities of such series into Common Shares (a “Capital Reduction Conversion”) to be delivered on the relevant Conversion Settlement Date and on such Conversion Settlement Date pay to the Holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09, an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) such Conversion Settlement Date.

(b) Notwithstanding Section 4.02(a), if a Capital Reduction in respect of a series of Contingent Convertible Preferred Securities occurs at any time on or after the issue date of such series of Contingent Convertible Preferred Securities, each Holder of the Contingent Convertible Preferred Securities of such series will have the right to elect that all (but not part) of its Contingent Convertible Preferred Securities shall not be converted in accordance with Section 4.02(a), in which case all Contingent Convertible Preferred Securities of such Holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such Contingent Convertible Preferred Securities shall be made in respect of such Contingent Convertible Preferred Securities to that Holder on the relevant Conversion Settlement Date pursuant to Section 4.02(a) (without prejudice to any payment of such Distributions or any other Distributions that may accrue in respect of those Contingent Convertible Preferred Securities pursuant to Section 3.01). To exercise such right, a Holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form indicated in the Capital Reduction Notice, on or before the 10th Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such 10th Business Day, the “Election Period”). In the case of any Contingent Convertible Preferred Securities represented by a Global Security held by or on behalf of a Clearing System, an Election Notice may be delivered within the Election Period by the Holder giving notice to any Paying and Conversion Agent of such election in accordance with the applicable procedures of the relevant Clearing System (which may include notice being given on such Holder’s instruction by the relevant Clearing System to the Paying and Conversion Agent by electronic means) in a form acceptable to such Clearing System from time to time.

An Election Notice shall be irrevocable. Each Paying and Conversion Agent shall inform the Principal Paying Agent within two Business Days of the end of such Election Period of the Election Notices received during the Election Period and the Principal Paying Agent shall notify the Company of the details of the relevant Holders that have duly submitted an Election Notice within the Election Period (including the aggregate Liquidation Preference of Contingent Convertible Preferred Securities held by such Holders) by no later than the immediately following Business Day.

Any relevant Contingent Convertible Preferred Securities in respect of which a duly completed and signed Election Notice is not received during the Election Period in accordance with this Section 4.02 shall be converted into Common Shares.

Any Contingent Convertible Preferred Securities not converted upon a Capital Reduction as a result of Holders delivering a duly completed and signed Election Notice during the Election Period in accordance with Section 4.02 shall remain Outstanding and, notwithstanding any of the above, may be the subject of Conversion on the occurrence of a Trigger Event pursuant to Section 4.01 or any further Capital Reduction.

(c) A Capital Reduction will not constitute an Enforcement Event or other default under the terms of any series of Contingent Convertible Preferred Securities or this Contingent Convertible Preferred Securities Indenture or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause the liquidation, dissolution or winding-up of the Company.

Section 4.03. Upon conversion.

(a) Except as provided in this Section 4.03(a) with respect to fractions, the number of Common Shares to be issued on Conversion in respect of each Contingent Convertible Preferred Security of any series to be converted shall be determined by dividing the Liquidation Preference of such Contingent Convertible Preferred Security by the relevant Conversion Price in effect on the relevant Conversion Notice Date rounded down to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued on Conversion or pursuant to Section 4.05(d) and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices and the related Contingent Convertible Preferred Securities are received by or on behalf of a Paying and Conversion Agent such that the Common Shares to be delivered by or on behalf of the Conversion Shares Depository are to be registered in the same name or delivered to the same Clearing System participant account, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such Contingent Convertible Preferred Securities being so converted and rounded down to the nearest whole number of Common Shares.

(b) Upon any Trigger Event with respect to a series of Contingent Convertible Preferred Securities, Holders (and beneficial owners) of Contingent Convertible Preferred Securities of such series shall have no claim against the Company in respect of (i) any Liquidation Preference (and premium, if any) of such series of Contingent Convertible Preferred Securities or (ii) any accrued and unpaid Distributions in respect of Contingent Convertible Preferred Securities of such series, and the Contingent Convertible Preferred Securities of such series shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted under Section 4.08(g) with respect to certain stamp and similar taxes).

(c) Upon any Capital Reduction with respect to a series of Contingent Convertible Preferred Securities, Holders (and beneficial owners) of Contingent Convertible Preferred Securities of such series, other than Holders of Contingent Convertible Preferred Securities in respect of which such Holders have elected not to convert such Contingent Convertible Preferred Securities in accordance with Section 4.02(b), shall have no claim against the Company in respect of any Liquidation Preference (and premium, if any) of such series of Contingent Convertible Preferred Securities, and the Contingent Convertible Preferred Securities of such series, other than Contingent Convertible Preferred Securities in respect of which Holders have elected not to convert such Contingent Convertible Preferred Securities in accordance with Section 4.02(b), shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted under Section 4.08(g) with respect to certain stamp and similar taxes). Nothing in this Section 4.03(c) shall affect the Company’s obligation upon any Capital Reduction Conversion to pay to the Holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09, and except as provided in Section 4.02(b), an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date.

(d) On the Conversion Settlement Date, the Company shall deliver to the Conversion Shares Depository such number of Common Shares (except as provided in Section 4.03(a) with respect to fractions) as is required to satisfy in full the Company’s obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of Contingent Convertible Preferred Securities of such series outstanding on the Trigger Event Notice Date, and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of Contingent Convertible Preferred Securities of such series Outstanding on the Capital Reduction Notice Date, other than Contingent Convertible Preferred Securities in respect of which such Holders have elected not to convert such Contingent Convertible Preferred Securities in accordance with Section 4.02(b).

(e) The obligation of the Company to issue and deliver Common Shares to a Holder of Contingent Convertible Preferred Securities of any series on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares Depository. Receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge the Company’s obligations in respect of the Contingent Convertible Preferred Securities converted, other than, in the case of a Capital Reduction, as provided under Section 4.02(a) with respect to the payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09) except as provided in Section 4.02(b), and except as noted under Section 4.08(g) with respect to certain stamp and similar taxes.

(f) Except as set forth in the immediately succeeding paragraph with respect to a Capital Reduction, if a Conversion Event occurs, Holders shall have recourse to the Company only for the issue and delivery of the relevant Common Shares to the Conversion Shares Depository (except as noted under Section 4.08(g) with respect to certain stamp and similar taxes). After such delivery by the Company of the relevant Common Shares to the Conversion Shares Depository, Holders of any series of Contingent Convertible Preferred Securities so converted shall have recourse to the Conversion Shares Depository only and exclusively for the purposes of delivery to them of such Common Shares, in the circumstances described in Section 4.08.

In the case of a Capital Reduction, Holders shall also have recourse to the Company as provided under Section 4.02(a) with respect to the payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09) except as provided in Section 4.02(b).

Section 4.04. Conversion Price.

“Conversion Price” means, in respect of a Conversion Notice Date, if the Common Shares are:

(a) then admitted to trading on a Relevant Stock Exchange, the higher of:

(i) the Reference Market Price of a Common Share (translated into Dollars at the Prevailing Rate, if applicable);

(ii) the Floor Price; and

(iii) the nominal value of a Common Share (translated into Dollars at the Prevailing Rate, if applicable); or

(b) not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above.

Section 4.05. Anti-Dilution Adjustment of the Floor Price. For the purposes of this Section 4.05 only (a) references to the “issue” of Common Shares or Common Shares being issued shall, if not otherwise expressly specified in this Contingent Convertible Preferred Securities Indenture, include the transfer and/or delivery of Common Shares, whether newly issued and allotted or previously existing or held by or on behalf of the Company or any member of the Group, and (b) Common Shares held by or on behalf of the Company or any member of the Group (and which, in the case of Section 4.05(a)(iv) and Section 4.05(a)(vi), are not entitled to receive the relevant right or other entitlement) shall not be considered as or treated as in issue or issued or entitled to receive any Dividend, right or other entitlement.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

(a) Upon the happening of any of the events described below and unless otherwise provided in connection with a series of Contingent Convertible Preferred Securities, the Floor Price of any series of Contingent Convertible Preferred Securities shall be adjusted from time to time as follows:

(i) If and whenever there shall be a consolidation, reclassification, redesignation or subdivision affecting the number of Common Shares, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such consolidation, reclassification, redesignation or subdivision by the following fraction:

A

B

where:

A	is the aggregate number of Common Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B	is the aggregate number of Common Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect.

(ii) If and whenever the Company shall issue any Common Shares credited as fully paid to Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (i) where any such Common Shares are or are to be issued instead of the whole or part of a Dividend in cash which Shareholders would or could otherwise have elected to receive, (ii) where Shareholders may elect to receive a Dividend in cash in lieu of such Common Shares or (iii) where any such Common Shares are or are expressed to be issued in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue by the following fraction:

A

B

where:

A	is the aggregate number of Common Shares in issue immediately before such issue; and

B	is the aggregate number of Common Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Common Shares.

(iii) (A) If and whenever the Company shall pay any Extraordinary Dividend to its Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B

  A

where:

A	is the Current Market Price of one Common Share on the Effective Date; and

B

is the portion of the Fair Market Value of the aggregate Extraordinary Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Extraordinary Dividend by the number of Common Shares entitled to receive the relevant Dividend.

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Extraordinary Dividend can be determined.

“Effective Date” means, in respect of this Section 4.05(a)(iii)(A), the first date on which the Common Shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means any Cash Dividend which is expressly declared by the Company to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to its Shareholders or any analogous or similar term (including any distribution made as a result of any Capital Reduction), in which case the Extraordinary Dividend shall be such Cash Dividend.

(B) If and whenever the Company shall pay or make any Non-Cash Dividend to Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B

  A

where:

A	is the Current Market Price of one Common Share on the Effective Date; and

B

is the portion of the Fair Market Value of the aggregate Non-Cash Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Non-Cash Dividend by the number of Common Shares entitled to receive the relevant Non-Cash Dividend (or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of the Company or any member of the Group, by the number of Common Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Common Shares, or any Common Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Non-Cash Dividend is capable of being determined as provided herein.

“Effective Date” means, in respect of this Section 4.05(a)(iii)(B), the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of the Company or any member of the Group, the date on which such purchase, redemption or buy back is made (or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein) or in the case of a Spin-Off, the first date on which the Common Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(C) For the purposes of this Section 4.05(a)(iii), Fair Market Value shall (except as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

(D) In making any calculations for the purposes of this Section 4.05(a)(iii), such adjustments (if any) shall be made as an Independent Financial Adviser may determine in good faith to be appropriate to reflect (A) any consolidation or sub-division of any Common Shares or (B) the issue of Common Shares by way of capitalization of profits or reserves (or any like or similar event) or (C) any increase in the number of Common Shares in issue in the Company’s financial year in question.

(iv) If and whenever the Company shall issue Common Shares to its Shareholders as a class by way of rights, or the Company or any member of the Group or (at the direction or request or pursuant to any arrangements with the Company or any member of the Group) any other company, person or entity shall issue or grant to the Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any Common Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Common Share which is less than 95% of the Current Market Price per Common Share on the Effective Date, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A	is the number of Common Shares in issue on the Effective Date;

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of Common Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Common Share; and

C

is the number of Common Shares to be issued or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate;

provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Section 4.05(a)(iv), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.05(a)(iv), the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(v) If and whenever the Company or any member of the Group or (at the direction or request or pursuant to any arrangements with the Company or any member of the Group) any other company, person or entity shall issue any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Common Shares) to the Shareholders as a class by way of rights or grant to the Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Common Shares or Securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, rights to otherwise acquire, Common Shares), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B

  A

where:

A	is the Current Market Price of one Common Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.05(a)(v), the first date on which the Common Shares are traded ex-the relevant Securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(vi) If and whenever the Company shall issue (otherwise than as mentioned in Section 4.05(a)(iv) above) wholly for cash or for no consideration any Common Shares (other than Common Shares issued on conversion of any series of Contingent Convertible Preferred Securities or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire Common Shares) or if and whenever the Company or any member of the Group or (at the direction or request or pursuance to any arrangements with the Company or any member of the Group) any other company, person or entity shall issue or grant (otherwise than as mentioned in Section 4.05(a)(iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares (other than the Contingent Convertible Preferred Securities of any series, which term shall for this purpose include any Further Contingent Convertible Preferred Securities), in each case at a price per Common Share which is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the terms of such issue or grant, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A	is the number of Common Shares in issue immediately before the issue of such Common Shares or the grant of such options, warrants or rights;

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the issue of such Common Shares or, as the case may be, for the Common Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Common Share on the Effective Date; and

C

is the number of Common Shares to be issued pursuant to such issue of such Common Shares or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights; provided that if at the Effective Date, such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Section 4.05(a)(vi), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.05(a)(vi), the date of issue of such Common Shares or, as the case may be, the grant of such options, warrants or rights.

(vii) If and whenever the Company or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Company or any member of the Group) any other company, person or entity (otherwise than as mentioned in Section 4.05(a)(iv), Section 4.05(a)(v) or Section 4.05(a)(vi)) shall issue wholly for cash or for no consideration any Securities (other than Contingent Convertible Preferred Securities of any series, which term for this purpose shall include any Further Contingent Convertible Preferred Securities) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Common Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified/redesignated as Common Shares, and the consideration per Common Share receivable upon conversion, exchange, subscription, purchase, acquisition or redesignation is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A

is the number of Common Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire Common Shares which have been issued, purchased or acquired by the Company or any member of the Group (or at the direction or request or pursuant to any arrangements with the Company or any member of the Group) for the purposes of or in connection with such issue, less the number of such Common Shares so issued, purchased or acquired);

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Common Shares to be issued or to arise from any such reclassification/redesignation would purchase at such Current Market Price per Common Share; and

C

is the maximum number of Common Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Common Shares which may be issued or arise from any such reclassification/redesignation;

provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this Section 4.05(a)(vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification/redesignation had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.05(a)(vii), the date of issue of such Securities or, as the case may be, the grant of such rights.

(viii) If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any Securities (other than the Contingent Convertible Preferred Securities of any series, which term shall for this purpose include any Further Contingent Convertible Preferred Securities) pursuant to Section 4.05(a)(vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Common Share receivable has been reduced and is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the proposals for such modification, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A

is the number of Common Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Common Shares which have been issued, purchased or acquired by the Company or any member of the Group (or at the direction or request or pursuant to any arrangements with the Company or any member of the Group) for the purposes of or in connection with such Securities, less the number of such Common Shares so issued, purchased or acquired);

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Common Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C

is the maximum number of Common Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Financial Adviser in good faith shall consider appropriate for any previous adjustment under this Section 4.05(a)(viii) or Section 4.05(a)(vii);

provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this Section 4.05(a)(viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.05(a)(viii), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

(ix) If and whenever the Company or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Company or any member of the Group) any other company, person or entity shall offer any Securities in connection with which the Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Floor Price falls to be adjusted under Section 4.05(a)(ii), Section 4.05(a)(iii), Section 4.05(a)(iv), Section 4.05(a)(v), Section 4.05(a)(vi) or Section 4.05(a)(x) (or would fall to be so adjusted if the relevant issue or grant was at less than 95% of the Current Market Price per Common Share on the relevant dealing day under Section 4.05(a)(v) above)) the Floor Price shall be adjusted by multiplying the Floor Price in force immediately before the Effective Date by the following fraction:

A – B

  A

where:

A	is the Current Market Price of one Common Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.05(a)(ix), the first date on which the Common Shares are traded ex-rights on the Relevant Stock Exchange.

(x) If the Company determines that a reduction to the Floor Price should be made for whatever reason, the Floor Price will be reduced (either generally or for a specified period as notified to Holders of the Contingent Convertible Preferred Securities of such relevant series) in such manner and with effect from such date as the Company shall determine and notify to the Holders of the relevant series of Contingent Convertible Preferred Securities.

(b) Notwithstanding Section 4.05(a):

(i) where the events or circumstances giving rise to any adjustment of the Floor Price have already resulted or will result in an adjustment to the Floor Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Floor Price or where more than one event which gives rise to an adjustment to the Floor Price occurs within such a short period of time that, in the opinion of the Company, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result; and

(ii) such modification shall be made to the operation of this Section 4.05 as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate (A) to ensure that an adjustment to the Floor Price or the economic effect thereof shall not be taken into account more than once and (B) to ensure that the economic effect of a Dividend is not taken into account more than once;

and in each case, any such modification shall be conclusive and binding on all parties (including the Holders and beneficial owners of any Contingent Convertible Preferred Security) save in the case of manifest error.

(c) For the purpose of any calculation of the consideration receivable or price pursuant to Section 4.05(a)(iv), Section 4.05(a)(vi), Section 4.05(a)(vii) and Section 4.05(a)(viii) above, the following provisions shall apply:

(i) the aggregate consideration receivable or price for Common Shares issued for cash shall be the amount of such cash;

(ii) (A) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (B) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Company to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date as referred to in Section 4.05(a)(iv), Section 4.05(a)(vi), Section 4.05(a)(vii) or Section 4.05(a)(viii) above, as the case may be, plus in the case of each of (A) and (B) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (C) the consideration receivable or price per Common Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (A) or (B) above (as the case may be) divided by the number of Common Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii) if the consideration or price determined pursuant to (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Share Currency, it shall be converted into the Share Currency at the Prevailing Rate on the relevant Effective Date (in the case of (i) above) or the relevant date of first public announcement (in the case of (ii) above);

(iv) in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Common Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

(v) the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable regardless of whether all or part thereof is received, receivable, paid or payable by or to the Company or another entity.

(d) If the Conversion Settlement Date in relation to the Conversion of any Contingent Convertible Preferred Security of any series shall be after the record date in respect of any consolidation, reclassification, redesignation or sub-division as is mentioned in Section 4.05(a)(i), or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Section 4.05(a)(ii), Section 4.05(a)(iii), Section 4.05(a)(iv), Section 4.05(a)(v) or Section 4.05(a)(ix), or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in Section 4.05(a)(vi) and Section 4.05(a)(vii) or of the terms of any such modification as is mentioned in Section 4.05(a)(viii) above, but before the relevant adjustment to the Floor Price (if applicable) becomes effective under Section 4.05 above (such adjustment, a “Retroactive Adjustment”), then the Company shall (conditional upon the relevant adjustment becoming effective) procure that there shall be delivered to the Conversion Shares Depository, for onward delivery to the Holders of the relevant Contingent Convertible Preferred Securities, in accordance with the instructions contained in the Delivery Notices received by the Conversion Shares Depository, such additional number of Common Shares (if any) (the “Additional Common Shares”) as, together with the Common Shares issued on Conversion of the Contingent Convertible Preferred Securities (together with any fraction of a Common Share not so delivered to any relevant Holder pursuant to Section 4.03(a)), is equal to the number of Common Shares which would have been required to be issued and delivered on such Conversion if the relevant adjustment to the Floor Price had been made and become effective immediately prior to the relevant Conversion Notice Date (except as provided in Section 4.03(a) with respect to fractions); provided that, where applicable, if the Conversion Shares Depository and/or the Holders, as the case may be, shall be entitled to receive the relevant Dividend in respect of the Common Shares to be issued or delivered to them, then no such Retroactive Adjustment shall be made in relation to such Dividend and Additional Common Shares shall not be issued and delivered to the Conversion Shares Depository and Holders in relation thereto. If Additional Common Shares are required under this Contingent Convertible Preferred Securities Indenture, all references to the issue and/or delivery of Common Shares in this Contingent Convertible Preferred Securities Indenture shall be construed accordingly.

(e) If any doubt shall arise as to whether an adjustment is required to be made to the Floor Price or as to the appropriate adjustment to the Floor Price, the Company may at its discretion appoint an Independent Financial Adviser and, following consultation between the Company and such Independent Financial Adviser, a written determination of such Independent Financial Adviser in respect thereof shall be conclusive and binding on all parties (including the Holders and beneficial owners of any Contingent Convertible Preferred Security), save in the case of manifest error.

(f) No adjustment will be made to the Floor Price where Common Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Company or any member of the Group or any associated company or to a trustee or trustees or intermediary to be held for the benefit of any such person, in any such case pursuant to any share or option or similar scheme.

(g) On any adjustment, if the resultant Floor Price has more decimal places than the initial Floor Price, it shall be rounded down to the same number of decimal places as the initial Floor Price. No adjustment shall be made to the Floor Price where such adjustment (rounded down if applicable) would be less than 1% of the Floor Price then in effect. Any adjustment not required to be made pursuant to the above, and/or any amount by which the Floor Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made. On any adjustment, the resultant Floor Price shall be expressed in Dollars.

(h) Notice of any adjustments to the Floor Price shall be given by the Company to Holders of the Contingent Convertible Preferred Securities of any series through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and in accordance with Section 1.06 promptly after the determination thereof.

Section 4.06. Conversion Procedures. Common Shares.

(a) If a Trigger Event in respect of a series of Contingent Convertible Preferred Securities occurs at any time on or after the issue date of such series of Contingent Convertible Preferred Securities, then the Company will notify the Regulator and the Holders of such series of Contingent Convertible Preferred Securities immediately upon the Company’s determination that a Trigger Event has occurred (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with Section 1.06 (together, the “Trigger Event Notice”). Any failure by the Company to give a Trigger Event Notice or otherwise notify the Holders of a Trigger Event will have no impact on the effectiveness of, or otherwise invalidate, any Trigger Conversion, will not constitute an Enforcement Event with respect to such series of Contingent Convertible Preferred Securities, or give the Holders or beneficial owners of the Contingent Convertible Preferred Securities of such series any rights as a result of such failure.

(b) If a Capital Reduction in respect of a series of Contingent Convertible Preferred Securities occurs at any time on or after the issue date of such series of Contingent Convertible Preferred Securities, then the Company will notify the Regulator and the Holders of such series of Contingent Convertible Preferred Securities immediately (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with Section 1.06 (together, the “Capital Reduction Notice”). Any failure by the Company to give a Capital Reduction Notice or otherwise notify the Holders of a Capital Reduction will have no impact on the effectiveness of, or otherwise invalidate, any Capital Reduction, will not constitute an Enforcement Event with respect to such series of Contingent Convertible Preferred Securities, or give the Holders or beneficial owners of the Contingent Convertible Preferred Securities of such series any rights as a result of such failure.

(c) A Conversion Notice shall be a written notice specifying the following:

(i) that a Trigger Event or a Capital Reduction has occurred, as the case may be;

(ii) in the case of a Capital Reduction Notice, the Conversion Price;

(iii) in the case of a Capital Reduction Notice, the Election Period, the procedures Holders must follow with respect to timely submission of Election Notices and the form of Election Notice;

(iv) in the case of a Capital Reduction Notice, the expected Conversion Settlement Date, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the Conversion Notice Date;

(v) the contact details of the Conversion Shares Depository and Paying and Conversion Agent and the procedures Holders of the Contingent Convertible Preferred Securities must follow to obtain delivery of the Common Shares;

(vi) that the Contingent Convertible Preferred Securities (other than, in the case of a Capital Reduction, Contingent Convertible Preferred Securities which Holders elect not to convert in accordance with Section 4.02(b)) shall remain in existence for the sole purposes of evidencing the Holder’s right to receive Common Shares from or on behalf of the Conversion Shares Depository and, in the case of a Capital Reduction, of evidencing the Holder’s right to receive payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date as provided under Section 4.02(a), where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09; and

(vii) a request that Holders and beneficial owners (or the custodian, broker, nominee or other representative thereof) of such Contingent Convertible Preferred Securities complete a Delivery Notice to be delivered, together with the relevant Contingent Convertible Preferred Securities held by them (other than, in the case of a Capital Reduction, Contingent Convertible Preferred Securities which Holders elect not to convert in accordance with Section 4.02(b)), to the specified office of the Paying and Conversion Agent, with a copy of such Delivery Notice to the Trustee, no later than five Business Days (in the relevant place of delivery) prior to the relevant Conversion Settlement Date (the “Notice Cut-off Date”).

In the case of a Trigger Event, the Company shall further notify the Holders of the relevant series of Contingent Convertible Preferred Securities of the expected Conversion Settlement Date and of the Conversion Price within 10 Business Days of the Conversion Notice Date, in accordance with Section 1.06.

(d) The Conversion Notice Date shall be deemed to be the date on which the Trigger Event Notice or the Capital Reduction Notice, as the case may be, containing the information set forth in Section 4.06(c) (except, in the case of a Trigger Event, for its last paragraph) is communicated through the filing of a relevant information (información relevante) announcement with the CNMV and is published in accordance with the rules and regulations of any applicable stock exchange or other relevant authority in accordance with Section 4.06(a) or 4.06(b), as the case may be.

(e) Notwithstanding Sections 4.06(a) and 4.06(b), upon the Company’s determination that a Trigger Event has occurred or upon the Company’s adoption of a Capital Reduction measure, it shall, prior to giving a Conversion Notice, deliver to the Trustee a certificate stating that a Conversion Event has occurred, which the Trustee shall accept without any further enquiry as sufficient evidence of such matters, and such certificate will be conclusive and binding on the Trustee, the Holders and beneficial owners of the Contingent Convertible Preferred Securities of such series. The Company shall provide a copy of the Conversion Notice to the Trustee as soon as it is available.

(f) Within two Business Days after its receipt of the Conversion Notice, the Trustee shall transmit the Conversion Notice to the Depositary.

(g) If a Trigger Event occurs, the Contingent Convertible Preferred Securities of any series will be converted in whole and not in part pursuant to this Article 4, and if a Capital Reduction occurs, the Contingent Convertible Preferred Securities of any series will be converted in whole and not in part pursuant to this Article 4 except for Contingent Convertible Preferred Securities in respect of which such Holders have elected not to convert such Contingent Convertible Preferred Securities in accordance with Section 4.02(b).

(h) Notwithstanding anything set forth in this Contingent Convertible Preferred Securities Indenture to the contrary, except in the case of a Capital Reduction with respect to any Contingent Convertible Preferred Securities in respect of which the Holders have elected not to convert such Contingent Convertible Preferred Securities in accordance with Section 4.02(b) (as the case may be), upon a Conversion, (i) subject to the right of Holders of the Contingent Convertible Preferred Securities relating to a breach of the Performance Obligation in the event of a failure by the Company to issue and deliver any Common Shares to the Conversion Shares Depository on the Conversion Settlement Date and, in the case of a Capital Reduction, the right of Holders to receive payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date as provided under Section 4.02(a) (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09 and except as provided in Section 4.02(b)), this Contingent Convertible Preferred Securities Indenture shall impose no duties upon the Trustee whatsoever with regard to a Conversion (other than as provided in Section 3.05(a) if a Global Security is surrendered for conversion in part upon a Capital Reduction), and the Holders of the Contingent Convertible Preferred Securities converted or to be converted shall have no rights whatsoever under this Contingent Convertible Preferred Securities Indenture or such Contingent Convertible Preferred Securities to instruct the Trustee to take any action whatsoever; and (ii) as of the Conversion Notice Date, except for any indemnity and/or security provided by any Holders of such Contingent Convertible Preferred Securities in such direction or related to such direction, any direction previously given to the Trustee by any Holders of such Contingent Convertible Preferred Securities shall cease automatically and shall be null and void and of no further effect.

(i) The Company’s obligations to indemnify the Trustee in accordance with this Contingent Convertible Preferred Securities Indenture shall survive any Conversion.

Section 4.07. Agreement and Waiver with Respect to Conversion. The Contingent Convertible Preferred Securities of any series are not convertible into Common Shares at the option of Holders of Contingent Convertible Preferred Securities of any series at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding anything to the contrary in the Contingent Convertible Preferred Securities of any series, this Contingent Convertible Preferred Securities Indenture or any other agreements, arrangements or understandings between the Company and any Holder of the Contingent Convertible Preferred Securities of any series, by its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Contingent Convertible Preferred Securities of such series, including, without limitation, those related to (y) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the Holders or beneficial owners of the Contingent Convertible Preferred Securities of such series or the Trustee; (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the Holders of the Contingent Convertible Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with Section 4.02(a) (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09 and except as provided in Section 4.02(b)) and except as noted under Section 4.08(g) with respect to certain stamp and similar taxes), and the Company’s liability to pay any amounts (including the Liquidation Preference (and premium, if any) of, or any Distribution in respect of the Contingent Convertible Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with Section 4.02(a) (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09 and except as provided in Section 4.02(b)) and except as noted under Section 4.08(g) with respect to certain stamp and similar taxes)), shall be automatically released, and the Holders of the Contingent Convertible Preferred Securities so converted shall not have the right to give a direction to the Trustee with respect to the Conversion Event and any related Conversion; (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to such series of Contingent Convertible Preferred Securities and/or any Common Shares that such Holder or beneficial owner may have received following a Conversion, which exercise may result in any of the consequences described in Section 14.01(a), the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms; (iv) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, this Contingent Convertible Preferred Securities Indenture and in connection with the Contingent Convertible Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion; and (v) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Contingent Convertible Preferred Securities to be converted to take any and all necessary actions, if required, to implement the Conversion without any further action or direction on the part of such Holder or beneficial owner of such Contingent Convertible Preferred Securities or the Trustee.

Section 4.08. Settlement Procedures.

(a) Delivery of the Common Shares to the Holders of converted Contingent Convertible Preferred Securities upon a Conversion Event shall be made in accordance with the procedures set forth in this Section 4.08. The Company may make changes to these procedures to the extent such changes are reasonably necessary, in the opinion of the Company, including to reflect changes in clearing system practices.

(b) Holders of any series of Contingent Convertible Preferred Securities cleared and settled through DTC may elect to have their Common Shares delivered in the form of Common Shares or ADSs in accordance with the procedures set forth in this Section 4.08. The obligation to deliver ADSs if a Holder elects to have its Common Shares delivered in such form will apply only if on the relevant Conversion Settlement Date the Company continues to maintain an ADS depositary facility.

(c) In order to obtain delivery of the relevant Common Shares, or, if indicated in the relevant Delivery Notice, ADSs, upon any Conversion from the Conversion Shares Depository, the relevant Holder must deliver its Contingent Convertible Preferred Securities (other than, in the case of a Capital Reduction, Contingent Convertible Preferred Securities which Holders elect not to convert in accordance with Section 4.02(b)) and a duly completed Delivery Notice to the specified office of the Paying and Conversion Agent, with a copy of such Delivery Notice to the Trustee, on or before the Notice Cut-off Date. Except as otherwise indicated in the Conversion Notice, the Delivery Notice shall contain: (i) the name of the Holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of the Contingent Convertible Preferred Securities to be converted; (ii) the aggregate Liquidation Preference held by such Holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of such converted Contingent Convertible Preferred Securities on the date of such notice; (iii) whether Common Shares or ADSs are to be delivered to the Holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of such Contingent Convertible Preferred Securities; (iv) the name in which the Common Shares or ADSs, as applicable, are to be registered, if applicable; (v) the details of the DTC, Iberclear or other clearing system account (subject to the limitations set out below) to which the Common Shares or ADSs are to be credited (or, if the Common Shares are not a participating security in Iberclear or another clearing system, the address to which the Common Shares should be delivered; and, as the case may be, details of the registered account in the Company’s ADS facility if direct registration ADSs are to be issued); (vi) any relevant certifications and/or representations as may be required by applicable law and regulations; and (vii) such other details as may be required by the Paying and Conversion Agent or any relevant Clearing System.

(d) If the Contingent Convertible Preferred Securities are held through DTC, the Delivery Notice must be given and the Contingent Convertible Preferred Securities delivered in accordance with the applicable procedures of DTC (which may include the notice being given to the Paying and Conversion Agent by electronic means) and in a form acceptable to DTC and the Paying and Conversion Agent. With respect to any Contingent Convertible Preferred Securities held in definitive form, the Delivery Notice must be delivered to the specified office of the Paying and Conversion Agent together with the relevant Contingent Convertible Preferred Securities, except as otherwise indicated in the relevant Conversion Notice.

(e) Subject to satisfaction of the requirements and limitations set forth in this Section 4.08 and provided that the relevant Contingent Convertible Preferred Securities and a duly completed Delivery Notice have been delivered not later than the Notice Cut-off Date, the Paying and Conversion Agent shall give instructions to the Conversion Shares Depository that the Conversion Shares Depository shall deliver the relevant Common Shares (rounded down to the nearest whole number of Common Shares in accordance with Section 4.03(a) and, where applicable, Section 4.05(d)) to, or shall deposit part or all of such Common Shares with the ADS Depositary on behalf of, the Holder (or, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of the relevant Contingent Convertible Preferred Securities completing such Delivery Notice or its nominee in accordance with the instructions given in such Delivery Notice on the applicable Conversion Settlement Date.

(f) Any Delivery Notice shall be irrevocable. Failure properly to complete and deliver a Delivery Notice and deliver the relevant Contingent Convertible Preferred Securities may result in such Delivery Notice being treated as null and void and the Company shall be entitled to procure the sale of any applicable Common Shares to which the relevant Holder may be entitled in accordance with Section 4.09. Any determination as to whether any Delivery Notice has been properly completed and delivered as provided in this Section 4.08 shall be made by the Company in its sole discretion, acting in good faith, and shall, in the absence of manifest error, be conclusive and binding on the relevant Holders and beneficial owners (and any custodian, broker, nominee or other representative thereof).

(g) A Holder of the Contingent Convertible Preferred Securities of any series or Selling Agent (as defined in Section 4.09) must pay (in the case of the Selling Agent, by means of deduction from the net proceeds of sale set forth in Section 4.09) any taxes and capital, stamp, issue, registration and transfer taxes or duties arising on Conversion (other than any capital, stamp, issue, registration and transfer taxes or duties payable in Spain by the Company in respect of the issue and delivery of the Common Shares in accordance with a Delivery Notice delivered pursuant to this Contingent Convertible Preferred Securities Indenture which shall be paid by the Company) and such Holder or the Selling Agent (as the case may be) must pay (in the case of the Selling Agent, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes or duties arising by reference to any disposal or deemed disposal of a Contingent Convertible Preferred Security or interest therein.

(h) Any costs incurred by the Conversion Shares Depository or any parent, subsidiary or affiliate of the Conversion Shares Depository in connection with the holding by the Conversion Shares Depository of any Common Shares and any amount received in respect thereof shall be deducted by the Conversion Shares Depository from such amount (or, if such deduction is not possible, paid to the Conversion Shares Depository, by the relevant Holder) prior to the delivery of such Common Shares and/or payment of such amount to the relevant Holder.

(i) If the Company shall fail to pay any capital, stamp, issue, registration and transfer taxes or duties for which it is responsible as provided in Section 4.08(g), the Holder or Selling Agent, as the case may be, shall be entitled (but shall not be obliged) to tender and pay the same and the Company as a separate and independent obligation, undertakes to reimburse and indemnify each Holder or Selling Agent, as the case may be, in respect of any payment thereof and any penalties payable in respect thereof.

(j) The Common Shares issued on Conversion will be fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the relevant Conversion Notice Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Common Shares will not rank for (or, as the case may be, the relevant Holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the Conversion Settlement Date.

Section 4.09. Failure to Deliver a Delivery Notice.

(a) If a duly completed Delivery Notice and the relevant Contingent Convertible Preferred Securities are not received by the Paying and Conversion Agent as provided in this Contingent Convertible Preferred Securities Indenture on or before the Notice Cut-off Date, then within 10 Business Days following the Conversion Settlement Date, all Common Shares held by the Conversion Shares Depository in respect of which the applicable Contingent Convertible Preferred Securities and a duly completed Delivery Notice have not been received on or before the Notice Cut-off Date as aforesaid will be sold by or on behalf of a person (which may be the Company or another member of the Group or a third party) appointed by the Company in its sole and absolute discretion (the “Selling Agent”) as soon as reasonably practicable.

(b) Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale of any Common Shares pursuant to Section 4.09(a), and the conversion of any proceeds of such sale into Dollars, the net proceeds of such sale, converted into Dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed pro rata to the relevant Holders in such manner and at such time as the Company shall determine and notify to the relevant Holders. Such payment shall for all purposes discharge the obligations of the Company, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent to such Holders in respect of the relevant Conversion. The Selling Agent will be deemed to be acting on behalf of Holders whose Contingent Convertible Preferred Securities and a duly completed Delivery Notice were not received on or before the Notice Cut-off Date for the purposes set out above and to that effect Holders and beneficial owners of the Contingent Convertible Preferred Securities by virtue of their acquisition of the Contingent Convertible Preferred Securities will be deemed to be accepting and giving express instructions to the Selling Agent to do so in accordance with these conditions. The Company, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this Section 4.09 or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares. Furthermore, the Company, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability to any Holder or beneficial owner of the Contingent Convertible Preferred Securities for any loss resulting from such Holder’s or beneficial owner’s failure to receive any Common Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such Holder or beneficial owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Delivery Notice and the relevant Contingent Convertible Preferred Securities on a timely basis or at all.

(c) If the applicable Contingent Convertible Preferred Securities and Delivery Notice are not received by the Paying and Conversion Agent on or before the Notice Cut-off Date and the Company does not appoint the Selling Agent by the 10th Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with this Section 4.09, the Conversion Shares Depository shall continue to hold any Common Shares not sold by the Selling Agent until a duly completed Delivery Notice and the relevant Contingent Convertible Preferred Securities are so delivered. However, any Holder of such Contingent Convertible Preferred Securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the Holder so elects, ADSs, satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf).

Section 4.10. Delivery of ADSs. In respect of any Common Shares that Holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Conversion Shares Depository shall deposit with the custodian for the ADS Depositary the relevant number of Common Shares to be issued upon Conversion of the relevant Contingent Convertible Preferred Securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such Holders (per the ADS-to-Common Share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Common Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.

Article 5

SATISFACTION AND DISCHARGE

Section 5.01. Satisfaction and Discharge of Contingent Convertible Preferred Securities Indenture. This Contingent Convertible Preferred Securities Indenture shall upon Company Request cease to be of further effect with respect to the Contingent Convertible Preferred Securities of any series (except as to any surviving rights of registration of transfer or exchange of the Contingent Convertible Preferred Securities of such series herein expressly provided for), and the Trustee, at the direction and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Contingent Convertible Preferred Securities Indenture with respect to the Contingent Convertible Preferred Securities of such series when (a) all Contingent Convertible Preferred Securities of such series theretofore authenticated and delivered (other than Contingent Convertible Preferred Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and Contingent Convertible Preferred Securities for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 11.03) have been delivered to the Trustee for cancellation; (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Contingent Convertible Preferred Securities of such series; and (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Contingent Convertible Preferred Securities Indenture with respect to the Contingent Convertible Preferred Securities of such series have been complied with.

In addition, upon the exercise of a Spanish Bail-in Power with respect to a series of Contingent Convertible Preferred Securities which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on such Contingent Convertible Preferred Securities or such Contingent Convertible Preferred Securities otherwise ceasing to be outstanding, this Contingent Convertible Preferred Securities Indenture shall be deemed satisfied and discharged as to such series of Contingent Convertible Preferred Securities.

Notwithstanding any satisfaction and discharge of this Contingent Convertible Preferred Securities Indenture with respect to any series of Contingent Convertible Preferred Securities, the obligations of the Company to the Trustee under Section 7.08 of this Contingent Convertible Preferred Securities Indenture, the obligations of the Company to any Authenticating Agent under Section 7.15 of this Contingent Convertible Preferred Securities Indenture and the obligations of the Trustee under the last paragraph of Section 11.03 of this Contingent Convertible Preferred Securities Indenture shall survive such satisfaction and discharge, as shall any other provision of this Contingent Convertible Preferred Securities Indenture, including Section 7.17, which is stated to survive the termination of this Contingent Convertible Preferred Securities Indenture.

Article 6

REMEDIES

Section 6.01. Enforcement Events.

(a) Each of the following events is an “Enforcement Event” with respect to any series of Contingent Convertible Preferred Securities:

(i) the breach of any term, obligation or condition binding on the Company under the Contingent Convertible Preferred Securities of such series (other than any of the Company’s payment obligations under or arising from the Contingent Convertible Preferred Securities of such series, including payment of any Liquidation Preference (and premium, if any), Distributions or Additional Amounts (including upon a Capital Reduction), payment of the Redemption Price or payment of any damages awarded for breach of any obligations)) (a “Performance Obligation”); or

(ii) the occurrence of any voluntary or involuntary liquidation or winding-up of the Company (a “Liquidation Event”).

(b) Neither the exercise of the Spanish Bail-in Power nor the exercise of any other resolution tool by the Relevant Spanish Resolution Authority or any action in compliance therewith shall constitute an Enforcement Event or other default under the terms of the Contingent Convertible Preferred Securities or this Contingent Convertible Preferred Securities Indenture.

Section 6.02. Liquidation Distribution. (a) Except as provided in Section 6.02(b) below, in the event of any Liquidation Event, Holders of the Contingent Convertible Preferred Securities of any series (unless previously converted into Common Shares pursuant to Article 4) shall be entitled to receive out of the assets of the Company available for distribution to Holders of such series, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Common Shares or any other instrument of the Company ranking junior to the Contingent Convertible Preferred Securities of such series.

(b) If, upon the occurrence of a Liquidation Event, a Conversion Event has occurred or occurs but the relevant conversion of the Contingent Convertible Preferred Securities of such series into Common Shares pursuant to Article 4 is still to take place at such time, Holders of the Contingent Convertible Preferred Securities of such series will be entitled to receive (i) out of the relevant assets of the Company a monetary amount equal to that which Holders of such Contingent Convertible Preferred Securities of such series would have received on any distribution of the assets of the Company if such conversion had taken place immediately prior to such Liquidation Event or (ii) such amounts as may be otherwise provided in accordance with applicable law at such time.

(c) After payment of the relevant entitlement in respect of a Contingent Convertible Preferred Security as described in this Section 6.02, such Contingent Convertible Preferred Security will confer no further right or claim to any of the remaining assets of the Company.

Section 6.03. Limitation of Remedies Upon an Enforcement Event.

The sole remedies of the Holders of the Contingent Convertible Preferred Securities of a series and the Trustee under the Contingent Convertible Preferred Securities of such series or this Contingent Convertible Preferred Securities Indenture upon the occurrence of an Enforcement Event shall be:

(a) with respect to the Enforcement Event set forth in Section 6.01(a)(i), to seek enforcement of the relevant Performance Obligation; and

(b) with respect to the Enforcement Event set forth in Section 6.01(a)(ii), to enforce the entitlement set forth in Section 6.02.

Section 6.04. No Other Remedies and Other Terms.

(a) Other than the limited remedies specified in this Article 6, and subject to paragraph (c) below, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders) or to the Holders of the Contingent Convertible Preferred Securities of any series, whether for the recovery of amounts owing in respect of such Contingent Convertible Preferred Securities or under this Contingent Convertible Preferred Securities Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Contingent Convertible Preferred Securities or under this Contingent Convertible Preferred Securities Indenture in relation thereto; provided, however, that the Company’s obligations to the Trustee under, and the Trustee’s lien provided for in Section 7.08 of this Contingent Convertible Preferred Securities Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 6.08 of this Contingent Convertible Preferred Securities Indenture shall not be limited or impaired by this Article 6 and expressly survive any Enforcement Event and are not subject to the subordination provisions of Section 13.01.

(b) Notwithstanding the limitations on remedies specified in this Article 6, (i) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders under the provisions of this Contingent Convertible Preferred Securities Indenture, and (ii) nothing shall impair the rights of a Holder of the Contingent Convertible Preferred Securities under the Trust Indenture Act, absent such Holder’s consent, to sue for any payment due but unpaid with respect to the Contingent Convertible Preferred Securities as provided for in Section 6.10; provided that, in the case of (i) and (ii) above, any payments in respect of, or arising from, the Contingent Convertible Preferred Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Contingent Convertible Preferred Securities, shall be subject to the subordination provisions set forth in Section 13.01.

(c) In furtherance of Section 7.01 of this Contingent Convertible Preferred Securities Indenture:

(i) For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term “default” is hereby defined to mean an Enforcement Event which has occurred and is continuing.

(ii) Notwithstanding anything contained in this Contingent Convertible Preferred Securities Indenture to the contrary, the duties and responsibilities of the Trustee under this Contingent Convertible Preferred Securities Indenture shall be subject to the protections, exculpations and limitations on liability afforded to an indenture trustee under the provisions of the Trust Indenture Act.

Section 6.05. Agreement with Respect to Limitation of Remedies for Breach of a Performance Obligation. By its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder and beneficial owner of the Contingent Convertible Preferred Securities of such series acknowledges and agrees that such Holder and beneficial owner will not seek, and will not direct the Trustee to seek, a claim for damages against the Company in respect of a breach by the Company of a Performance Obligation and that the sole and exclusive remedy that such Holder, beneficial owner and the Trustee may seek under the Contingent Convertible Preferred Securities of such series and this Contingent Convertible Preferred Securities Indenture for a breach by the Company of a Performance Obligation is specific performance.

Section 6.06. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, winding-up or other similar judicial proceeding relative to the Company or any other obligor upon the Contingent Convertible Preferred Securities of any series or the property of the Company or such other obligor or their creditors (other than under or in connection with a proceeding not involving bankruptcy or insolvency), the Trustee (irrespective of whether the Liquidation Preference of the Contingent Convertible Preferred Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue Liquidation Preference (and premium, if any), Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09) or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in accordance with this Contingent Convertible Preferred Securities Indenture in order to have claims of the Holders and the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) allowed in any such proceeding; provided that the Company shall not, as a result of the bringing of any such proceeding, be obliged to pay any sum representing or measured by reference to Liquidation Preference (and premium, if any), Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09) or Additional Amounts on the Contingent Convertible Preferred Securities sooner than the same would otherwise have been payable by it. In particular, and except as aforesaid, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder and beneficial owner of Contingent Convertible Preferred Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or beneficial owners, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.08.

Subject to Article 9 and Article 10, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder or beneficial owner of a Contingent Convertible Preferred Security any plan of reorganization, arrangement, adjustment or composition affecting any Contingent Convertible Preferred Securities or the rights of any Holder or beneficial owner of any Contingent Convertible Preferred Security, or to authorize the Trustee to vote in respect of the claim of any such Holder or beneficial owner in any such proceeding.

The provisions of this Section 6.06 are subject to the provisions of Section 13.01.

Section 6.07. Trustee May Enforce Claims Without Possession of Contingent Convertible Preferred Securities. All rights of action and claims under this Contingent Convertible Preferred Securities Indenture or any of the Contingent Convertible Preferred Securities may be prosecuted and enforced by the Trustee without the possession of any of the Contingent Convertible Preferred Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (subject, with regard to the Company, to the provisions of Article 13 and Article 14) be for the ratable benefit of each and every Holder of a Contingent Convertible Preferred Security in respect of which such judgment has been recovered.

Section 6.08. Application of Money Collected. Any money collected by the Trustee pursuant to this Article or, after an Enforcement Event, any money or other property distributable in respect of the Company’s obligations under this Contingent Convertible Preferred Securities Indenture in respect of any series of Contingent Convertible Preferred Securities shall, subject to the provisions of Section 13.02 in relation to waiver of rights of set-off and Section 13.01 in relation to the subordination of the Contingent Convertible Preferred Securities, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of Liquidation Preference (and premium, if any), Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09) or Additional Amounts, upon presentation of such Contingent Convertible Preferred Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Contingent Convertible Preferred Securities in respect of which or for the benefit of which such money has been collected and is due and owing to the Trustee (including any predecessor Trustee) under Section 7.08;

SECOND: To the payment of the amounts then due and unpaid for Liquidation Preference (and premium, if any) of, Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09) on and Additional Amounts with respect to, such series of Contingent Convertible Preferred Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Contingent Convertible Preferred Securities for Liquidation Preference (and premium, if any), Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09) and Additional Amounts, if any, respectively; and

THIRD: To the payment of the balance, if any, to the Company or any other Person or Persons entitled thereto.

Section 6.09. Limitation on Suits. No Holder (which, for the purposes of this Section 6.09, includes each holder of a beneficial interest in the Contingent Convertible Preferred Securities of any series) of any Contingent Convertible Preferred Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to such Contingent Convertible Preferred Security, this Contingent Convertible Preferred Securities Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Enforcement Event with respect to Contingent Convertible Preferred Securities of such series specifying such Enforcement Event and stating that such notice is a “Notice of Enforcement Event” hereunder;

(b) the Holders of not less than 25% in aggregate Liquidation Preference of the Outstanding Contingent Convertible Preferred Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Enforcement Event in its own name as Trustee hereunder with respect to such series of Contingent Convertible Preferred Securities and such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Liquidation Preference of the Outstanding Contingent Convertible Preferred Securities of such series;

it being understood and intended that no one or more Holders of Contingent Convertible Preferred Securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Contingent Convertible Preferred Securities Indenture or any Contingent Convertible Preferred Security to affect, disturb or prejudice the rights of any other such Holder or Holders of any Contingent Convertible Preferred Security, or to obtain or to seek to obtain priority or preference over any other such Holder or Holders or to enforce any right under this Contingent Convertible Preferred Securities Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Contingent Convertible Preferred Securities of such series or Holders of any other Contingent Convertible Preferred Security.

Section 6.10. Unconditional Right of Holders to Receive Liquidation Preference (and Premium, if any), Distributions and Additional Amounts. Notwithstanding any other provision in this Contingent Convertible Preferred Securities Indenture and in any Contingent Convertible Preferred Security, and subject to as otherwise provided in this Article 6, Article 13 in relation to the subordination of the Contingent Convertible Preferred Securities of any series and Article 14 on the exercise of the Spanish Bail-in Power, the Holder of any Contingent Convertible Preferred Security shall have the right, which is absolute and unconditional, to receive payment of the Liquidation Preference (and premium, if any) of, any Distribution (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09) on, and any Additional Amounts with respect to, such Contingent Convertible Preferred Security on or after the dates upon which such amounts become due and payable pursuant to the terms expressed in such Contingent Convertible Preferred Security (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder of a Contingent Convertible Preferred Security has instituted any proceeding to enforce any right or remedy under this Contingent Convertible Preferred Securities Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted, to the extent permitted by applicable law.

Section 6.12. Rights and Remedies Cumulative. Subject to the limitations on remedies provided for in this Article 6, except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Contingent Convertible Preferred Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Contingent Convertible Preferred Security is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, except as aforesaid, prevent the concurrent assertion or employment of any other appropriate right or remedy, to the extent permitted by applicable law.

Section 6.13. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of a Contingent Convertible Preferred Security to exercise any right or remedy accruing upon any Enforcement Event shall impair any such right or remedy or constitute a waiver of any such Enforcement Event or an acquiescence therein, except as otherwise provided in applicable law. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Contingent Convertible Preferred Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 6.14. Control by Holders. Subject to Section 7.04(e), the Holders of a majority in aggregate Liquidation Preference of the Outstanding Contingent Convertible Preferred Securities of the relevant series, by Act, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or exercising any trust or power conferred on the Trustee hereunder, with respect to the Contingent Convertible Preferred Securities of such series; provided that:

(a) such direction shall not be in conflict with any rule of law or with this Contingent Convertible Preferred Securities Indenture or with the Contingent Convertible Preferred Securities of any series;

(b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the rights of the other Holders of Contingent Convertible Preferred Securities of such series not joining in such action; and

(c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.15. Undertaking for Costs. All parties to this Contingent Convertible Preferred Securities Indenture agree, and each Holder and beneficial owner of any Contingent Convertible Preferred Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Contingent Convertible Preferred Securities Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in Liquidation Preference of the Outstanding Contingent Convertible Preferred Securities of a series, or to any suit instituted by any Holder for the enforcement of the payment of the Liquidation Preference (and premium, if any) of, any Distribution (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09) on, or any Additional Amounts with respect to, any Contingent Convertible Preferred Security on or after the dates upon which such amounts become due and payable pursuant to the terms expressed in such Contingent Convertible Preferred Security (or, in the case of redemption on or after the Redemption Date).

Section 6.16. Waiver of Past Enforcement Events. (a) Holders of not less than a majority in aggregate Liquidation Preference of the Outstanding Contingent Convertible Preferred Securities of any series may on behalf of the Holders of all the Contingent Convertible Preferred Securities of such series, by Act, waive any past Enforcement Event that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate Liquidation Preference of the Outstanding Contingent Convertible Preferred Securities of any series shall not be entitled to waive (i) any past Enforcement Event that results from a Liquidation Event and (ii) any Enforcement Event in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Contingent Convertible Preferred Security of such series affected.

(b) Upon the occurrence of any waiver permitted by paragraph (a) above, such Enforcement Event shall cease to exist, and any Enforcement Event with respect to the Contingent Convertible Preferred Securities arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Contingent Convertible Preferred Securities Indenture, but no such waiver shall extend to any subsequent or other Enforcement Event or impair any right consequent thereon.

Article 7

THE TRUSTEE

Section 7.01. Certain Duties and Responsibilities.

(a) Except during the continuance of an Enforcement Event,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Contingent Convertible Preferred Securities Indenture and the Trust Indenture Act, and no implied covenants or obligations shall be read into this Contingent Convertible Preferred Securities Indenture against the Trustee, except as otherwise required by the Trust Indenture Act; and

(ii) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) If an Enforcement Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Contingent Convertible Preferred Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Contingent Convertible Preferred Securities Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this Section 7.01(c) shall not be construed to limit the effect of subsection (a)(i) or subsection (d) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate Liquidation Preference of the Outstanding Contingent Convertible Preferred Securities of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Contingent Convertible Preferred Securities Indenture with respect to the Contingent Convertible Preferred Securities of such series;

(d) No provision of this Contingent Convertible Preferred Securities Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(e) Whether or not therein expressly so provided, every provision of this Contingent Convertible Preferred Securities Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02. Spanish Tax Procedures. In connection with each payment made on any Payment Date (as defined in Appendix 1 attached hereto) in respect of the issued Contingent Convertible Preferred Securities hereunder, the Paying Agent shall comply with the tax procedures set forth in Appendix 1 hereto. The Paying Agent shall have no duty or responsibility to comply with other Spanish tax obligations arising out of this Contingent Convertible Preferred Securities Indenture. The Company shall be responsible for the payment of any and all amounts due under the Contingent Convertible Preferred Securities. Therefore, the Paying Agent shall not be liable for any amounts owed to any person due to the Paying Agent’s failure to properly comply with the tax procedures referred to in this Section 7.02 and Appendix 1 hereto, except such as may result from the negligence, willful misconduct or fraud of the Paying Agent or any of its employees. The Paying Agent may request and rely conclusively upon any instructions from the Company in respect of any action necessary or required to be taken by the Paying Agent pursuant to this Section 7.02 and Appendix 1 hereto; provided, however, in no event shall the Paying Agent be required to expend or risk its own funds in the performance of any of its duties pursuant to this Section 7.02 and Appendix 1 hereto, or be obligated to take any legal or other action which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification and security.

Section 7.03. Notice of Enforcement Events. Within 90 days after the occurrence of any Enforcement Event hereunder with respect to Contingent Convertible Preferred Securities of any series of which a Responsible Officer of the Trustee has received written notice, the Trustee shall transmit in the manner and to the extent provided in Section 1.06 to Holders of Contingent Convertible Preferred Securities of such series notice of such Enforcement Event hereunder of which the Trustee has received written notice, unless such Enforcement Event shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of Contingent Convertible Preferred Securities of such series.

Section 7.04. Certain Rights of Trustee. Subject to the provisions of Section 7.01 and Sections 315(a) through 315(d) of the Trust Indenture Act:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Contingent Convertible Preferred Securities Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and/or an Opinion of Counsel;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Contingent Convertible Preferred Securities Indenture at the request or direction of any of the Holders pursuant to this Contingent Convertible Preferred Securities Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation or inquiry into (i) the performance of the Company of any of its covenants set forth in this Contingent Convertible Preferred Securities Indenture and (ii) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney; provided that the Trustee shall not be entitled to such information which the Company is prevented from disclosing as a matter of law or contract;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any third-party agent or attorney appointed with due care by it hereunder; provided that the Trustee shall remain liable for the performance of its duties hereunder;

(h) anything in this Contingent Convertible Preferred Securities Indenture notwithstanding, in no event shall the Trustee be liable to the Company for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence or otherwise;

(i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Contingent Convertible Preferred Securities Indenture, unless the Trustee was negligent in ascertaining the pertinent facts;

(j) the Trustee shall not be deemed to have notice of any Enforcement Event unless a Responsible Officer of the Trustee has received, at the Corporate Trust Office of the Trustee, written notice of such an Enforcement Event and such notice references the Contingent Convertible Preferred Securities and/or this Contingent Convertible Preferred Securities Indenture and is given in the manner required by Section 1.05(a) hereof;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Contingent Convertible Preferred Securities Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Company to act hereunder; provided, however, that each such Person shall be deemed to have acknowledged, accepted and agreed to be bound, and will be bound, by Section 14.02 hereof, on the same terms as the Trustee, with respect to any BRRD Liability of the Company to any such Person;

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Contingent Convertible Preferred Securities Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(m) the permissive rights of the Trustee enumerated herein shall not be construed as duties; and

(n) the Trustee shall not be liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, civil or military disturbances, strikes, work stoppages, accidents, nuclear or natural catastrophes or fire; it being understood that the Trustee shall use reasonable best efforts which are consistent with generally accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.05. Not Responsible for Recitals or Issuance of Contingent Convertible Preferred Securities. The recitals contained herein and in the Contingent Convertible Preferred Securities, except the Trustee’s and any Authenticating Agent’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Contingent Convertible Preferred Securities Indenture or of the Contingent Convertible Preferred Securities, except that the Trustee represents and warrants that it is duly authorized to execute and deliver this Contingent Convertible Preferred Securities Indenture, authenticate the Contingent Convertible Preferred Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Contingent Convertible Preferred Securities or the proceeds thereof.

Section 7.06. May Hold Contingent Convertible Preferred Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Contingent Convertible Preferred Security Registrar and any Calculation Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Contingent Convertible Preferred Securities and, subject to Section 7.11 and Section 7.15 and Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Contingent Convertible Preferred Security Registrar, Calculation Agent or such other agent.

Section 7.07. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Moneys received by the Trustee shall be held uninvested and the Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 7.08. Compensation and Reimbursement. The Company agrees:

(a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as agreed upon in writing by the Company and the Trustee from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Contingent Convertible Preferred Securities Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or bad faith; and

(c) to indemnify the Trustee (which for the purposes of this Section 7.08(c) shall include its officers, directors, employees and agents acting on behalf of the Trustee) for, and to hold it harmless against, any loss, liability or expense (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense may be attributable to its negligence or bad faith.

In addition to, but without prejudice to its other rights under this Contingent Convertible Preferred Securities Indenture, when the Trustee incurs expenses or renders services in connection with an Enforcement Event specified in Section 6.01, the fees, costs and expenses (including the charges and expenses of its counsel) and the compensation for the services are intended, to the extent permitted under applicable law, to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

The Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after a Responsible Officer of the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Company shall be entitled to participate therein. The Trustee shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a senior lien to which the Contingent Convertible Preferred Securities are hereby made subordinate, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of Liquidation Preference (or premium, if any), Distributions or Additional Amounts on the Contingent Convertible Preferred Securities.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The Trustee’s rights to payment of its fees, reimbursement and indemnity under this Section 7.08 shall survive the payment in full of the Contingent Convertible Preferred Securities, the satisfaction and discharge of this Contingent Convertible Preferred Securities Indenture, the resignation or removal of the Trustee, the termination for any reason of this Contingent Convertible Preferred Securities Indenture and (without prejudice to Section 14.02 of this Contingent Convertible Preferred Securities Indenture if, and to the extent applicable, as set out therein) any exercise of the Spanish Bail-in Power with respect to the Contingent Convertible Preferred Securities of any series.

Section 7.09. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, Section 310(b) of the Trust Indenture Act and this Contingent Convertible Preferred Securities Indenture.

Section 7.10. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series of Contingent Convertible Preferred Securities which shall be a Person organized and doing business under the laws of the United States of America or of any state or territory or of the District of Columbia (or a corporation or other person permitted to act as Trustee by the Commission), eligible under Sections 310(a)(1), 310(a)(5) and 310(b) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by a U.S. federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.11. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.12.

(b) The Trustee may resign at any time with respect to the Contingent Convertible Preferred Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Contingent Convertible Preferred Securities of such series.

(c) The Trustee may be removed at any time with respect to the Contingent Convertible Preferred Securities of any series by Act of the Holders of a majority in aggregate Liquidation Preference of the Outstanding Contingent Convertible Preferred Securities of such series delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Contingent Convertible Preferred Securities of such series.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 7.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Contingent Convertible Preferred Security of the series as to which the Trustee has a conflicting interest for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 7.10 and shall fail to resign after written request therefor by the Company or by any Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge, or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Company Order, may remove the Trustee with respect to any or all series of Contingent Convertible Preferred Securities or (ii) subject to Section 6.15, any Holder who has been a bona fide Holder of a Contingent Convertible Preferred Security for at least six months (and, in the case of (i) above, who is a Holder of a Contingent Convertible Preferred Security of the series as to which the Trustee has a conflicting interest) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Contingent Convertible Preferred Securities of such series and the appointment of a successor Trustee or Trustees with respect to such series of Contingent Convertible Preferred Securities.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Contingent Convertible Preferred Securities of one or more series, the Company, by or pursuant to a Company Order, shall promptly appoint a successor Trustee or Trustees with respect to the Contingent Convertible Preferred Securities of such series (it being understood that any successor Trustee may be appointed with respect to the Contingent Convertible Preferred Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Contingent Convertible Preferred Securities of any particular series), and shall comply with the applicable requirements of Section 7.12. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Contingent Convertible Preferred Securities of any series shall be appointed by Act of the Holders of a majority in aggregate Liquidation Preference of the Outstanding Contingent Convertible Preferred Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.12, become the successor Trustee with respect to the Contingent Convertible Preferred Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Contingent Convertible Preferred Securities of any series shall have been so appointed by the Company or the Holders of Contingent Convertible Preferred Securities of such series and accepted appointment in the manner hereinafter required by Section 7.12, any Holder who has been a bona fide Holder of a Contingent Convertible Preferred Security of such series for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Contingent Convertible Preferred Securities of such series.

(f) The Company shall give notice to Holders of the Contingent Convertible Preferred Securities of any series of each resignation and each removal of the Trustee with respect to the Contingent Convertible Preferred Securities of such series and each appointment of a successor Trustee with respect to the Contingent Convertible Preferred Securities of such series in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Contingent Convertible Preferred Securities of such series and the address of its Corporate Trust Office.

Section 7.12. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Contingent Convertible Preferred Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee, all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 7.08.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Contingent Convertible Preferred Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Contingent Convertible Preferred Securities of each such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Contingent Convertible Preferred Securities of such series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Contingent Convertible Preferred Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Contingent Convertible Preferred Securities of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Contingent Convertible Preferred Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Contingent Convertible Preferred Securities of such series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Contingent Convertible Preferred Securities of such series to which the appointment of such successor relates shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Contingent Convertible Preferred Securities of such series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 7.08.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 7.12, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

Section 7.13. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Contingent Convertible Preferred Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Contingent Convertible Preferred Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Contingent Convertible Preferred Securities.

Section 7.14. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Contingent Convertible Preferred Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 7.15. Appointment of Authenticating Agent. The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more series of Contingent Convertible Preferred Securities which shall be authorized to act on behalf of the Trustee to authenticate Contingent Convertible Preferred Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption or Conversion thereof, or in lieu of mutilated, destroyed, lost or stolen Contingent Convertible Preferred Securities, and Contingent Convertible Preferred Securities so authenticated shall be entitled to the benefits of this Contingent Convertible Preferred Securities Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Contingent Convertible Preferred Securities Indenture to the authentication and delivery of Contingent Convertible Preferred Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Notwithstanding any other provision of this Contingent Convertible Preferred Securities Indenture, the Contingent Convertible Preferred Securities shall be issued and authenticated in New York.

Each Authenticating Agent, and the compensation to be paid to such Authenticating Agent for its services pursuant to this Section 7.15, shall be acceptable to the Company and, except as provided in or pursuant to this Contingent Convertible Preferred Securities Indenture, shall at all times be a Person that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice to Holders of the Contingent Convertible Preferred Securities of the relevant series of such appointment in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.15.

The provisions of Sections 3.12, 7.05 and 7.06 shall be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed with respect to one or more series of Contingent Convertible Preferred Securities pursuant to this Section, the Contingent Convertible Preferred Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Contingent Convertible Preferred Securities of the series designated herein referred to in the within-mentioned Contingent Convertible Preferred Securities Indenture.

Dated:

Authenticated in New York

The Bank of New York Mellon, London Branch, as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

If all of the Contingent Convertible Preferred Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Contingent Convertible Preferred Securities of a series upon original issuance located in a Place of Payment where the Company wishes to have the Contingent Convertible Preferred Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing by the Company (which writing need not be accompanied by or contained in an Officer’s Certificate by the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Contingent Convertible Preferred Securities.

Section 7.16. Appointment of Additional Trustees. The Company may appoint a Trustee for a particular series of Contingent Convertible Preferred Securities other than the Trustee named in the first paragraph of this Contingent Convertible Preferred Securities Indenture by executing and delivering an indenture supplemental hereto where such Trustee accepts such appointment as contemplated by Section 10.01(l) (it being understood that at any time there shall be only one Trustee with respect to the Contingent Convertible Preferred Securities of any particular series); provided that, at the time of such acceptance, such Trustee shall be qualified and eligible under this Article 7. Upon such acceptance, such Trustee shall be vested with all the rights, powers, trusts and duties of a Trustee under this Contingent Convertible Preferred Securities Indenture with respect to the Contingent Convertible Preferred Securities of such series.

Section 7.17. Tax Withholding. Any amounts to be paid by the Company on the Contingent Convertible Preferred Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and the Company shall not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

In order to enable the Trustee and the Paying Agent to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) in effect from time to time, including, without limitation FATCA Withholding Tax (“Applicable Tax Law”) that the Company, Trustee or any Paying Agent is subject to, the Company agrees (i) to cooperate in good faith with the Trustee and each Paying Agent by providing information, to the extent within the Company’s possession, and to the extent permitted by applicable law, about the parties and/or Contingent Convertible Preferred Securities (including any modification to the terms of such Contingent Convertible Preferred Securities) that is reasonably necessary for such entity to determine whether it has tax related obligations under Applicable Tax Law and (ii) that the Trustee and each Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Tax Law. For the avoidance of doubt, neither the Trustee nor any Paying Agent shall have any obligation to gross up any payment hereunder or pay any additional amount or otherwise indemnify a Holder as a result of such withholding tax. The terms of this section shall survive the termination of this Contingent Convertible Preferred Securities Indenture or the resignation or removal of the Trustee or any Paying Agent.

Article 8

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 8.01. Company to Furnish Trustee Names and Addresses of Holders. The Company, with respect to any series of Contingent Convertible Preferred Securities, will furnish or cause to be furnished to the Trustee:

(a) not more than 15 days after each Regular Record Date (except if the Distribution payable on the Distribution Payment Date relating to such Regular Record Date is cancelled or deemed cancelled pursuant to Section 3.08 or Section 3.09), and in any event at intervals of not more than six months, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Contingent Convertible Preferred Securities as of such Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

The Company need not furnish or cause to be furnished to the Trustee pursuant to this Section 8.01 the names and addresses of Holders of Contingent Convertible Preferred Securities so long as the Trustee acts as Contingent Convertible Preferred Security Registrar with respect to such series of Contingent Convertible Preferred Securities.

Section 8.02. Preservation of Information; Communication to Holders.

(a) The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 8.01 and (ii) received by the Trustee in its capacity as Paying Agent or Contingent Convertible Preferred Security Registrar (if so acting). The Trustee may dispose of any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

(b) The rights of the Holders of Contingent Convertible Preferred Securities of any series to communicate with other Holders with respect to their rights under this Contingent Convertible Preferred Securities Indenture or under the Contingent Convertible Preferred Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder, by receiving and holding a Contingent Convertible Preferred Security, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section 8.02 or otherwise made pursuant to the Trust Indenture Act.

Section 8.03. Reports by Trustee.

(a) On or before May 15 in each year following the date hereof, so long as any Contingent Convertible Preferred Securities are Outstanding hereunder, the Trustee shall transmit to Holders as provided in the Trust Indenture Act a brief report dated as of a date required by and in compliance with Section 313(a) of the Trust Indenture Act. The Trustee shall transmit reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Trustee has been notified that the Contingent Convertible Preferred Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when Contingent Convertible Preferred Securities are listed on any securities exchange.

Section 8.04. Reports by Company. So long as any Contingent Convertible Preferred Securities are Outstanding, the Company shall:

(a) file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 or 15(d) of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate);

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Contingent Convertible Preferred Securities Indenture as may be required from time to time by such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate); and

(c) transmit to Holders, in the manner and to the extent required by the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs 8.04(a) and 8.04(b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Article 9

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 9.01. Company May Consolidate, Etc., Only on Certain Terms. The Company may, without the consent of Holders of any Contingent Convertible Preferred Securities of any series Outstanding under this Contingent Convertible Preferred Securities Indenture, consolidate or amalgamate with or merge into any other Person or Persons (whether or not affiliated with the Company) or sell, convey or transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (whether or not affiliated with the Company); provided that:

(a) any Person formed by any consolidation, amalgamation or merger, or any transferee or lessee of the Company’s assets shall, except where such assumption is automatic by operation of law, expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all obligations of the Company under this Contingent Convertible Preferred Securities Indenture;

(b) immediately after giving effect to such consolidation, amalgamation, merger, conveyance, transfer or lease, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing;

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(d) except where the successor entity is a holding company of the Company or a wholly-owned subsidiary of the Company, immediately prior to such assumption, the successor entity shall have ratings for long-term senior debt assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of the Company (or, if applicable, the previous successor entity) assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors).

Section 9.02. Successor Corporation Substituted. In the event of any merger, consolidation, amalgamation, conveyance, transfer or lease permitted by Section 9.01 above, Additional Amounts under the Contingent Convertible Preferred Securities of a series will thereafter be payable in respect of taxes imposed by the successor corporation’s (as defined below) jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 11.04 in respect of taxes imposed in Spain) rather than taxes imposed by Spain. Additional Amounts with respect to payments of Distributions due prior to the date of such merger, consolidation, amalgamation, conveyance, transfer or lease will be payable only in respect of taxes imposed by Spain.

The successor corporation will also be entitled to redeem the Contingent Convertible Preferred Securities in the circumstances described in, and in accordance with, Section 12.09, and to substitute or modify the terms of the Contingent Convertible Preferred Securities in the circumstances described in, and in accordance with, Section 3.20, except that if such successor corporation is not incorporated or tax resident in Spain (i) references to Spain or Spain in the definition of “Tax Event” shall be deemed to refer to the successor corporation’s jurisdiction of incorporation or tax residence, and (ii) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event shall become effective subsequent to the date of any merger, consolidation, amalgamation, conveyance, transfer or lease permitted by Section 9.01.

In the event of assumption of the Company’s obligations in connection with a merger, consolidation, amalgamation, conveyance, transfer or lease of substantially all of its assets, the Company shall be released from all obligations and covenants under this Contingent Convertible Preferred Securities Indenture or the Contingent Convertible Preferred Securities, as the case may be, and the acquiring or resulting successor corporation (the “successor corporation”) formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Contingent Convertible Preferred Securities Indenture with the same effect as if such successor corporation had been named as the Company.

Section 9.03. Assumption of Obligations. Any holding company of the Company or any wholly-owned subsidiary of the Company (the “successor entity”) may without the consent of the Holders of the Contingent Convertible Preferred Securities of any series, assume the obligations of the Company (or of any Person which shall have previously assumed the obligations of the Company) under the Contingent Convertible Preferred Securities of such series; provided that:

(a) the successor entity shall, except where such assumption is automatic by operation of law, expressly assume such obligations by an amendment to this Contingent Convertible Preferred Securities Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee;

(b) immediately after giving effect to such assumption of obligations, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article 9 and that all conditions precedent herein provided for relating to such assumption have been complied with.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Contingent Convertible Preferred Securities Indenture with respect to any such Contingent Convertible Preferred Securities with the same effect as if such successor entity had been named as the Company in this Contingent Convertible Preferred Securities Indenture, and the Company or any legal and valid successor entity which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Contingent Convertible Preferred Securities.

In the event of any assumption, Additional Amounts under the Contingent Convertible Preferred Securities of a series will thereafter be payable in respect of taxes imposed by the successor entity’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 11.04 in respect of taxes imposed in Spain) rather than taxes imposed by Spain. Additional Amounts with respect to payments of Distributions due prior to the date of such assumption will be payable only in respect of taxes imposed by Spain.

The successor entity will also be entitled to redeem the Contingent Convertible Preferred Securities in the circumstances described in, and in accordance with, Section 12.09, and to substitute or modify the terms of the Contingent Convertible Preferred Securities in the circumstances described in, and in accordance with, Section 3.20, except that if such successor entity is not incorporated or tax resident in Spain (i) references to Spain in the definition of “Tax Event” shall be deemed to refer to the successor entity’s jurisdiction of incorporation or tax residence, and (ii) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event shall become effective subsequent to the date of such assumption.

Article 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indenture without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the assumption by a successor Person of the covenants of the Company herein and in the Contingent Convertible Preferred Securities of any series;

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Contingent Convertible Preferred Securities (and, if such covenants are to be for the benefit of less than all series of Contingent Convertible Preferred Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(c) to add any additional Enforcement Events;

(d) to make changes to procedures relating to Conversion, delivery of the Common Shares, or ADSs, as applicable; provided, however, that, unless such changes are made as a result of any change in, or amendment to, any relevant laws or regulations, no such change shall adversely affect the interests of the Holders of Outstanding Contingent Convertible Preferred Securities of any series in any material respect;

(e) to add to, change or eliminate any of the provisions of this Contingent Convertible Preferred Securities Indenture, or any supplemental indenture; provided, however, that any such addition, change or elimination shall become effective only when there is no Outstanding Contingent Convertible Preferred Security of any series created prior to the execution of such supplemental indenture effecting such addition, change or elimination which would be adversely affected in any material respect by such addition, change or elimination and in respect of which such supplemental indenture would apply;

(f) to establish the form or terms of Contingent Convertible Preferred Securities of any series as permitted under Sections 2.01 or 3.01 and 10.01(e);

(g) to change any Place of Payment, so long as the Place of Payment as required by Section 3.01 (if any) is maintained;

(h) to cure any ambiguity or to correct or supplement any provision herein or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture;

(i) to vary, substitute or change specified terms of any series of Contingent Convertible Preferred Securities subject to the conditions set forth under Section 3.01, provided such action shall not adversely affect the interests of the Holders of Outstanding Contingent Convertible Preferred Securities of any series in any material respect;

(j) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Contingent Convertible Preferred Securities of one or more series and to add to or change any of the provisions of this Contingent Convertible Preferred Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.12(b);

(k) to change or eliminate any provision of this Contingent Convertible Preferred Securities Indenture or any supplemental indenture as permitted by Section 1.08;

(l) to name a Trustee for a particular series of Contingent Convertible Preferred Securities other than the Trustee named in the first paragraph of this Contingent Convertible Preferred Securities Indenture and to provide for the appropriate changes related to such appointment for a particular series of Contingent Convertible Preferred Securities;

(m) to delete, amend or supplement any provision contained herein or in any supplemental indenture as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority;

(n) to delete, amend or supplement any provision contained herein or in any supplemental indenture as a result of, and to the extent required by, Applicable Banking Regulations;

(o) with respect to any Contingent Convertible Preferred Security (including a Global Security) issued on or after the date hereof, to amend any such Contingent Convertible Preferred Security to conform to the description of the terms of such Contingent Convertible Preferred Security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such Contingent Convertible Preferred Security;

(p) to delete, amend or supplement any provision contained herein or in any supplemental indenture as a result of, and to the extent necessary to effect, the substitution or modification of any series of Contingent Convertible Preferred Securities pursuant to Section 3.20; or

(q) to change or modify any provision of this Contingent Convertible Preferred Securities Indenture or of any supplemental indenture as necessary to ensure that the Contingent Convertible Preferred Securities of any series shall be convertible into ordinary shares of Newco in the event of a Newco Scheme.

Section 10.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate Liquidation Preference of the Outstanding Contingent Convertible Preferred Securities of each series affected by such supplemental Contingent Convertible Preferred Securities Indenture (voting as a class), by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Contingent Convertible Preferred Securities Indenture or of modifying in any manner the rights of the Holders of Contingent Convertible Preferred Securities of such series under this Contingent Convertible Preferred Securities Indenture; provided, however, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Contingent Convertible Preferred Security affected thereby,

(a) change the terms of any Contingent Convertible Preferred Security to reduce the Liquidation Preference (or premium, if any) payable upon the redemption of, or the Distributions payable on any Contingent Convertible Preferred Security (without prejudice to the provisions of Article 3, including, without limitation, the right of the Company to cancel the payment of any Distributions on any Contingent Convertible Preferred Securities), or change the obligation of the Company (or its successor) to pay Additional Amounts pursuant to Section 11.04 (except as permitted by Section 9.01(a), Section 9.03(a) and Section 10.01(a)) on the Contingent Convertible Preferred Securities, or the currency in which payments under the Contingent Convertible Preferred Securities are to be made, or impair the right to institute suit for the enforcement of any such payment when due and payable on or with respect to any Contingent Convertible Preferred Security, or modify the calculation of and any adjustment to, the Conversion Price;

(b) reduce the percentage in aggregate Liquidation Preference of the Outstanding Contingent Convertible Preferred Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Contingent Convertible Preferred Securities Indenture or of certain defaults hereunder and their consequences) provided for in this Contingent Convertible Preferred Securities Indenture or reduce the requirements for a quorum or voting;

(c) modify any of the provisions of this Section 10.02 or Section 6.16 except to increase any such percentage or to provide that certain other provisions of this Contingent Convertible Preferred Securities Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Contingent Convertible Preferred Security affected thereby; or

(d) change in any manner adverse to the interests of the Holders of any Outstanding Contingent Convertible Preferred Securities the subordination provisions of the Contingent Convertible Preferred Securities or the terms and conditions of the obligations of the Company in respect of the due and punctual payment of any amounts due and payable on the Outstanding Contingent Convertible Preferred Securities, except in each of (a), (b), (c) and (d) with respect to any modification or amendment of this Contingent Convertible Preferred Securities Indenture, any supplemental indenture or any Contingent Convertible Preferred Security pursuant to a supplemental indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, Applicable Banking Regulations or the substitution or modification of any series of Contingent Convertible Preferred Securities pursuant to Section 3.20, as the case may be (in which cases neither the consent nor the affirmative vote of any Holder of an Outstanding Contingent Convertible Preferred Security affected shall be required).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Contingent Convertible Preferred Securities Indenture which has expressly been entered into solely for the benefit of one or more particular series of Contingent Convertible Preferred Securities, or which modifies the rights of the Holders of Contingent Convertible Preferred Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Contingent Convertible Preferred Securities Indenture, or the interests, of the Holders of Contingent Convertible Preferred Securities of any other series.

Section 10.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Contingent Convertible Preferred Securities Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Contingent Convertible Preferred Securities Indenture and constitutes a legal, valid and binding obligation of the Company, subject to customary exceptions. The Trustee may, but shall not be obliged to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Contingent Convertible Preferred Securities Indenture or otherwise.

Section 10.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Contingent Convertible Preferred Securities Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Contingent Convertible Preferred Securities Indenture for all purposes; and every Holder of a Contingent Convertible Preferred Security theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except as otherwise expressed therein.

Section 10.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 10.06. Reference in Contingent Convertible Preferred Securities to Supplemental Indentures. Contingent Convertible Preferred Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Contingent Convertible Preferred Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such Contingent Convertible Preferred Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Contingent Convertible Preferred Securities of such series.

Article 11

COVENANTS

Section 11.01. Payment of Liquidation Preference and Distributions. Except and to the extent as may be limited by the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, the Company covenants and agrees for the benefit of each series of Contingent Convertible Preferred Securities that it will duly and punctually pay, to the extent required by this Contingent Convertible Preferred Securities Indenture, the Liquidation Preference (and premium, if any) of and Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09) on, if any (subject to the subordination provisions of Section 13.01 and Section 3.01) the Contingent Convertible Preferred Securities of that series when due and payable in accordance with the terms of the Contingent Convertible Preferred Securities and this Contingent Convertible Preferred Securities Indenture. Except as otherwise specified, as contemplated by Section 3.01 hereof, the Trustee shall act as Principal Paying Agent with respect to any series of Contingent Convertible Preferred Securities.

Section 11.02. Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Contingent Convertible Preferred Securities an office or agency where Contingent Convertible Preferred Securities of that series may be presented or surrendered for payment, where Contingent Convertible Preferred Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Contingent Convertible Preferred Securities of that series and this Contingent Convertible Preferred Securities Indenture may be served; provided, however, that at the option of the Company in the case of definitive Contingent Convertible Preferred Securities of such series, payment of any Distributions thereon may be made by check mailed to the address of the Person entitled herein as such address shall appear in the Contingent Convertible Preferred Security Register. With respect to the Contingent Convertible Preferred Securities of any series, such office or agency in each Place of Payment shall be specified as contemplated by Section 3.01, and if not so specified, initially shall be the principal corporate trust office of The Bank of New York Mellon in New York. Unless otherwise specified pursuant to Section 3.01, the Company will maintain in the Borough of Manhattan, the City of New York, New York, an office or agency where notices and demands to or upon the Company in respect of Contingent Convertible Preferred Securities of any series and this Contingent Convertible Preferred Securities Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Trustee in New York. The Company hereby initially appoints The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286, United States, as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, the City of New York, New York) where the Contingent Convertible Preferred Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of any obligation to maintain an office or agency in each Place of Payment (except as otherwise indicated in this Section) for Contingent Convertible Preferred Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise specified with respect to any Contingent Convertible Preferred Securities pursuant to Section 3.01, if and so long as the Contingent Convertible Preferred Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, then the Company will maintain with respect to each such series of Contingent Convertible Preferred Securities, or as so required, at least one exchange rate agent.

Section 11.03. Money for Payments to be Held in Trust. If the Company shall at any time act as Paying Agent with respect to the Contingent Convertible Preferred Securities of any series, it shall, on or before each due date, if any, for payment of the Liquidation Preference (and premium, if any) of, Distributions on or Additional Amounts with respect to, any of the Contingent Convertible Preferred Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Contingent Convertible Preferred Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Contingent Convertible Preferred Securities of such series) sufficient to pay the Liquidation Preference (and premium, if any), Distributions or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Contingent Convertible Preferred Securities, it shall prior to any due date for payment of the Liquidation Preference (and premium, if any) of, Distributions on or Additional Amounts with respect to, any Contingent Convertible Preferred Securities of that series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the Liquidation Preference (and premium, if any), Distributions or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or its failure so to act. The obligation of the Company to pay any such Liquidation Preference (and premium, if any) of, Distributions on or Additional Amounts with respect to, any Contingent Convertible Preferred Securities of a series, shall be satisfied upon the deposit referred to in this paragraph. Receipt of the relevant sum by the Paying Agent shall discharge the Company’s obligations in respect of the relevant payment.

The Company will cause each Paying Agent for any series of Contingent Convertible Preferred Securities (unless such Paying Agent is the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the Liquidation Preference (and premium, if any), Distributions on or Additional Amounts with respect to Contingent Convertible Preferred Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Contingent Convertible Preferred Securities of that series) in the making of any payment, when due and payable, of Liquidation Preference (and premium, if any), Distributions or Additional Amounts on Contingent Convertible Preferred Securities of that series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Contingent Convertible Preferred Securities Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Liquidation Preference (and premium, if any) of, Distributions on or any Additional Amounts with respect to any Contingent Convertible Preferred Security of any series and remaining unclaimed for two years after such Liquidation Preference (and premium, if any), Distributions or Additional Amounts have become due and payable shall be paid to the Company on Company Request (or if then held by the Company shall be discharged from such trust); and the Holder of such Contingent Convertible Preferred Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

The Trustee and any Paying Agent promptly shall deliver or pay to the Company upon Company Request any excess money, as applicable, held by them at any time with respect to any series of Contingent Convertible Preferred Securities.

Section 11.04. Additional Amounts.

(a) Unless otherwise specified herein or unless otherwise specified as contemplated by Section 3.01, all payments of Distributions payable in respect of Contingent Convertible Preferred Securities by the Company will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Company shall (to the extent such payment can be made out of Distributable Items of the Company on the same basis as for payment of any Distribution in accordance with Article 3) pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference (and premium, if any) or other amount), such additional amounts (“Additional Amounts”) as will result in Holders of any series of Outstanding Contingent Convertible Preferred Securities receiving such amounts as they would have received in respect of such Distributions had no such withholding or deduction been required.

(b) The Company shall not be required to pay any Additional Amounts in relation to any payment in respect of any Contingent Convertible Preferred Security:

(i) to, or to a third party on behalf of, a Holder if the Holder or the beneficial owner of Contingent Convertible Preferred Securities of any series is liable for such Taxes in respect of such Contingent Convertible Preferred Security by reason of his or her having some connection with Spain other than the mere holding of such Contingent Convertible Preferred Security; or

(ii) to, or to a third party on behalf of, a Holder if the Holder or the beneficial owner has not provided such information as may be necessary to comply with any certification, information or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or beneficial owner, if such claim or compliance is required by statute, regulation or administrative practice of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from such Taxes; or

(iii) in the case of a Contingent Convertible Preferred Security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the Holder would have been entitled to Additional Amounts on presenting the same for payment on such 30th day assuming that day to have been a Business Day in such place of presentment; or

(iv) to, or to a third party on behalf of, a Holder if the Company does not receive the relevant information as may be required by Spanish tax law, regulation or binding ruling, including a duly executed and completed Payment Statement from the Paying Agent; or

(v) where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (“FATCA”), any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement relating thereto.

(c) In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the items listed in (b)(i) through (b)(v) set forth above.

(d) Additional Amounts will also not be paid with respect to any payment to a Holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the Holder.

For the purposes of (b)(iii) above, “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the Paying Agent on or before such due date, it means the first date on which, the full amount of such moneys having been so received and made available for payment to the Holders, notice to that effect is duly given to the Holders in accordance with this Contingent Convertible Preferred Securities Indenture.

Whenever in this Contingent Convertible Preferred Securities Indenture there is mentioned, in any context, the payment of Distributions on, or in respect of, any Contingent Convertible Preferred Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

(e) The payment of any Additional Amounts in respect of the Contingent Convertible Preferred Securities of any series pursuant to this Contingent Convertible Preferred Securities Indenture or any supplemental indenture is also subject to the same conditions and limitations as the payment of any Distribution, including the conditions and limitations set forth in Section 3.08.

Section 11.05. Corporate Existence. Subject to Article 9, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; provided, however, that the foregoing shall not obligate the Company to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to any Holder.

Section 11.06. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate in compliance with Section 314(a)(4) of the Trust Indenture Act.

Article 12

REDEMPTION AND PURCHASE OF CONTINGENT CONVERTIBLE PREFERRED SECURITIES

Section 12.01. Applicability of Article. Contingent Convertible Preferred Securities of any particular series shall be redeemable and may be purchased (except as otherwise specified pursuant to Section 3.01 for Contingent Convertible Preferred Securities of such series) in accordance with this Article. Any such redemption or purchase shall be in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations. The Contingent Convertible Preferred Securities of any series shall not be redeemable at the option of the Holder thereof. Except as otherwise specified pursuant to Section 3.01 for Contingent Convertible Preferred Securities of any particular series, the Contingent Convertible Preferred Securities of such series shall be redeemable in whole and not in part.

Section 12.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Contingent Convertible Preferred Securities shall be evidenced by a Board Resolution or approved by a person authorized to make such election pursuant to a Board Resolution. Unless otherwise provided as contemplated by Section 3.01 with respect to the Contingent Convertible Preferred Securities of a series, the Company shall, at least five calendar days prior, but not more than 30 calendar days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the Liquidation Preference of Contingent Convertible Preferred Securities of such series to be redeemed (which shall not be less than all).

Section 12.03. [Reserved]

Section 12.04. Redemption Procedures; Notice of Redemption.

(a) The decision to redeem the Contingent Convertible Preferred Securities of a series must be irrevocably notified by the Company to Holders of the Contingent Convertible Preferred Securities of such series upon not less than five nor more than 30 calendar days’ notice prior to the relevant Redemption Date (unless another period is specified in the Contingent Convertible Preferred Securities to be redeemed) (i) at the Company’s discretion, through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in the manner and to the extent required by Section 1.06 (in which case, such notice may be given at the Company’s request by the Trustee in the name and at the expense of the Company, provided the Company has requested the Trustee to so give notice in writing accompanied by a copy of the form of notice, and the Trustee shall give such notice by the fifth Business Day following its receipt of such request).

Failure to give notice in the manner herein provided to the Holder of any Contingent Convertible Preferred Securities designated for redemption, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Contingent Convertible Preferred Securities.

(b) Any notice of redemption to be given pursuant to Section 12.04(a)(ii) will state: the Redemption Date; the Redemption Price; that on the Redemption Date the Redemption Price will, subject to the satisfaction of the conditions set forth in this Contingent Convertible Preferred Securities Indenture, become due and payable upon each Contingent Convertible Preferred Security being redeemed and that Distributions will cease to accrue on or after that date; the place or places where the Contingent Convertible Preferred Securities are to be surrendered for payment of the Redemption Price; and the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Contingent Convertible Preferred Securities being redeemed.

(c) If the Company gives notice of redemption of the Contingent Convertible Preferred Securities of any series, then on or prior to the relevant Redemption Date, the Company will (except as provided in Section 12.04(f), Section 12.04(h) and Section 12.06):

(i) irrevocably deposit with the Principal Paying Agent funds (in the currency in which the Contingent Convertible Preferred Securities to be redeemed are payable) sufficient to pay the Redemption Price; and

(ii) give the Principal Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof.

(d) If the notice of redemption has been given on any series of Contingent Convertible Preferred Securities, and the funds deposited and instructions and authority to pay given as required above, then on the date of such deposit:

(i) Distributions on the Contingent Convertible Preferred Securities of such series shall cease to accrue (unless such deposit is made prior to the Redemption Date, in which case Distributions on the Contingent Convertible Preferred Securities of such series shall cease to accrue on the Redemption Date);

(ii) such Contingent Convertible Preferred Securities of such series will no longer be considered Outstanding (except, as provided in Section 12.04(f), if there is a Trigger Event prior to the Redemption Date or, as provided in Section 12.04(h), if the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such Contingent Convertible Preferred Securities prior to the payment of the Redemption Price to the Holders); and

(iii) the Holders of Contingent Convertible Preferred Securities of such series will no longer have any rights as Holders except the right to receive the Redemption Price (except, as provided in Section 12.04(f), if there is a Trigger Event prior to the Redemption Date or, as provided in Section 12.04(h), if the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such Contingent Convertible Preferred Securities prior to the payment of the Redemption Price to the Holders).

(e) Subject to Section 12.04(f) and Section 12.04(h), if in connection with any series of Contingent Convertible Preferred Securities the Company improperly withholds or refuses to pay the Redemption Price of the Contingent Convertible Preferred Securities of such series, Distributions will continue to accrue, except as provided in Section 3.08 and Section 3.09, at the rate specified from (and including) the Redemption Date to (but excluding) the date on which the Redemption Price is deposited with the Principal Paying Agent.

(f) The Company may not give a notice of redemption pursuant to this Section 12.04 with respect to the Contingent Convertible Preferred Securities of a series if a Trigger Event has occurred with respect to such series. If any notice of redemption of any series of Contingent Convertible Preferred Securities has been given pursuant to this Section 12.04 and a Trigger Event with respect to such series occurs prior to the Redemption Date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption of the relevant Contingent Convertible Preferred Securities on such Redemption Date and, instead, the Trigger Conversion of the Contingent Convertible Preferred Securities shall take place as provided under Article 4.

(g) If a Capital Reduction Notice has been given with respect to the Contingent Convertible Preferred Securities of a series, the Company may not give a notice of redemption pursuant to this Section 12.04 with respect to such series until the end of the Election Period. If a redemption notice is given by the Company after the end of the Election Period, unless otherwise provided as contemplated by Section 3.01 with respect to the relevant series of Contingent Convertible Preferred Securities, the Company may redeem all (but not part) of the aggregate Liquidation Preference of Contingent Convertible Preferred Securities of such series which remains outstanding following the Capital Reduction Conversion. If any notice of redemption of any series of Contingent Convertible Preferred Securities has been given pursuant to this Section 12.04 and a Capital Reduction with respect to such series occurs prior to the Redemption Date, such Capital Reduction shall be disregarded for all purposes and shall be of no force and effect with respect to such series of Contingent Convertible Preferred Securities and there shall be no conversion of such series of Contingent Convertible Preferred Securities pursuant to Section 4.02 and, instead, the redemption of the relevant Contingent Convertible Preferred Securities shall take place as provided under this Article 12. Accordingly, the provisions of Section 4.02 shall not apply to such series of Contingent Convertible Preferred Securities with respect to any such Capital Reduction and Holders and beneficial owners of such series of Contingent Convertible Preferred Securities shall be deemed to have irrevocably waived their rights under Article 418 of the Spanish Companies Act.

(h) If the Company has elected to redeem the Contingent Convertible Preferred Securities of a series but, prior to the payment of the Redemption Price to Holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of Contingent Convertible Preferred Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with this Article 12) will be due and payable.

Section 12.05. [Reserved.]

Section 12.06. Contingent Convertible Preferred Securities Payable on Redemption Date. Notice of redemption having been given as set forth in Section 12.04, and subject to Section 12.04(f) and Section 12.04(h), the Contingent Convertible Preferred Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price as described in Section 12.04(e)) such Contingent Convertible Preferred Securities shall cease to accrue Distributions. Upon surrender of any such Contingent Convertible Preferred Security for redemption in accordance with the notice of redemption, such Contingent Convertible Preferred Security shall be paid by the Company at the Redemption Price. Contingent Convertible Preferred Securities in definitive form shall be presented for redemption to the Principal Paying Agent.

Section 12.07. [Reserved]

Section 12.08. Optional Redemption. Unless otherwise specified with respect to the Contingent Convertible Preferred Securities of a particular series pursuant to Section 3.01, the Contingent Convertible Preferred Securities of such series may be redeemed, in whole but not in part, at the Redemption Price on any optional redemption date or any date during any optional redemption period, as the case may be, that may be applicable to the Contingent Convertible Preferred Securities of such series, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

Section 12.09. Optional Redemption Due to a Tax Event. Unless otherwise specified with respect to the Contingent Convertible Preferred Securities of a particular series pursuant to Section 3.01, if, on or after the date of issuance of such series of Contingent Convertible Preferred Securities, there is a Tax Event, the Contingent Convertible Preferred Securities of such series may be redeemed, in whole but not in part, at the option of the Company at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

In such case, prior to any notice of redemption of such Contingent Convertible Preferred Securities pursuant to Section 12.04, the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that a Tax Event has occurred; and (ii) an Opinion of Counsel to the effect that a Tax Event has occurred.

Section 12.10. Optional Redemption Due to a Capital Event. Unless otherwise specified with respect to the Contingent Convertible Preferred Securities of a particular series pursuant to Section 3.01, if, on or after the issue date of the Contingent Convertible Preferred Securities of such series, there is a Capital Event, the Contingent Convertible Preferred Securities of such series may be redeemed, in whole but not in part, at the option of the Company at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

In such case, prior to any notice of redemption of such Contingent Convertible Preferred Securities pursuant to Section 12.04, the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that a Capital Event has occurred; and (ii) an Opinion of Counsel to the effect that a Capital Event has occurred.

Section 12.11. Clean-up Call. Unless otherwise specified with respect to the Contingent Convertible Preferred Securities of a particular series pursuant to Section 3.01, if, on or after the issue date of the Contingent Convertible Preferred Securities of such series, Contingent Convertible Preferred Securities of such series representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the Contingent Convertible Preferred Securities of such series (including any Contingent Convertible Preferred Securities of such series issued after the issue date of such series and any Contingent Convertible Preferred Securities of such series which have been cancelled by the Trustee following their surrender for cancellation in accordance with Section 12.13) have been purchased by or on behalf of the Company or any member of the Group, the Contingent Convertible Preferred Securities of such series may be redeemed, in whole but not in part, at the option of the Company at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

Section 12.12. Cancelled Distributions Not Payable Upon Redemption. Any Distributions that have been cancelled or deemed cancelled pursuant to Sections 3.08 or 3.09 hereof shall not be payable if the Contingent Convertible Preferred Securities are redeemed pursuant to Sections 12.08, 12.09, 12.10 or 12.11.

Section 12.13. Purchases of Contingent Convertible Preferred Securities. (a) Unless otherwise specified with respect to the Contingent Convertible Preferred Securities of a particular series pursuant to Section 3.01, the Company or any member of the Group or any other legal entity acting on behalf of the Company may purchase or otherwise acquire any of the Outstanding Contingent Convertible Preferred Securities of such series at any price in the open market or otherwise, subject to such purchase being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations. Upon their acquisition, such Contingent Convertible Preferred Securities shall be surrendered to the Trustee for cancellation.

(b) Notwithstanding any other provision of this Contingent Convertible Preferred Securities Indenture and subject to compliance with the provisions of any applicable law (including the Spanish Companies Act and the Applicable Banking Regulations), the Company and/or any member of the Group may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of the Company (including Common Shares) or any depositary or other receipts or certificates representing the same without the consent of the Holders.

Article 13

SUBORDINATION OF CONTINGENT CONVERTIBLE PREFERRED SECURITIES

Section 13.01. Subordination. (a) Unless previously converted into Common Shares pursuant to Article 4 and except as provided in Section 6.02(b), the payment obligations of the Company under the Contingent Convertible Preferred Securities of a series shall be direct, unconditional, unsecured and subordinated obligations of the Company and, upon the insolvency (concurso de acreedores) of the Company, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the Contingent Convertible Preferred Securities of such series constitute an Additional Tier 1 Instrument of the Company, the payment obligations of the Company under the Contingent Convertible Preferred Securities will rank:

(i)	junior to:

(A)	any claim in respect of any unsubordinated obligations of the Company (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1º of the Insolvency Law); and

(B)

any claim in respect of any other subordinated obligations of the Company, present and future, other than under any outstanding Additional Tier 1 Instrument of the Company (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms);

(ii)

pari passu with each other and with all other claims in respect of contractually subordinated obligations of the Company under any outstanding Additional Tier 1 Instruments, present and future (and, to the extent permitted by law, pari passu with any other Parity Securities, whether so ranking by law or their terms); and

(iii)

senior to the Common Shares and any other subordinated obligations of the Company which by law rank junior to the Contingent Convertible Preferred Securities (including, to the extent permitted by law, any contractually subordinated obligations of the Company expressed by their terms to rank junior to the Contingent Convertible Preferred Securities), such that any relevant claim in respect of the Contingent Convertible Preferred Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.

The obligations of the Company under the Contingent Convertible Preferred Securities of any series are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) The Company agrees with respect to any series of Contingent Convertible Preferred Securities and each Holder and beneficial owner of Contingent Convertible Preferred Securities of any series, by his or her acquisition of a Contingent Convertible Preferred Security, will be deemed to have agreed to the subordination as described in this Section 13.01. To the extent permitted by Spanish law, each such Holder and beneficial owner will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Contingent Convertible Preferred Security. In addition, each Holder and beneficial owner of Contingent Convertible Preferred Securities of any series by his or her acquisition of the securities, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant Contingent Convertible Preferred Securities as provided in this Contingent Convertible Preferred Securities Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Section 13.02. Waiver of Right of Set-Off. Subject to applicable law, neither any Holder or beneficial owner of the Contingent Convertible Preferred Securities of any series nor the Trustee acting on behalf of the Holders of the Contingent Convertible Preferred Securities of such series may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Contingent Convertible Preferred Securities of such series or this Contingent Convertible Preferred Securities Indenture and each Holder and beneficial owner of the Contingent Convertible Preferred Securities of such series, by virtue of its holding of any Contingent Convertible Preferred Securities of such series or any interest therein, and the Trustee acting on behalf of the Holders of the Contingent Convertible Preferred Securities of such series, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any Holder or beneficial owner of a Contingent Convertible Preferred Security of any series or any interest therein by the Company in respect of, or arising under, the Contingent Convertible Preferred Securities of such series are discharged by set-off, such Holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, if a Liquidation Event shall have occurred, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Section 13.03. [Reserved]

Section 13.04. Trustee to Effectuate Subordination. Each Holder and beneficial owner of a Contingent Convertible Preferred Security by his or her acceptance thereof, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Contingent Convertible Preferred Securities provided in this Article 13 and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Section 13.05. Trustee Not Fiduciary for Senior Creditors. With respect to the senior creditors, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Contingent Convertible Preferred Securities Indenture, and no implied covenants or obligations with respect to the Senior Creditors shall be read into this Contingent Convertible Preferred Securities Indenture against the Trustee. Unless otherwise provided in any applicable law, the Trustee shall not be deemed to owe any fiduciary duty to the Senior Creditors and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Contingent Convertible Preferred Securities of the series or to the Company or to any other Person cash, property or securities to which any Senior Creditors shall be entitled by virtue of this Article or otherwise.

Section 13.06. Rights of Trustee as Senior Creditor; Preservation of Trustee’s Rights. To the extent permitted by any applicable law, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 13 with respect to any claims of senior creditors which may at any time be held by it, to the same extent as any other Senior Creditor, and nothing in this Contingent Convertible Preferred Securities Indenture or the Trust Indenture Act shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.08 and Section 7.08.

Section 13.07. Article Applicable to Paying Agents. At all times when a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 13.06 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Article 14

SPANISH BAIL-IN AND RESOLUTION ACTIONS

Section 14.01. Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power.

(a) Notwithstanding anything to the contrary in the Contingent Convertible Preferred Securities of any series, this Contingent Convertible Preferred Securities Indenture or any other agreements, arrangements or understandings between the Company and any Holder of the Contingent Convertible Preferred Securities of any series, by its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder (which, for the purposes of this Article 14, includes each holder of a beneficial interest in the Contingent Convertible Preferred Securities of any series) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Contingent Convertible Preferred Securities of any series, and may include and result in any of the following, or some combination thereof: (A) the reduction or cancellation of all, or a portion, of the Amounts Due on the Contingent Convertible Preferred Securities of any series; (B) the conversion of all, or a portion, of the Amounts Due on the Contingent Convertible Preferred Securities of any series into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Contingent Convertible Preferred Securities; (C) the cancellation of the Contingent Convertible Preferred Securities of any series; (D) the inclusion of a maturity date for the Contingent Convertible Preferred Securities of any series or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Contingent Convertible Preferred Securities of any series, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Contingent Convertible Preferred Securities of any series or the rights of the Holders thereunder or under this Contingent Convertible Preferred Securities Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Contingent Convertible Preferred Securities of any series or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Contingent Convertible Preferred Securities of a series shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Enforcement Event with respect to the Contingent Convertible Preferred Securities or under this Contingent Convertible Preferred Securities Indenture. By its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Contingent Convertible Preferred Securities of any series shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Contingent Convertible Preferred Securities of such series. Additionally, by its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Contingent Convertible Preferred Securities of such series: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the Contingent Convertible Preferred Securities of such series that is written down, converted to equity and/or cancelled under Section 6.14 of this Contingent Convertible Preferred Securities Indenture; and (ii) this Contingent Convertible Preferred Securities Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Contingent Convertible Preferred Securities of a series, so long as any Contingent Convertible Preferred Securities of such series remain Outstanding, there shall at all times be a trustee for the Contingent Convertible Preferred Securities of such series in accordance with this Contingent Convertible Preferred Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by this Contingent Convertible Preferred Securities Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Contingent Convertible Preferred Securities of such series remain Outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder shall be deemed to have authorized, directed and requested the relevant Depositary, Clearing Systems and any direct participant in any relevant Clearing System or other intermediary or depositary through which it holds such Contingent Convertible Preferred Securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Contingent Convertible Preferred Securities as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Contingent Convertible Preferred Securities of any series, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the relevant Depositary as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such Contingent Convertible Preferred Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes. No failure or delay by the Company to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.

(f) If the Company has elected to redeem the Contingent Convertible Preferred Securities of any series but, prior to the payment of the Redemption Price to Holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of Contingent Convertible Preferred Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with Article 12) will be due and payable.

(g) By its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the Contingent Convertible Preferred Securities of any series, and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(h) Each Holder that acquires Contingent Convertible Preferred Securities of any series in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this Contingent Convertible Preferred Securities Indenture to the same extent as the Holders that acquire the Contingent Convertible Preferred Securities upon their initial issuance, including, without limitation, with respect to this Article 14.

Section 14.02. BRRD Liabilities. Notwithstanding and to the exclusion of any other term of this Contingent Convertible Preferred Securities Indenture or any other agreements, arrangements or understandings between the Company and the Trustee, the Trustee acknowledges and accepts that a BRRD Liability arising under this Contingent Convertible Preferred Securities Indenture may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, and acknowledges, accepts, consents to and agrees to be bound by:

(a) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority in relation to any BRRD Liability of the Company to the Trustee, which may be imposed with or without any prior notice and (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of such BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of such BRRD Liability or outstanding amounts due thereon into shares, other securities or other obligations of the Company or another Person, and the issue to or conferral on the Trustee of any such shares, securities or obligations, including by means of an amendment, modification or variation of the terms of any BRRD Liability;

(iii) the cancellation of such BRRD Liability or outstanding amounts due thereon; and/or

(iv) the amendment or alteration of any interest, if applicable, on such BRRD Liability or outstanding amounts due thereon, and the maturity or the dates on which any payments on such BRRD Liability or outstanding amounts are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of such BRRD Liability or outstanding amounts due thereon and/or this Contingent Convertible Preferred Securities Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

The terms of this Article 14 shall survive the payment in full of the Contingent Convertible Preferred Securities, the satisfaction and discharge of this Contingent Convertible Preferred Securities Indenture with respect to any series of Contingent Convertible Preferred Securities (where such satisfaction or discharge is allowed by the terms of the relevant series of Contingent Convertible Preferred Securities), the resignation or removal of the Trustee and the termination for any reason of this Contingent Convertible Preferred Securities Indenture.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Contingent Convertible Preferred Securities Indenture to be duly executed, all as of the day and year first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ José María Caballero Cobacho
Name: José María Caballero Cobacho
Title: Authorized Representative

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE, PAYING AND CONVERSION AGENT AND PRINCIPAL PAYING AGENT

By:	/s/ Gregory Dale
Name: Gregory Dale
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON, AS CONTINGENT CONVERTIBLE PREFERRED SECURITY REGISTRAR

By:	/s/ Gregory Dale
Name: Gregory Dale
Title: Authorized Signatory

[Signature Page to Contingent Convertible Preferred Securities Indenture]

APPENDIX 1

SUMMARY OF PROCEDURES TO BE PERFORMED BY THE COMPANY AND THE PAYING AGENT IN CONNECTION WITH LAW 10/2014, OF JUNE 26, AS AMENDED, AND ROYAL DECREE 1065/2007, OF JULY 27, AS AMENDED

The following is a summary of the procedures implemented to facilitate collection of the relevant information necessary to enable the Company to comply with its reporting obligations pursuant to Additional Provision 1 of Law 10/2014 and RD 1065/2007, pursuant to Section 7.02 of the Contingent Convertible Preferred Securities Indenture to which this Appendix 1 is appended. The following is only a summary and is subject to any changes in Spanish tax law and/or regulations, or the interpretation thereof, which the Spanish tax authorities may promulgate from time to time.

For the purposes of this summary, “Payment Amount” means (i) with respect to a Distribution Payment Date, the aggregate Distribution payable on such date, and (ii) with respect to a Redemption Date, the aggregate amount of the difference, if any, between the aggregate Redemption Price of the Contingent Convertible Preferred Securities being redeemed on such date and the aggregate Liquidation Preference of such Contingent Convertible Preferred Securities provided that such difference corresponds to a Distribution or a premium paid by the Company.

“Payment Date” means a Distribution Payment Date or a Redemption Date, as applicable.

“Payment Statement” means the statement to be delivered to the Company by the Paying Agent, substantially in the form set forth in Annex I to this Appendix 1, pursuant to Section 7.02 of the Contingent Convertible Preferred Securities Indenture.

All other terms used but not defined herein shall have the meanings assigned to them in the Contingent Convertible Preferred Securities Indenture (as such term is defined in the Contingent Convertible Preferred Securities Indenture to which this Appendix 1 is appended).

(1)

Payment Statement: In connection with each payment in respect of the Contingent Convertible Preferred Securities to be made on a Payment Date, the Paying Agent shall deliver to the Company by close of business on the Business Day immediately preceding the relevant Payment Date (the “Payment Statement Time”) a duly completed and executed Payment Statement. The Payment Statement will reflect the information required to be reported at the Payment Statement Time according to RD 1065/2007. The Payment Statement may be delivered by email or in .pdf form, provided that the original of the Payment Statement is received by the Company no later than the 10th day of the month immediately following the relevant Payment Date.

(2)

Preparations for payment: The Paying Agent will prepare the credit confirmation for the Depositary based on the documentation (if any) received from The Bank of New York Mellon as custodian for the Depositary, provided that no communication to the contrary has been previously received from the Company before that time.

(3)	Payment upon delivery of the Payment Statement:

(a) The Company will transfer to the Paying Agent for value on the relevant Payment Date 100% of the gross Payment Amount.

(b) If the Payment Statement is delivered by the Paying Agent in a timely manner to the Company duly completed, the relevant payment of the Payment Amount in respect of the Contingent Convertible Preferred Securities will be made free and clear of Spanish withholding tax.

(c) On the relevant Payment Date, the Paying Agent will transfer to the Depositary 100% of the gross Payment Amount.

(d) The Depositary will credit the relevant amounts to the accounts of the holders of Contingent Convertible Preferred Securities as of the relevant record date.

(4)	Payment upon failure to deliver the Payment Statement:

(a) The Company will transfer to the Paying Agent for value on the relevant Payment Date 100% of the gross Payment Amount.

(b) If the Payment Statement is not delivered by the Paying Agent in a timely manner to the Company duly completed, then on the relevant Payment Date, the Company shall instruct the Paying Agent to withhold Spanish income tax on behalf of the Company from the relevant payment at the then applicable rate (currently 19%) corresponding to applicable Spanish tax law. In the absence of such an instruction, the Paying Agent shall pay the relevant Payment Amount free and clear of Spanish withholding tax on the Payment Date.

(c) The Depositary will credit the relevant amounts, net of the relevant percentage (currently 19%), if any, withheld by the Paying Agent in respect of applicable Spanish tax laws, to the accounts of the holders of Contingent Convertible Preferred Securities as of the relevant record date.

(d) If, after the relevant Payment Date but on or before the 10th day of the month immediately following the relevant Payment Date, the Paying Agent provides the duly completed Payment Statement to the Company, then the Company shall instruct the Paying Agent to transfer the amounts withheld in respect of the relevant payment pursuant to paragraph 4(b) above by way of reimbursement of the amounts withheld on the relevant Payment Date in respect of payments under the Contingent Convertible Preferred Securities.

(e) If the Paying Agent for any reason is unable to submit a duly completed and executed Payment Statement to the Company by the 10th day of the month immediately following the relevant Payment Date, the Paying Agent shall immediately (but in any event no later than the Business Day following the 10th day of the month immediately following the relevant Payment Date) return to the Company any remaining amount of the withholding tax (currently 19%) withheld in respect of the relevant payment, and investors will have to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Set forth in Annex I to this Appendix 1 is the annex provided by RD 1065/2007. Sections in English have been translated from the original Spanish. In the event of any discrepancy, the Spanish version will prevail.

Notices, etc.

Any notice, statement or other paper, document or communication made or given by the Company to the Paying Agent pursuant to the procedures set forth in this Appendix 1 shall be sent by email or communicated by telephone, as follows (or as the Paying Agent shall have notified the Company in writing): c/o The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (Attention: Global Corporate Trust), telephone: +44 (0) 1202 689 923; email address: corpsov4@bny.com. Any notice, statement or other paper, document or communication made or given by the Paying Agent to the Company pursuant to the procedures set forth in this Appendix 1, other than a Payment Statement, shall be sent by email or communicated by telephone, as follows (or as the Company shall have notified the Paying Agent in writing): Attention: Finance Department, telephone: +34 (91) 5378964, email address: dangel.cubero@bbva.com. Non-original copies of a Payment Statement shall be sent by email to the Company. The original copy of a duly executed and completed Payment Statement shall be sent by posted mail or courier to the Company, at the following address: Calle Azul 4, 28050 Madrid, Spain (Attention: Ignacio Echevarría and Daniel Cubero).

2

Annex I

FORM OF PAYMENT STATEMENT TO BE DELIVERED BY THE PAYING AGENT

[English translation provided for informational purposes only]

Modelo de declaración a que se refieren los apartados 3, 4 y 5 del artículo 44 del Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos1

Model declaration form referred to in paragraphs 3, 4 and 5 of section 44 of the General Regulations of conduct and procedures relating to tax administration and inspection and the development of general rules of procedures for the enforcement of taxes

Don (nombre), con número de identificación fiscal (1) (…), en nombre y representación de (entidad declarante), con número de identificación fiscal (1) (….) y domicilio en (…) en calidad de (marcar la letra que proceda):

Mr. (name), with tax identification number (1) (...), in the name and on behalf of (declaring entity), with tax identification number (1) (...), with domicile in (address) acting in its capacity as (check as appropriate)

(a)	Entidad Gestora del Mercado de Deuda Pública en Anotaciones

(a)	Managing Entity of the Public Debt Book-Entry Market

(b)	Entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero

(b)	Clearing and settlement entity located outside Spain

(c)	Otras entidades que mantienen valores por cuenta de terceros en entidades de compensación y liquidación de valores domiciliadas en territorio español

(c)	Other entities that hold securities on behalf of third parties in clearing and settlement systems domiciled in Spain

(d)	Agente de pagos designado por el emisor

(d)	Paying Agent appointed by the issuer

Formula la siguiente declaración, de acuerdo con lo que consta en sus propios registros:

Files the following statement, in accordance with the information set forth in its own records:

1.	En relación con los apartados 3 y 4 del artículo 44:

1.	Regarding sections 3 and 4 of section 44:

1.1	Identificación de los valores

1.1.	Identification of the securities

1.2	Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

1.2.	Date on which payment will be made (or reimbursement date in case of securities issued at a discount or segregated securities)

[1]	The Paying Agent will only need to provide responses to the questions set forth in Section 2 of this form (i.e., questions 2.1 to 2.6).

3

1.3	Importe total de los rendimientos (o importe total a reembolsar, en todo caso, si son valores emitidos al descuento o segregados)

1.3	Total amount of payment (or total amount to be reimbursed, in any event, in case of securities issued at a discount or segregated securities)

1.4

Importe de los rendimientos correspondiente a contribuyentes del Impuesto sobre la Renta de las Personas Físicas, excepto cupones segregados y principales segregados en cuyo reembolso intervenga una Entidad Gestora

1.4.	Amount of payment corresponding to Spanish Individual Income Tax taxpayers, except with respect to segregated coupons and segregated principal the payment of which is handled by a Managing Entity

1.5	Importe de los rendimientos que conforme al apartado 2 del artículo 44 debe abonarse por su importe íntegro (o importe total a reembolsar si son valores emitidos al descuento o segregados)

1.5.	Amount of payment that, pursuant to section 2 of section 44, must be paid in full (or the total amount to be reimbursed in the case of securities issued at a discount or segregated securities)

2.	En relación con el apartado 5 del artículo 44:

2.	Regarding section 5 of section 44:

2.1	Identificación de los valores

2.1.	Identification of the securities

2.2	Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

2.2.	Date on which payment will be made (or reimbursement date in case of securities issued at a discount or segregated securities)

2.3	Importe total de los rendimientos (o importe total a reembolsar si son valores emitidos al descuento o segregados)

2.3	Total amount of payment[2] (or total amount to be reimbursed, in any event, in case of securities issued at a discount or segregated securities)

2.4	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero A

2.4.	Amount of payment[2] corresponding to clearing and settlement entity “A”[3] located outside Spain

2.5	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero B

2.5.	Amount of payment[2] corresponding to clearing and settlement entity “B”[4] located outside Spain

2.6	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero C

[2]

Refers to: (i) with respect to a Distribution Payment Date, the aggregate Distribution payable on such date, and (ii) with respect to a Redemption Date, the aggregate amount of the difference between the Redemption Price and the Liquidation Preference of the Securities being redeemed on such date provided that such difference corresponds to a Distribution or a premium paid by the Company.

[3]

References to A, B and C, respectively, shall be replaced by the complete name of the relevant foreign clearing and settlement entity (such as The Depository Trust Company). If there is a single foreign clearing and settlement entity, only question 2.4 need be completed.

4

2.6.	Amount of payment[2] corresponding to clearing and settlement entity “C”[4] located outside Spain[4]

Lo que declaro en ..................….a …. de ...................…de ….

I declare the above in [location] on the [day] of [month] of [year].

Name: _____________________, on behalf of The Bank of New York Mellon, as Paying Agent with respect to the securities.

(1)	En caso de personas, físicas o jurídicas, no residentes sin establecimiento permanente se hará constar el número o código de identificación que corresponda de conformidad con su país de residencia.

(1)

In case of individuals or corporations that are not resident in Spain and do not act through a permanent establishment in Spain, please include the identification number or code that corresponds in accordance with the laws of their country of residence.

[4]	To be complemented as appropriate if the relevant payment is made through more than three different clearing and settlement entities outside Spain.

5